Exhibit 10.1

Execution Version

REVOLVING CREDIT AGREEMENT

dated as of

January 16, 2013,

among

DYNEGY POWER, LLC,

as Borrower,

DYNEGY GAS INVESTMENTS HOLDINGS, LLC,

as Intermediate Holdings,

THE LENDERS PARTY HERETO,

ROYAL BANK OF CANADA,

as Administrative Agent

RBC CAPITAL MARKETS*,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS, INC.,

DEUTSCHE BANK SECURITIES INC.,

GOLDMAN SACHS BANK USA,

AND

UBS SECURITIES LLC,

as Joint Bookrunners and Joint Lead Arrangers

* RBC Capital Markets is a marketing name for the capital market activities of Royal Bank of Canada and its affiliates.

i

Table of Contents

		Page

SECTION 9.16.	Confidentiality	101

SECTION 9.17.	Lender Action	102

SECTION 9.18.	USA PATRIOT Act Notice	102

SCHEDULES

Schedule 1.01(a)	-	Subsidiary Guarantors
Schedule 1.01(b)	-	Mortgaged Property
Schedule 1.01(c)	-	Excluded Obligations
Schedule 2.01	-	Lenders and Revolving Credit Commitments
Schedule 3.07	-	Rights of First Refusal and Options with Respect to Mortgaged Properties
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.19(c)	-	Mortgage Filing Offices
Schedule 3.20	-	Real Property
Schedule 3.28	-	Deposit Accounts and Securities Accounts
Schedule 3.30	-	Permits
Schedule 4(a)	-	Local Counsel
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.10(a)	-	Permitted Capital Expenditures
Schedule 6.10(d)	-	Environmental Capital Expenditures and Proposed Legislation

EXHIBITS

Exhibit A	-	Form of Administrative Questionnaire
Exhibit B	-	Form of Assignment and Assumption
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Continuation/Conversion Notice
Exhibit E	-	Form of Prepayment Notice
Exhibit F	-	[RESERVED]
Exhibit G	-	Form of Affiliate Subordination Agreement
Exhibit H	-	Form of Local Counsel Opinion
Exhibit I	-	Form of Compliance Certificate
Exhibit J-1	-	Form of U.S. Tax Compliance Certificate
Exhibit J-2	-	Form of U.S. Tax Compliance Certificate
Exhibit J-3	-	Form of U.S. Tax Compliance Certificate
Exhibit J-4	-	Form of U.S. Tax Compliance Certificate
Exhibit K	-	[RESERVED]
Exhibit L	-	Form of Solvency Certificate

v

REVOLVING CREDIT AGREEMENT (this “Agreement”) dated as of January 16, 2013, among DYNEGY POWER, LLC, a Delaware limited liability company (the “Borrower”), DYNEGY GAS INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (“Intermediate Holdings”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), and ROYAL BANK OF CANADA (“Royal Bank”) as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders, RBC CAPITAL MARKETS, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS, INC., DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, and UBS SECURITIES LLC, as Joint Bookrunners and Joint Lead Arrangers (collectively, the “Joint Lead Arrangers”).

The Borrower has requested the Lenders to extend credit in the form of Revolving Credit Commitments in an initial aggregate principal amount of $150,000,000 (the “Revolving Credit Facility”).

The proceeds of the Revolving Loans will be used by the Borrower for working capital and other general corporate purposes of the Borrower and its Subsidiaries.

The Lenders are willing to extend such credit on the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Commodity Counterparty” shall mean any Person who, at the time the applicable Eligible Commodity Hedging Agreement is entered into, (i) in the ordinary course purchases or sells power or enters into commodity transactions and (ii)(A) has a corporate rating of BBB- or higher by S&P and a corporate family rating of Baa3 or higher by Moody’s (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if either of such ratings agencies is not then in the business of providing such ratings), or (B) whose obligations are supported by collateral, guarantees or letters of credit in a manner consistent with the then prevailing industry practice for similarly situated Persons from Persons that have the ratings described in clause (A) above.

“Acceptable Financial Counterparty” shall mean any Person who, at the time the applicable Eligible Commodity Hedging Agreement, Interest Rate/Currency Hedging Agreement or Treasury Services Agreement is entered into, (a) in the ordinary course enters into financial derivative transactions (including rate swaps, commodity hedges, swaps, futures or options) or commodity transactions (including power purchase or sale or gas purchase or sale and tolling agreements) or provides treasury services or cash management services and (b)(i) has a corporate rating of A- or higher by S&P and a corporate family rating of A3 or higher by Moody’s (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if either of such rating agencies is not then in the business of providing such ratings), or (ii) whose obligations are supported by collateral, guarantees or letters of credit in a manner consistent with the then prevailing industry practice for similarly situated Persons from Persons that have the ratings described in clause (i) above.

“Accession Agreement” shall mean the Accession Agreement dated as of January 16, 2013 entered into by Royal Bank of Canada, in its capacity as the Administrative Agent under the Loan Documents, and acknowledged by the Borrower, each Grantor and Credit Suisse AG, Cayman Islands Branch, in its capacity as the Collateral Trustee under the Intercreditor Agreement.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fee Letter” shall mean the Fee Letter dated January 16, 2013, between the Borrower and the Joint Lead Arrangers.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that, for purposes of the definition of “Eligible Assignee”, Section 6.07 and 9.04(b), the term “Affiliate” shall also include any Person that directly or indirectly owns 10% or more of any class of Equity Interests, including for the purposes of this definition, any total return swap in respect thereof or similar instrument, of the Person specified or that is an officer or director of the Person specified or an officer or director of the parent of the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit G pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Agreement” shall have the meaning assigned to such term in the introductory statement hereto.

“Agreement Value” shall mean, in respect of Hedging Obligations, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Intermediate Holdings, the Borrower or such Subsidiary would be required to pay if the agreements governing such Hedging Obligations were terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the sum of (i) the Adjusted LIBO Rate that would be payable on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a Eurodollar Revolving Loan with a one-month interest period plus (ii) 1.00% per annum; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized vendor for the purpose of displaying such rates).  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, as the case may be.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Revolving Loan, 3.25% per annum and (b) with respect to any ABR Revolving Loan, 2.25% per annum.

“Approved Fund” shall mean any Related Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean the sale, lease, conveyance, transfer or other disposition (by way of merger, or otherwise, but excluding Extraordinary Receipts), including without limitation pursuant to a transaction described in Section 6.03 by the Borrower or any of the Subsidiaries to any Person (provided that the sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole shall be governed by Section 6.05(a)) other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors’ qualifying shares) or (b) any other assets of the Borrower or any of the Subsidiaries; provided that none of the following items shall be deemed to be an Asset Sale:

(i) investments disposed of in the ordinary course of business;

(ii)  (A) the sale or lease of products, services or accounts receivable in the ordinary course of business, (B) any sale or other disposition of surplus, damaged, worn-

out or obsolete assets or property (including, without limitation, inventory, immaterial assets and property no longer commercially viable to maintain and operate) in the ordinary course of business, (C) the granting of any option or other right to purchase, or otherwise acquire property in the ordinary course of business, (D) the sale, transfer or other disposition of power, capacity, energy, ancillary services, and other products or services, or the sale of any other inventory or contracts related to any of the foregoing, (E) the sale, lease, conveyance or other disposition for value by the Borrower or any Subsidiary of fuel or emission credits in the ordinary course of business and (F) the licensing of intellectual property in the ordinary course of business;

(iii) dispositions of property subject to a Lien permitted pursuant to Section 6.02 that is transferred to the lienholder or its designee in satisfaction or settlement of such lienholder’s claim or a realization upon such Lien (other than any such property that constitutes Collateral and in respect of which the Lien in respect thereof securing the Obligations is prior to such other Lien);

(iv) sales or dispositions resulting from the exercise by a Governmental Authority of its claimed or actual power of eminent domain or dispositions otherwise required by applicable law;

(v) any sale, transfer or other disposition of property or assets related to the decommissioning or demolition of the South Bay Facility;

(vi) investments and Restricted Payments made as permitted by this Agreement;

(vii) sales, transfers or other dispositions (A) between or amongst Intermediate Holdings, the Borrower and the Subsidiary Guarantors or (B) between or amongst Subsidiaries of the Borrower that are not Loan Parties, in each case as permitted by this Agreement; and

(viii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a Fair Market Value not in excess of $5,000,000.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Credit Commitments.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean a borrowing consisting of Revolving Loans of the same Type and, in the case of Eurodollar Revolving Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean the request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

“CapEx Pullback Amount” shall have the meaning assigned to such term in Section 6.10(c).

“Capital Expenditures” shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation provided that:  (a) the purchase price of equipment or property that is (i) purchased substantially simultaneously with the trade-in of existing equipment or property, (ii) exchanged in connection with a swap of existing equipment or property or (iii) purchased or repaired with insurance proceeds and/or deductibles (promptly following receipt thereof on account of such property or equipment being replaced or repaired) shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment or property for the equipment or property being so repaired, traded in or exchanged or the amount of such insurance proceeds and/or deductibles, as the case may be and (b) any expenditure funded with warranty proceeds, proceeds from an indemnity claim, settlement payments or any other payments made to compensate such Person for any damage, defect, delay or loss relating to the expenditure being made shall not be included in Capital Expenditures to the extent such expenditure does not exceed the applicable proceeds or payments.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, for the purposes of this definition, as in effect, and as consistently applied by the Borrower on the

Closing Date, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralized Letter of Credit and Reimbursement Agreement” shall mean any letter of credit and reimbursement agreement executed by the Borrower with Credit Suisse AG, Cayman Islands Branch and Barclays Bank PLC on August 5, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time) or such other form as is agreed by the Borrower and the Term Loan Administrative Agent.

“Cash Collateralized Letters of Credit” shall mean the letters of credit issued pursuant to any Cash Collateralized Letter of Credit and Reimbursement Agreement.

“Cash Management Agreement” shall mean the Cash Management Agreement dated as of August 5, 2011 among Dynegy Administrative Services Company, the Borrower and certain of the Borrower’s Affiliates.

A “Change in Control” shall be deemed to have occurred if (a) the Parent shall cease to directly or indirectly own beneficially and of record, 50.1% of the issued and outstanding Equity Interests having ordinary voting power of the Borrower or (b) Intermediate Holdings shall cease to directly or indirectly own, beneficially and of record, at least 80% of the issued and outstanding Equity Interests of the Borrower; provided that, concurrently with any transfer by Intermediate Holdings of the Equity Interests of the Borrower permitted under this definition of “Change of Control”, the transferee thereof shall have (i) entered into a pledge agreement in substantially the same form as the Pledge Agreement and (ii) become a party to the Intercreditor Agreement, in each case (x) with the rights and obligations thereunder substantially similar to the rights and obligations of Intermediate Holdings thereunder as of the date hereof and (y) with such amendments to such agreements as are necessary to give effect to such transfer.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean the date each of the conditions set forth in Sections 4.01 and 4.02 are satisfied (or waived in accordance with the terms hereof), which date is January 16, 2013.

“CoalCo” shall mean Dynegy Midwest Generation LLC, a Delaware limited liability company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Trustee” shall mean Credit Suisse AG, Cayman Islands Branch as collateral trustee under the Guarantee and Collateral Agreement and the Intercreditor Agreement.

“Commodity Hedging Agreements” shall mean any agreement (including each confirmation entered into pursuant to any master agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase or sale agreements, fuel purchase or sale agreements, tolling agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, commercial or trading agreements, weather derivatives agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy or weather related commodity, service or risk, price or price indices for any such commodities, services or risks or any other similar derivative agreements, any renewable energy credits, carbon emission credits and any other “cap and trade” related credits, assets or attributes with an economic value and any other similar agreements, entered into by the Borrower or any Subsidiary, in each case under this definition, (i) in the ordinary course of business, or (ii) otherwise consistent with Prudent Industry Practice in order to manage fluctuations in the price or availability to the Borrower or any Subsidiary of any commodity and/or manage the risk of adverse or unexpected weather conditions.

“Commodity Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under a Commodity Hedging Agreement.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Consolidated Adjusted EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of: (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-cash charges, costs, expenses and adjustments (other than the write-down of current assets) for such period to the extent deducted from such Consolidated Net Income, (v) fees and expenses payable in cash with respect to the Transactions, (vi) any actual impairment, abandonment and restructuring (including internal reorganization) charges, costs and expenses, and (vii) adjustments on upfront premiums received or paid for financial options in periods other than the strike periods, and minus (b) without duplication (i) all cash payments made during such period with respect to any non-cash charges, costs, expenses and adjustments added to Consolidated Net Income pursuant to clause (a)(iv) above in a previous period and (ii) to the extent included in determining such

Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP;

provided that to the extent included in Consolidated Net Income, non-cash gains, losses, income and expenses resulting from mark-to-market changes on Hedging Obligations related to the generation portfolio shall be excluded in calculating “Consolidated Adjusted EBITDA”.

Notwithstanding the foregoing, Consolidated Adjusted EBITDA shall be $29,900,000, $37,300,000, $71,100,000 and $18,000,000 for the fiscal quarters ended March 31, 2012, June 30, 2012, September 30, 2012, and December 31, 2012 respectively.

“Consolidated Cash Interest Expense” shall mean, for any period, the cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting), (ii) the accretion or accrual of discounted liabilities during such period, (iii) any interest in respect of items excluded from Indebtedness in the proviso to the definition thereof, and (iv) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to Financial Accounting Standards Accounting Standards Codification No. 815—Derivatives and Hedging.

Notwithstanding the foregoing, Consolidated Cash Interest Expense shall be $25,700,000, $8,400,000, $43,000,000 and $23,800,000 for the fiscal quarters ended March 31, 2012, June 30, 2012, September 30, 2012, and December 31, 2012 respectively.

“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Borrower and the Subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Borrower and its Subsidiaries with respect to letters of credit and bankers acceptance financing), determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP.  For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to Interest Rate/Currency Hedging Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Intermediate Holdings, or any direct holding company thereof, during such period as though such charge, tax or expense had been incurred by the Borrower, to the extent that the Borrower has made or would be entitled under Section 6.06(a)(iii)(A) to make any payment to or for the account of Intermediate Holdings in respect thereof); provided that there shall be excluded:

(a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary,

(b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person’s assets are acquired by the Borrower or any Subsidiary,

(c) the income of any Person in which any other Person (other than the Borrower or a Wholly Owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a Wholly Owned Subsidiary by such Person during such period, and

(d) any gains or losses attributable to Asset Sales or other sales of assets out of the ordinary course of business.

“Consolidated Total Debt” means, at any date of determination, the aggregate principal amount of all debt for borrowed money, Capital Lease Obligations, purchase money Indebtedness and drawn letters of credit, which would be shown as indebtedness on a consolidated balance sheet of the Borrower prepared in accordance with GAAP; provided that outstanding letters of credit shall not be included in “Consolidated Total Debt” except to the extent drawn and unreimbursed for more than three Business Days.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” shall mean a customary account control agreement in form and substance reasonably satisfactory to the Collateral Trustee pursuant to which the depositary institution maintaining the relevant account agrees that the Collateral Trustee to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts) and pursuant to which such depositary institution shall agree to comply solely with the Collateral Trustee’s instructions with respect to the disposition of funds in such account upon the occurrence and continuance of an Event of Default and without the consent of any other Person.

“Credit Facilities” shall mean the revolving loan facilities provided for by this Agreement.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that has, or has a direct or indirect parent company that has, (a) failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Loans required to be funded by it or (ii) pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) notified the Borrower or the Administrative Agent in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Revolving Loan cannot be satisfied), (c) has failed, within three Business Days after the request by the Administrative Agent or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Revolving Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance to it and the Administrative Agent, (d) become the subject of a proceeding under any Debtor Relief Law or (e) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender as described above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower and each Lender.

“Disqualified Lender” shall mean (a) any competitor of the Parent or its subsidiaries that owns and operates independent power plants (a “Competitor”) and (b) any Person (other than any Person that is primarily a financial investor) who directly or indirectly owns a majority of the Equity Interests of a Competitor or is a direct or indirect subsidiary of a Competitor, in the case of the foregoing clauses (a) and (b), designated in writing by the Borrower in consultation with and reasonably acceptable to the Joint Lead Arrangers; provided that no Person shall be a “Disqualified Lender” unless such Person is specifically identified in writing by the Parent to the Joint Lead Arrangers prior to January 16, 2013 (such list, the “Disqualified Lender List”), which list may be distributed to each Lender; provided that following the Closing Date the Borrower may update the entities described in clauses (a) and (b) above not more than four times each year, with the consent of the Administrative Agent, not to be unreasonably withheld, with such new Disqualified Lender List becoming effective 10 days after approval of such list by the Administrative Agent.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Term Loan Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the first anniversary of the Term Loan Maturity Date.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Eligible Assignee” shall mean any Person (other than a natural Person) that meets the requirements to be an assignee under Sections 9.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.04(b)(iii)).

“Eligible Commodity Hedging Agreement” shall mean any Commodity Hedging Agreement entered into by the Borrower or any Subsidiary Guarantor with an Eligible Commodity Hedging Counterparty, which, individually or together with other Commodity Hedging Agreements (other than Commodity Hedging Agreements that are either unsecured, are supported by letters of credit or Guarantees from Persons that are not Loan Parties (but, in each case, not secured by all or substantially all of the assets of any Loan Party)) entered into or being entered into with such counterparty or its affiliates, is at the time entered into reasonably expected to hedge the anticipated exposure of the Borrower or the relevant Subsidiary Guarantor(s) to one or more commodity price risks relating to the business and operations of the Borrower or the relevant Subsidiary Guarantor; provided that any Commodity Hedging Agreement that is entered into to offset all or any portion of an outstanding Eligible Commodity Hedging Agreement shall constitute an Eligible Commodity Hedging Agreement so long as, at the time entered into, such offsetting Commodity Hedging Agreement, together with all other outstanding Eligible Commodity Hedging Agreements, in the aggregate, are reasonably expected to hedge the anticipated exposure of the Borrower or the relevant Subsidiary Guarantor(s) to one or more commodity price risks relating to the business and operations of the Borrower or the relevant Subsidiary Guarantor.

“Eligible Commodity Hedging Counterparty” shall mean a counterparty to an Eligible Commodity Hedging Agreement that, at the time the relevant Eligible Commodity Hedging Agreement is entered into, is either an Acceptable Commodity Counterparty or an Acceptable Financial Counterparty.

“Eligible Commodity Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under an Eligible Commodity Hedging Agreement.

“Environmental Laws” shall mean all Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements relating to either the protection of the environment or natural resources, the protection of human health and safety (as such relate to the exposure to Hazardous Materials), or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Issuance” shall mean any issuance or sale by the Borrower or any Subsidiary of any Equity Interests of the Borrower or any Subsidiary, as applicable, except in each case for (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of directors’ qualifying shares and (c) sales or issuances of common stock of the Borrower or any Subsidiary to management or employees of the Borrower or such Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulation promulgated thereunder and any successor statute.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the

Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of a failure to satisfy the minimum funding standard (as set forth in Sections 412 and 430 of the Code or Sections 302 and 303 of ERISA), in each case, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Multiemployer Plan, (f) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan pursuant to Section 4042 of ERISA, (g) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code, (h) the receipt by the Borrower or any of its ERISA Affiliates of any notice imposing Withdrawal Liability or that a Multiemployer Plan is, or is reasonably expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (i) the occurrence of a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan and with respect to which the Borrower or any Subsidiary incurs liability, (j) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) of ERISA, or a violation of Section 436 of the Code, with respect to any Plan or (k) any other event or condition with respect to a Plan or Multiemployer Plan that would reasonably be expected to result in liability of the Borrower or any Subsidiary under Title IV of ERISA (other than contributions to a Plan or premiums to the PBGC in the ordinary course).

“Eurodollar”, when used in reference to any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Excluded Assets” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Excluded Obligations” shall mean obligations existing as of the Closing Date and set forth on Schedule 1.01(c) to the extent such obligations (a) were not included on the balance sheet of the Borrower and its Subsidiaries as indebtedness at the time such other obligation was entered into and (b) were subsequently recharacterized for accounting purposes as indebtedness.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or pursuant to any Loan Document, (a) income or franchise taxes imposed on or measured by its net income or net profits, however denominated, by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or that are imposed by reason of any connection between the Administrative Agent, Lender or other recipient and any taxing jurisdiction other than a connection arising solely by executing or entering into any Loan Document, receiving payments thereunder or having been a party to, performed its obligations under, or enforced, any Loan Documents, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any U.S. federal withholding tax or backup withholding that is imposed pursuant to laws in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.20(a), (d) in the case of a Foreign Lender any U.S. federal withholding tax or backup withholding that is attributable to such Foreign Lender’s failure to comply with Sections 2.20(e) or (f), (e) any U.S federal withholding tax imposed pursuant to FATCA and (f) all penalties and interest on the foregoing amounts.

“Extraordinary Receipt” shall mean any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business, representing proceeds of casualty insurance (excluding proceeds of business interruption insurance) or condemnation awards (and payments in lieu thereof) in excess of $10,000,000 in respect of any such loss or series of events giving rise to such proceeds.

“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined by or on behalf of, in good faith, an appropriate officer or Board of Directors of the Person required to make such determination.

“FATCA” shall mean Sections 1471 through 1474 of the Code (as of the date hereof or any amended or successor provision that is substantially comparable and not materially more onerous to comply with) and any regulations or other official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“FERC” shall mean the Federal Energy Regulatory Commission.

“Financial Officer” of any Person shall mean the chief financial officer of such Person.

“Financing Transaction” shall mean the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Revolving Loans and the use of the proceeds thereof.

“Flood Program” shall mean the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.

“Foreign Lender” shall mean any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“FPA” shall mean the Federal Power Act.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“GasCo Equity Sale” shall mean the sale to one or more Persons of up to 20% (in aggregate) of the membership interests in the Borrower.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(i).

“Group Member” shall mean, collectively, the Parent, Holdings, Intermediate Holdings and each of their respective subsidiaries.

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of August 5, 2011 among the Borrower, the Subsidiaries party thereto and

Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee, for the benefit of the Secured Parties as such agreement may be amended or modified pursuant to the terms of the Intercreditor Agreement.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated as a pollutant, contaminant, or as “hazardous,” or “toxic” (or terms of similar intent or meaning), by or pursuant to any Environmental Law.

“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk, (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates and (d) agreements (including each confirmation entered into pursuant to any master agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, tolling agreements, commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements, in each case under clauses (a), (b), (c) and (d), entered into by such Person, including Commodity Hedging Obligations, Eligible Commodity Hedging Obligations and Interest Rate/Currency Hedging Obligations.

“Holdings” shall mean Dynegy Gas Holdco, LLC, a Delaware limited liability company and the parent of Intermediate Holdings.

“Immaterial Subsidiary” shall mean any Subsidiary that has assets with a book value not in excess of $50,000,000 in the aggregate for all Immaterial Subsidiaries.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and tax liabilities), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all

Synthetic Lease Obligations of such Person, (j) net obligations of such Person in respect of its Hedging Obligations, valued at the Agreement Value thereof, (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests of such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (l) all obligations of such Person as an account party in respect of letters of credit, (m) all obligations of such Person in respect of bankers’ acceptances, (n) net cash payment obligations of such Person with respect to any forward sale, prepayment or similar contract or Hedging Obligations in each case pursuant to which the Borrower or any of its Subsidiaries has received a prepayment by a counterparty thereto and (o) other transactions entered into by such Person that are not otherwise addressed in the definition of “Indebtedness” that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing); provided that “Indebtedness” shall exclude (i) in the case of clause (n) of this definition, spot and forward purchase and sales contracts that are entered into in the ordinary course of the Borrower’s or any of its Subsidiaries’ trading or power generation businesses and not intended to function primarily as a borrowing of funds and (ii) all Excluded Obligations. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner except to the extent expressly non-recourse to such Person.

“Indemnified Taxes” shall mean (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower hereunder or under any other Loan Document or any other Loan Party hereunder or under any other Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Independence” shall mean Sithe/Independence Power Partners, L.P., a Delaware limited partnership.

“Independence Capacity Contract” shall mean the Amended and Restated Energy Purchase Agreement, dated as of September 1, 2000, between Independence and Consolidated Edison Company of New York, Inc., as amended.

“Independent Manager” (a) with respect to the Borrower, shall have the meaning set forth in its Limited Liability Company Operating Agreement, (b) with respect to Intermediate Holdings, shall have the meaning set forth in its Limited Liability Company Operating Agreement and (c) with respect to Holdings, shall have the meaning set forth in its Limited Liability Company Operating Agreement.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intercreditor Agreement” shall mean that certain Collateral Trust and Intercreditor Agreement dated as of August 5, 2011 among the Borrower, Intermediate Holdings, the Subsidiary Guarantors, the Collateral Trustee and each other Person from time to time party thereto.

“Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated Adjusted EBITDA for such Test Period to (b) Consolidated Cash Interest Expense for such Test Period.

“Interest Payment Date” shall mean (a) with respect to any ABR Revolving Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Revolving Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months, or, to the extent agreed by each Lender of such Eurodollar Borrowing, 9 or 12 months or less than one month thereafter, as the Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, (c) no Interest Period for any Revolving Loan shall extend beyond the maturity date of such Revolving Loan.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing and (d) in the case of any ABR Revolving Loan bearing interest in accordance with clause (c) of the definition of “Alternate Base Rate”, the Interest Period shall be one month only.

“Interest Rate/Currency Hedging Agreement” shall mean any agreement of the type described in clauses (a), (b) or (c) of the definition of “Interest Rate/Currency Hedging Obligations”.

“Interest Rate/Currency Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, in each case under clauses (a), (b) and (c), entered into by such Person in the ordinary course of business and not for speculative purposes.

“Intermediate Holdings” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“IP Rights” shall have the meaning assigned to such term in Section 3.25.

“IRS” shall mean the United States Internal Revenue Service.

“Joint Lead Arrangers” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Lender Parties” shall have the meaning assigned to such term in Section 9.06.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 and (b) any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Liability Company Operating Agreement” shall mean (1) with respect to the Borrower, the limited liability company operating agreement, dated August 5, 2011 of Dynegy Power, LLC, (2) with respect to Intermediate Holdings, the limited liability company operating agreement, dated August 5, 2011 of Dynegy Gas Investments Holdings, LLC and (3) with respect to Holdings, the limited liability company operating agreement, dated August 5, 2011 of Dynegy Gas Holdco, LLC.

“Loan Documents” shall mean this Agreement, the Security Documents, the Intercreditor Agreement, the Accession Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.04(e) and any other document executed in connection with the foregoing.

“Loan Parties” shall mean Intermediate Holdings, the Borrower and the Subsidiary Guarantors.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower and the Subsidiaries, taken as a whole, (b) a materially adverse effect on the Collateral, taken as a whole, (c) a material impairment of the ability of the Borrower or the Loan Parties to perform any of their material obligations under any Loan Document or (d) a material impairment of the rights and remedies of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” shall mean Indebtedness (other than the Revolving Loans), or obligations in respect of Hedging Obligations, of any one or more of Intermediate Holdings, the Borrower or any Subsidiary in an aggregate principal amount exceeding $50,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Intermediate Holdings, the Borrower or any Subsidiary in respect of any of Hedging Obligations at any time shall be the Agreement Value of such Hedging Obligations at such time.

“Material Project Documents” shall mean (a) any Cash Management Agreement and any Services Agreement, in each case including any subsequent amendments, and (b) any Replacement Project Document entered into in replacement thereof in accordance with the terms hereof.

“Material Subsidiary” shall mean, at any date of determination, any Domestic Subsidiary of the Borrower acquired or organized after the Closing Date (a) whose gross revenues as of the most recent available and delivered quarterly or year-end financial statements of such Subsidiary and its subsidiaries were equal to or greater than 3% of the consolidated gross revenues of the Borrower and its Subsidiaries for the four-quarter period immediately prior to such date or (b) whose total assets as of the most recent available quarterly or year-end financial statements were equal to or greater than 3% of the total assets of the Borrower and its Subsidiaries at such date, in each case determined in accordance with GAAP.

“Maturity Date” shall mean the date that is 364 days after the date hereof.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minority Investment” shall have the meaning assigned to such term in Section 6.04(h).

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage Modification” shall mean the mortgage modifications required to be delivered by the Borrower and the other applicable Grantors to the Collateral Trustee pursuant to Section 5.5(d)(1) of the Intercreditor Agreement and Section 4.01(j) hereof.

“Mortgaged Properties” shall mean, the real properties owned in fee by the Loan Parties specified on Schedule 1.01(b), and shall include each other parcel of real property and improvements thereto (inclusive of any Project thereon) with respect to which a Mortgage is granted pursuant to Section 5.12, in each case with a value (determined in good faith by the Borrower) in excess of $25,000,000; provided that notwithstanding the foregoing, each of the Loan Parties’ Projects owned in fee by the Loan Parties, whether or not in operation as of the Closing Date, shall be “Mortgaged Properties”.

“Mortgages” shall mean the mortgages, deeds of trust, deeds to secure debt, assignments of leases and rents, to the extent required by applicable law, modifications and other similar security documents, each delivered pursuant to Section 5.12 and substantially in the form of Exhibit E to the Term Loan Credit Agreement.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA, contributed to or required to be contributed to by the Borrower or any ERISA Affiliate.

“Net Cash Proceeds” shall mean with respect to any issuance or incurrence of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and fees, discounts, commissions, costs and other expenses incurred in connection therewith.

“Netting Agreement” shall mean a netting agreement, master netting agreement or other similar document having the same effect as a netting agreement or master netting agreement and, as applicable, any collateral annex, security agreement, or other similar document related to any master netting agreement (in each case in connection with contracts or transactions entered into in the ordinary course of business).

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.08(b) and (ii) has been approved by the Required Lenders.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement and the other Security Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.24.

“Other Taxes” shall mean any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document (except any such Taxes imposed with respect to an assignment of Revolving Loans (other than an assignment of Revolving Loans made at the Borrower’s request)).

“Parent” shall mean Dynegy Inc., a Delaware corporation and the ultimate parent company of the Borrower and its Subsidiaries.

“Participant” has the meaning assigned to such term in Section 9.04(f).

“Participant Register” has the meaning assigned to such term in Section 9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor statute.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B to the Guarantee and Collateral Agreement.

“Permit” shall mean any permit, authorization, registration, consent, approval, waiver, exception, variance, order, judgment, written interpretation, decree, license, exemption, publication, filing, notice to and declaration of or with, or required by, any Governmental Authority, and shall include any environmental or operating permit or license that is required for the full use, occupancy, zoning and operation of an electric power generating facility.

“Permitted Affiliate Assignee” shall mean (a) a Lender or (b) any Affiliate of a Lender or Approved Fund of a Lender, in the case of this clause (b), (i) having capital and surplus in excess of $500,000,000 and (ii) who has the ability to make the Loans contemplated by Section 2.02.

“Permitted Contracts” shall have the meaning assigned to such term in Section 6.02(r).

“Permitted Contracts Counterparty” shall have the meaning assigned to such term in Section 6.02(s).

“Permitted Investments” shall mean:

(a)           Dollars;

(b)           (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) and (ii) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in the case of each of clause (i) and (ii) above, having maturities of not more than 270 days from the date of acquisition;

(c)           certificates of deposit, demand deposits, and time deposits with maturities of not more than 270 days from the date of acquisition, bankers’ acceptances with maturities of not more than 270 days from the date of acquisition and overnight bank deposits, in each case, with any domestic branch of a commercial bank having capital and surplus in excess of $500,000,000 and (i) who is a Lender or was a Lender at the time such investment was made or (ii) whose short-term debt, or whose parent company’s short-term debt, has the highest rating obtainable from Moody’s or S&P;

(d)           repurchase obligations (including under tri-party repurchase agreements) with a term of not more than 30 days from the date of acquisition for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)           commercial paper, notes and bonds having the highest ratings obtainable from Moody’s or S&P and in each case maturing within 270 days from the date of acquisition; and

(f) investments in “money market funds” that primarily invest in investments of the type described in clauses (a) through (e) above.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 or 430 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Pledge Agreement” shall mean that certain Pledge Agreement dated as of August 5, 2011 among Intermediate Holdings and the Collateral Trustee as such agreement may be amended or modified pursuant to the terms of the Intercreditor Agreement.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Royal Bank as its prime rate in effect at its principal office in New York City and notified to the Borrower; the prime rate is a rate set by Royal Bank based upon various factors including Royal Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate; provided that if Royal Bank is replaced by a successor administrative agent pursuant to Article VIII, “Prime Rate” shall be as determined by such successor; provided, further that if such successor does not calculate a prime rate, “Prime Rate” shall mean the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time; such “Prime Rate” shall be a reference rate and shall not necessarily represent the lowest or best rate actually charged to any customer.

“Project” shall mean any (a) electrical generation plant, (b) cogeneration plant, (c) facility for the development, storage, transport or transmission of, electricity, steam, fuel, syngas or other resources for the generation of electricity or (d) facility engaged in another line of business in which the Borrower and its Subsidiaries are permitted to be engaged hereunder, in each case for which a Subsidiary or Subsidiaries of the Borrower was, is or will be (as the case may be) an owner, lessee, operator, manager or developer and shall also mean any two or more of such plants or facilities in which an interest has been acquired in a single transaction; provided that a Project shall cease to be a Project of the Borrower and its Subsidiaries at such time that the Borrower or any of its Subsidiaries ceases to have any existing or future rights or obligations (whether direct or indirect, contingent or matured) associated therewith.

“Prudent Industry Practice” shall mean those practices or methods as are commonly used or adopted by Persons in the independent power generation industry in the United States, in connection with the conduct of such industry, in each case as such practices or methods may evolve from time to time, consistent with all applicable requirements of law.

“Public Disclosure” shall mean the Parent’s most recent annual report, Form 10-K for the most recently completed fiscal year, each quarterly report on Form 10-Q or any current reports on Form 8-K (or similar reports filed on successor forms) filed since the initial filing date of such Form 10-K, in each case filed prior to the Closing Date.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“PUHCA” shall mean the Public Utility Holding Company Act of 2005.

“PURPA” shall mean Public Utility Regulatory Policies Act of 1978.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Reaffirmation Agreement” shall mean the Reaffirmation Agreement dated as of January 16, 2013 made by the Borrower, Intermediate Holdings and each Grantor in favor of Credit Suisse AG, Cayman Islands Branch (in its capacity as the Collateral Trustee under the Intercreditor Agreement), for the benefit of the Secured Parties.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates, such Person’s successors and assigns and the partners, directors, officers, employees, agents, members, Controlling Persons, trustees, administrators, managers and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Remedial Action” shall mean all actions required by applicable Environmental Law to (a) clean up, remove, treat or in any other way remediate any Release of Hazardous Materials; (b) prevent the Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (c) perform studies, investigations and monitoring related to any such Release of Hazardous Materials.

“Removal Effective Date” shall have the meaning assigned to such term in Article VIII.

“Reorganization Documents” shall mean “Reorganization Documents”, as such term is defined in the Term Loan Credit Agreement.

“Replacement Project Document” shall mean any contract entered into in replacement of an existing Material Project Document.

“Required Lenders” shall mean, at any time, Lenders having Revolving Loans representing more than 50% of the sum of all Revolving Loans outstanding at such time; provided that the Revolving Loans of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Resignation Effective Date” shall have the meaning assigned to such term in Article VIII.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Intermediate Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Intermediate Holdings, the Borrower or any Subsidiary.

“Revolving Credit Commitment” shall mean, with respect to each Lender, its obligation to make Revolving Loans to the Borrower pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (i) reduced from time to time pursuant to Section 2.09 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The aggregate amount of the Revolving Credit Commitments is $150,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Facility” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Revolving Loan” means a loan made pursuant to Section 2.02.

“Royal Bank” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Parties” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Security Documents” shall mean the Intercreditor Agreement, the Control Agreements, the Mortgages, the Pledge Agreement, the Guarantee and Collateral Agreement, the Reaffirmation Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“Services Agreement” shall mean any of the Services Agreements dated as of August 5, 2011 among the Parent and Intermediate Holdings or its subsidiaries.

“South Bay Facility” shall mean the decommissioned power generation facility owned by a Subsidiary of Borrower and located in San Diego, California.

“Specified Hedging Agreement” shall mean any Interest Rate/Currency Hedging Agreement entered into with an Acceptable Financial Counterparty.

“SPV” shall have the meaning assigned to such term in Section 9.04(i).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board.  Eurodollar Revolving Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned or held (directly or indirectly through one or more subsidiaries) or (b) which is a partnership with respect to which such parent is the sole general partner of and Controls such partnership.

“Subsidiary” shall mean any direct or indirect subsidiary of the Borrower.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(a), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

“Supermajority Lenders” shall mean, at any time, Lenders having Revolving Loans representing more than 66⅔% of the sum of all Revolving Loans outstanding at such time; provided that the Revolving Loans of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders at any time.

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP, for the purposes of this definition as in effect and consistently applied by the Borrower on the Closing Date, and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Synthetic Purchase Agreement” shall mean any swap, derivative or other agreement or combination of agreements pursuant to which the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a Person other than the Borrower or any Subsidiary of any Equity Interest or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest) the amount of which is determined by reference to the price or value at any time of any Equity Interest; provided that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

“Tax Sharing Agreement” shall mean that certain Tax Sharing Agreement dated as of August 4, 2011 among Parent, Dynegy Coal Holdco, LLC, a Delaware limited liability company, Dynegy Coal Investments Holdings, LLC, a Delaware limited liability company, CoalCo, Holdings, Intermediate Holdings, and the Borrower, as in effect as of the date hereof without giving effect to any amendment that is adverse to the Lenders in any material respects.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Administrative Agent” shall mean Credit Suisse in its capacity as administrative agent under the Term Loan Credit Agreement and any successor Term Loan Administrative Agent thereto appointed pursuant to the terms of the Term Loan Credit Agreement.

“Term Loan Credit Agreement” shall mean that certain Credit Agreement dated as of August 5, 2011, among Borrower, Intermediate Holdings, the lenders from time to time party thereto, Credit Suisse, as administrative agent and collateral trustee and the other parties party thereto, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Term Loan Documents” shall mean the “Loan Documents” as defined in the Term Loan Credit Agreement.

“Term Loan Maturity Date” shall mean the “Term Loan Maturity Date” as defined in the Term Loan Credit Agreement.

“Test Period” means a period of four consecutive fiscal quarters, with the first Test Period ending on June 30, 2013.

“Total Leverage Ratio” means the ratio, as of the last day of any Test Period, of (a) Consolidated Total Debt as of such date to (b) Consolidated Adjusted EBITDA for the Test Period ended on such date.

“Trade Date” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Transaction Costs” shall mean all fees, costs and expenses incurred or payable by the Borrower or any other Subsidiary in connection with the Financing Transactions.

“Transactions” shall mean (a) the Financing Transactions and (b) the payment of Transaction Costs.

“Treasury Services Agreement” shall mean any agreement between the Borrower or any Subsidiary and any Acceptable Financial Counterparty relating to treasury, depository, credit card, debit card, stored value cards, purchasing or procurement cards and cash management services or automated clearinghouse transfer of funds or any similar services.

“Type”, when used in respect of any Borrowing, shall refer to the Rate by reference to which interest on such Revolving Loan is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.20.

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) all terms of an accounting nature or financial nature shall be construed in accordance with GAAP.

Notwithstanding anything to the contrary contained herein, if at any time any change in GAAP would affect any computation or defined term set forth in any Loan Document, and the Borrower shall at such time or thereafter so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend the relevant provisions of the Loan Documents to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders), provided that, until so amended, such computation or defined term shall continue to be computed in conformity with GAAP but without giving effect to such identified changes to GAAP.

SECTION 1.03.  Classification of Revolving Loans and Borrowings.  For purposes of this Agreement, Revolving Loans may be classified and referred to by Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

ARTICLE II

The Credits

SECTION 2.01.  Revolving Credit Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower denominated in Dollars from time to time during the Availability Period in principal amounts as will not result in such Lender’s Revolving Loans exceeding such Lender’s Revolving Credit Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.  Revolving Loans.  (a)  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Credit Commitments.  The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required hereby.

(b)   Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Revolving Loans or Eurodollar Revolving Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Revolving Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and (ii) not less than $1,000,000; provided, further, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.  Notwithstanding anything to the contrary herein, an ABR Borrowing may be in an aggregate amount which is equal to the entire unused balance of the aggregate Revolving Credit Commitments.

(c)   Each Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time (or on the Closing Date, such earlier time as notified to the Lenders prior to the Closing Date).  The Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)   Unless the Administrative Agent shall have received notice from a Lender, prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Revolving Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.03.  Borrowing Procedure.  In order to request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the same Business Day of a proposed Borrowing or such other prior notice reasonably acceptable to the Administrative Agent.  Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; and (vi) that as of the date of such Borrowing, the conditions set forth in Section 4.02 are satisfied; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02.  If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

SECTION 2.04.  Evidence of Debt; Repayment of Revolving Loans.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid outstanding principal amount of each Revolving Loan of such Lender on the Maturity Date.

(b)   Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)   The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Revolving Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof.

(d)   The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Revolving Loans in accordance with their terms; provided, further, in the event of a conflict between the accounts maintained pursuant to paragraphs (b) and (c) above, the accounts maintained pursuant to paragraph (c) above shall govern.

(e)   Any Lender may request through the Administrative Agent that Revolving Loans made by it hereunder be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

SECTION 2.05.  Fees.  (a)   The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in the Administrative Agent Fee Letter (the “Administrative Agent Fees”).

(b)   All Administrative Agent Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent. Once paid, none of the Administrative Agent Fees shall be refundable under any circumstances.

(c)   The Borrower agrees to pay to the Administrative Agent in Dollars for the account of each Lender a commitment fee, which shall accrue at the rate of 0.50% per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which the Revolving Credit Commitments terminate.  Accrued commitment fees shall be payable in arrears on the first Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing commitment fees, a Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans.

(d)   In addition, the Borrower agrees to pay on the Closing Date upfront fees as set forth in the Fee Letter dated as of January 16, 2013 among the Borrower, Royal Bank and the Joint Lead Arrangers party thereto.

(e)   Notwithstanding the foregoing, and subject to Section 2.23, the Borrower shall not be obligated to pay any amount to (or for the account of) any Defaulting Lender pursuant to this Section 2.05.

SECTION 2.06.  Interest on Revolving Loans.  (a)  Subject to the provisions of Section 2.07, the Revolving Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)   Subject to the provisions of Section 2.07, the Revolving Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)   Interest on each Revolving Loan shall be payable on the Interest Payment Dates applicable to such Revolving Loan except as otherwise provided in this Agreement; provided that (i) in the event of any repayment or prepayment of any Revolving Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.07.  Default Interest.  All past due amounts owing under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment) for all past-due periods, payable on demand, (a) in the case of principal, at the rate otherwise applicable to such Revolving Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00% per annum.

SECTION 2.08.  Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Revolving Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Revolving Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing.  Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

SECTION 2.09.  Termination of Revolving Credit Commitments.  (a)  Unless previously terminated, the Revolving Credit Commitments shall terminate on the Maturity Date.

(b)   The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans, the aggregate Revolving Loans would exceed the aggregate Revolving Credit Commitments.

(c)   The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph (b) of this Section 2.09 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.09 shall be substantially in the form of Exhibit E (or such other form as shall be approved by the Administrative Agent) and shall be irrevocable, provided that a notice of termination delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied.  Any termination or reduction of the Revolving Credit Commitments shall be permanent.  Each reduction of the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments.

SECTION 2.10.  Conversion and Continuation of Borrowings.  The Borrower shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 11:00 a.m., New York City time, on the same Business Day as the day of conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 1:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 1:00 p.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(i)  Reserved;

(ii) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Revolving Loans comprising the converted or continued Borrowing;

(iii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iv) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Revolving Loan of such Lender resulting from such conversion and reducing the Revolving Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Revolving Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

(v) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(vi) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(vii) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(viii) Reserved; and

(ix) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Revolving Loan may be converted into, or continued as, a Eurodollar Revolving Loan.

Each notice pursuant to this Section 2.10 shall be in writing, substantially in the form of Exhibit D (or such other form as shall be approved by the Administrative Agent), and irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

SECTION 2.11.  Mandatory Prepayment of Borrowings.  In the event and on each occasion that the aggregate Revolving Loans exceed the aggregate Revolving Credit

Commitments, the Borrower shall prepay Borrowings in an aggregate amount necessary to eliminate such excess together with any fees required pursuant to Section 2.16.  Each notice pursuant to this Section 2.11 shall be in writing, substantially in the form of Exhibit E, or such other form as shall be approved by the Administrative Agent.

SECTION 2.12.  Voluntary Prepayment.  Subject to Section 2.16, the Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Revolving Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) on the same Business Day of the date of prepayment in the case of ABR Revolving Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is not less than $5,000,000.  Each notice pursuant to this Section 2.12 shall be in writing, substantially in the form of Exhibit E, or such other form as shall be approved by the Administrative Agent.

SECTION 2.13.  Reserved.

SECTION 2.14.  Reserve Requirements; Change in Circumstances.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate);

(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Eurodollar Revolving Loan made by it, or change the basis of taxation of payments in respect thereof (except for Indemnified Taxes or Other Taxes indemnified pursuant to Section 2.20 and the imposition of any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Revolving Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Revolving Loan or of maintaining its obligation to make any such Revolving Loan, or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)   If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)   A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)   Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).  The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

SECTION 2.15.  Change in Legality.  (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Revolving Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Revolving Loan, then, by written notice to the Borrower and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Revolving Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Revolving Loans will not thereafter (for such duration) be converted into Eurodollar Revolving Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Revolving Loan (or a request to continue an ABR Revolving Loan as such for an additional Interest Period or to convert a Eurodollar Revolving Loan into an ABR Revolving Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Revolving Loans made by it be converted to ABR Revolving Loans, in which event all such Eurodollar Revolving Loans shall be automatically converted to ABR Revolving Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Revolving Loans that would have been made by such Lender or the converted Eurodollar Revolving Loans of such Lender shall instead be applied to repay the ABR Revolving Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Revolving Loans.

(b)   For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Revolving Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Revolving Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

SECTION 2.16.  Breakage.  The Borrower shall indemnify each Lender against any loss or expense (but not loss of profits) that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Revolving Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Revolving Loan to an ABR Revolving Loan, or the conversion of the Interest Period with respect to any Eurodollar Revolving Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Revolving Loan to be made by such Lender (including any Eurodollar Revolving Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Revolving Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any prepayment required to be made hereunder after notice of such prepayment has been delivered by the Borrower. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error.

SECTION 2.17.  Pro Rata Treatment.  Except as required under Section 2.15 and 2.23, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Revolving Loans, each reduction of the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Revolving Credit Commitments (or, if such Revolving Credit Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Loans).  Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

SECTION 2.18.  Sharing of Setoffs.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Revolving Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them; provided that, (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than Intermediate Holdings or any subsidiary thereof.  Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

SECTION 2.19.  Payments.  (a)  The Borrower shall make each payment (including principal of or interest on any Borrowing, any Administrative Agent Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent to its account in New York, New York as the Administrative Agent may designate.  The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)   Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Administrative Agent Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Administrative Agent Fees, if applicable.

(c)   If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal and interest and fees then due hereunder, such funds shall be applied towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties.

SECTION 2.20.  Taxes.  (a)  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that, if any Indemnified Taxes (including any Other Taxes) shall be required to be deducted or withheld from such payments, then (i) the sum payable by the Borrower or any other Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the

Administrative Agent, each Lender or other recipient of such payment, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower or such Loan Party shall make such deductions or withholdings and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)   Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)   The Loan Parties shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on behalf of itself or a Lender, shall be conclusive absent manifest error.

(d)   As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)   Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without or at a reduced rate of withholding.  In addition, any Foreign Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter promptly upon the expiration, obsolescence or invalidity of any previously delivered form or information or upon the request of the Borrower or the Administrative Agent, but in each case only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party and such W-8BEN shall establish (x) with respect to payments of interest under any Loan Document an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty,

(ii) duly completed copies of IRS Form W-8ECI,

(iii) duly completed copies of IRS Form W-8EXP,

(iv) duly completed copies of IRS Form W-IMY, together with any required attachments,

(v) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (y) duly completed copies of IRS Form W-8BEN,

(vi) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct or indirect partner, or

(vii) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation or information necessary to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(f)   Any Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter promptly upon the expiration, obsolescence or invalidity of any previously delivered form or information or upon the request of the Borrower or the Administrative Agent, update such form or information or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so) duly completed copies of IRS Form W-9 or other forms or information establishing an exemption from U.S. backup withholding.

(g)   If a payment made to a Lender under any Loan Document hereunder may be subject to U.S. federal withholding tax under FATCA, such Lender shall deliver to Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by Borrower or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.20(g), the term “FATCA” shall include any amendments to FATCA after the date hereof.

(h)   If a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.20, it shall pay to the relevant Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the relevant Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event the such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

SECTION 2.21.  Assignment of Revolving Loans Under Certain Circumstances; Duty to Mitigate.  (a)  If any Lender delivers a certificate requesting compensation pursuant to Section 2.14 or any Lender delivers a notice described in Section 2.15, the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.21(b), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 2.14 and 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, such assignment will result in a reduction in such compensation, consequences or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(b)   If any Lender shall request compensation under Section 2.14, any Lender delivers a notice described in Section 2.15 or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Revolving Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 2.22.  Reserved.

SECTION 2.23.  Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)   Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.

(b)   Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, in the case of a Lender, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Revolving Loans and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Revolving Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to this Section 2.23(b).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c)   Such Defaulting Lender shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.05(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d)   If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans to be held on a pro rata basis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

Each of Intermediate Holdings and the Borrower represents and warrants to the Administrative Agent, the Collateral Trustee and each of the Lenders that:

SECTION 3.01.  Organization; Powers.  Intermediate Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such power and authority would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify or be in good standing would not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

SECTION 3.02.  Authorization.  The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation (except to the extent that the violation of any provision of law, statute, rule or regulation would not reasonably be expected to result in a Material Adverse Effect), or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (B) any material order of any Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03.  Enforceability.  This Agreement has been duly executed and delivered by Intermediate Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3.04.  Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Loan Documents or the Transactions, except for (a) recordation of the Mortgage Modifications and (b) such as have been made or obtained and are in full force and effect.

SECTION 3.05.  Financial Statements.  (a)   The Borrower has heretofore furnished to the Lenders (i) consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent as of and for the fiscal year December 31, 2011, in each case, audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants and (ii) consolidated balance sheets and related statements of income and cash flows of the Parent as of and for the fiscal quarter ended September 30, 2012, in each case, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of the Parent and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to year-end audit adjustments and the absence of footnotes.

(b)   As of the Closing Date, internally generated unaudited operating information comprised of adjusted EBITDA, gross margin, operating and maintenance expenses, and capital expenditures for the Borrower and its Subsidiaries for the fiscal year ending December 31, 2012 were prepared by the Borrower in good faith on the basis of assumptions which the Borrower believed were reasonable in light of the conditions existing at the time of delivery.

SECTION 3.06.  No Material Adverse Change.  No event, change or condition has occurred that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of Intermediate Holdings, the Borrower and the Subsidiaries, taken as a whole, since December 31, 2011 (after giving effect to the Transactions, as if such Transaction had occurred as of December 31, 2011).

SECTION 3.07.  Title to Properties; Possession Under Leases.  (a)   As of the Closing Date, each of Intermediate Holdings, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.  All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)   Each Loan Party has complied with all obligations under all leases to which it is a party and all such leases are in full force and effect other than such non-compliance or breach which would not reasonably be expected to have a Material Adverse Effect.  Each Loan Party enjoys peaceful and undisturbed possession under all such leases other than such non-compliance or breach which would not reasonably be expected to have a Material Adverse Effect.

(c)   Neither Intermediate Holdings nor the Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

(d)   Except as set forth on Schedule 3.07, no Loan Party is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

SECTION 3.08.  Subsidiaries.  Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Intermediate Holdings or the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Intermediate Holdings, the Borrower or a Subsidiary, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents) and the non-consensual liens expressly permitted by Section 6.02.

SECTION 3.09.  Litigation; Compliance with Laws.  (a)  Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against or affecting Intermediate Holdings or the Borrower or any Subsidiary or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable probability of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)   As of the Closing Date, none of Intermediate Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.  Agreements.  (a)  None of Intermediate Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(b)   None of Intermediate Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.  Federal Reserve Regulations.  (a)  No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)   No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12.  Investment Company Act.  No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13.  Use of Proceeds.  The proceeds of the Revolving Loans will be used for the ongoing working capital requirements of the Borrower and its Subsidiaries and for general corporate purposes, including the payment of the Transaction Costs.

SECTION 3.14.  Tax Returns.  Each of the material Federal, state, local and foreign Tax returns required to have been filed by or on behalf of Intermediate Holdings, the Borrower and the Subsidiaries have been timely filed and all material Taxes due and payable with respect thereto have been timely paid, except Taxes that are being contested in good faith by appropriate proceedings and for which Intermediate Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.15.  No Material Misstatements.  No information, report, financial statement, exhibit or schedule (when taken as a whole) furnished by or on behalf of Intermediate Holdings or the Borrower to the Administrative Agent or any Lender on or prior to the Closing Date in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain on the date on which such information is furnished any untrue statement of material fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Intermediate Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions (based substantially upon accounting principles consistent with the historical audited financial statements of the Parent in all material respects other than (i) the treatment of amortization of the Independence Capacity Contract and (ii) the South Bay Facility decommissioning costs) in the preparation of such financial statements in all material respects in light of the conditions existing at the time of delivery thereof in the preparation of such information, report, financial statement, exhibit or schedule, it being recognized by the Lenders, that forecasts or projections as to future events are not to be viewed as facts or a guarantee of future performance and that the actual results during the period or periods covered by the forecasts or projections may differ from the projected results included in such forecasts or projections, which differences may be material.  Notwithstanding anything to the contrary in the preceding sentence, no representation, warranty or covenant is made with respect to information of general economic or general industry nature or for which the source is any separately identified (i) third party source or (ii) other person or entity not affiliated with or acting as agent or representative for Intermediate Holdings, the Borrower or any of the Subsidiaries, and, in each case such information was not provided to such source, other person or entity by the Borrower or its Subsidiaries.

SECTION 3.16.  Employee Benefit Plans.  Except as disclosed in any Public Disclosure, each of the Borrower and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan and has performed all of its obligations under each Plan, except in each such case where any failure to so comply or perform would not result in a Material Adverse Effect.  Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service indicating that such Plan is so qualified or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of such determination letter which would cause such Plan to lose its qualified status.  Except as would not reasonably be expected to result in a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, or, except in the ordinary course, any Plan or any trust established thereunder has been or is reasonably expected to be incurred by the Borrower or any of their respective ERISA Affiliates with respect to any Plan.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto occurring prior to the Closing Date, exceed by more than $45,000,000 the Fair Market Value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto occurring prior to the Closing Date, exceed by more than $60,000,000 the Fair Market Value of the assets of all such underfunded Plans.

SECTION 3.17.  Environmental Matters.  Except as set forth in Schedule 3.17 (or as expressly disclosed in any Public Disclosure) and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Intermediate Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim or investigation with respect to any Environmental Liability (including, but not limited to, any notice of potential liability or request for information under Section 104(e) of the federal Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), Section 114 of the federal Clean Air Act or other similar statutory provisions) that has not been resolved, (iv) knows of any basis for any Environmental Liability (including any Release or threatened Release of Hazardous Materials at, on, in or under any of the real property currently or formerly owned, leased or operated by Intermediate Holdings, the Borrower or any of the Subsidiaries), or (v) knows of any facts or circumstances that would reasonably be expected to materially interfere with or prevent continued compliance with applicable Environmental Laws as presently in effect.

SECTION 3.18.  Insurance.  The properties of Intermediate Holdings and its subsidiaries are insured with financially sound and reputable insurance companies in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Intermediate Holdings and the applicable subsidiaries operates.

SECTION 3.19.  Security Documents.  (a)  The Guarantee and Collateral Agreement, upon the execution and delivery thereof by the parties thereto, created in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) upon the delivery of the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) to the Collateral Trustee, the Lien created under Guarantee and Collateral Agreement constituted a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other Person, and (ii) upon financing statements in appropriate form being filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement constituted a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral with respect to which security interests may be perfected by filing UCC financing statements, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

(b)   Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Trustee) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), Lien created under the Guarantee and Collateral Agreement constituted a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by such filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(c)   The Mortgages, as modified by the Mortgage Modifications are effective to create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the applicable Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages or the Mortgage Modifications, as the case may be, are recorded or filed, as applicable, in the offices specified on Schedule 3.19(c), the Mortgages, as modified by the Mortgage Modifications shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.20.  Location of Real Property and Leased Premises.  Schedule 3.20 lists completely and correctly as of the Closing Date all the locations where any Loan Party (a) owns real property (i) subject to a Mortgage or (ii) with a Fair Market Value in excess of (A) $25,000,000 for each property that is used in connection with a power generation facility

(inclusive of such facility) and (B) $25,000,000 for each property that is otherwise used in the business of any Loan Party or (b) leases real property for which the annual rent costs is in excess of $10,000,000 per lease, in each case exclusive of taxes, insurance premiums and other operating expenses, excluding office leases.

SECTION 3.21.  Labor Matters.  As of the date hereof and the Closing Date, (i) there are no strikes, lockouts or slowdowns against Intermediate Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Intermediate Holdings or the Borrower, threatened, (ii) the hours worked by and payments made to employees of Intermediate Holdings, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (iii) all payments due from Intermediate Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Intermediate Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Intermediate Holdings, the Borrower or such Subsidiary and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Intermediate Holdings, the Borrower or any Subsidiary is bound; in each case referred to in this Section 3.21, to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.22.  Solvency.  From and immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Revolving Loan and after giving effect to the application of the proceeds of each such Revolving Loan, (a) the fair value of the assets of each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis, at a fair valuation, will exceed their respective debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis will be able to pay their respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the respective businesses in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.23.   Material Project Documents.  Intermediate Holdings and the Borrower have delivered to the Administrative Agent a complete and correct copy of the Material Project Documents as in effect on the Closing Date.  No Loan Party or, to the knowledge of any Loan Party, any other Person party thereto is in default in the performance or compliance with any material provisions thereof.

SECTION 3.24.  Sanctioned Persons.  No Loan Party or, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of Intermediate Holdings, the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Revolving Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.25.  Intellectual Property; Licenses, Etc.  Each of Intermediate Holdings, the Borrower and each Subsidiary owns, possesses through ownership or pursuant to a binding written agreement the right to use, all of the trademarks, service marks, trade names, Internet domain names, copyrights, patents, patent rights, proprietary information, trade secrets, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of its respective businesses, without conflict with the rights of any other Person, except where the failure to so own or possess, or such conflict, would not reasonably be expected to have a Material Adverse Effect.  To the knowledge of Intermediate Holdings and the Borrower, no IP Rights, slogan or other advertising device, product, service, process, method, substance, part or other material now employed, sold or offered for sale by any Loan Party or any other Subsidiary infringes upon, violates, misuses, dilutes or misappropriates any IP Rights held by any other Person, except for any such infringement, violation, misuse, dilution or misappropriation that would not reasonably be expected to have a Material Adverse Effect.  None of Intermediate Holdings, the Borrower or any Subsidiary have received any unresolved or otherwise outstanding written claim from any Person alleging that any Loan Party or any other Subsidiary has infringed upon, violated, misused, diluted or misappropriated any IP Rights held by any other Person, except as would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.26.  Energy Regulation.  (a)  Except for regulation by FERC under FPA, PUHCA (as an exempt holding company) and PURPA, or, in the case of Independence, lightened regulation as an electric corporation and lightened and incidental regulation as a steam corporation by the New York Public Service Commission, none of Intermediate Holdings, the Borrower or any Subsidiary is subject to regulation as a public utility holding company, public utility or public service company (or similar designation) by any Governmental Authority.

(b)   Each Loan Party and each other subsidiary that makes sales of electric energy, capacity or ancillary services (other than any subsidiary that is the owner of a “qualifying facility” as such term is defined under PURPA and that is exempt from regulation under Sections 205 and 206 of the FPA pursuant to 18 C.F.R. § 292.601) has received an order from FERC granting it (i) authorization to make wholesale sales of electric energy, capacity and ancillary services at market-based rates and (ii) such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA, which order is not subject to any pending challenge, investigation, complaint, or other proceeding, except as would not reasonably be expected to result in a Material Adverse Effect and other than generic proceedings generally applicable in the industry, and FERC has not imposed any rate caps, mitigation measures, potential refunds or other limits on such market-based rate sales, other than (x) rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, capacity, or ancillary services at market-based rates in the relevant geographic markets or (y) restrictions imposed through “reliability-must-run” agreements or similar agreements with independent system operators or regional transmission organizations.

(c)   All “qualifying facilities” (if any) owned by any Loan Party or any other subsidiary continue to meet the eligibility requirements for “qualifying facilities” under PURPA and related regulations, except where failure to meet such eligibility requirements would not reasonably be expected to have a Material Adverse Effect.  All “exempt wholesale generators” and “foreign utility companies” (if any) owned by any Loan Party or any other subsidiary continue to meet the requirements for “exempt wholesale generators” and “foreign utility companies” under PUHCA and related regulations, except where failure to meet such requirements could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.27.  Sole Purpose of Intermediate Holdings.  Intermediate Holdings has been formed solely for the purpose of owning Equity Interests in the Borrower and engaging in transactions contemplated by this Agreement, and, as of the Closing Date, has not engaged in any business activity other than the negotiation, execution and to the extent applicable, performance of this Agreement and the transactions contemplated by the Loan Documents.  As of the Closing Date, Intermediate Holdings is not party to any agreements other than the Reorganization Documents to which it is a party and the Loan Documents.

SECTION 3.28.  Deposit Accounts and Securities Accounts.  Other than the deposit accounts and securities accounts set forth on Schedule 3.28, neither the Borrower nor the Subsidiary Guarantors has any deposit accounts and securities accounts other than the accounts permitted pursuant to Section 6.16(b).

SECTION 3.29.  Easements; Utilities; Services.  As of the Closing Date, and except as would not reasonably be expected to result in a Material Adverse Effect, all easements, leasehold and other similar property interests, and all utility and other services (including, to the extent applicable, gas, electrical, water and sewage services and facilities), means of transportation, facilities, other materials and other rights, that are necessary for the operation and maintenance of the Borrower’s or its Subsidiaries’ Projects in accordance in all material respects with all applicable law and regulations and the Loan Documents are available to the Borrower or the applicable Subsidiary.

SECTION 3.30.  Permits.  As of the Closing Date, except as disclosed in Schedule 3.30 or as would not reasonably be expected to result in a Material Adverse Effect, all material Permits with respect to the ownership, leasing, use, operation and maintenance of each Project that are currently required to be obtained have been issued and are in full force and effect and not subject to legal proceedings or to any unsatisfied conditions that would reasonably be expected to result in a material modification or revocation, and all applicable cure and appeal periods, as applicable, with respect thereto have expired.

SECTION 3.31.  Property Rights.  The Borrower and its Subsidiaries own, or have the right to use, all property, and have agreements in place (including pursuant to any Material Project Documents), as are reasonably necessary for the operation of their businesses, in each case except as would not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

Conditions of Lending

SECTION 4.01.  Conditions to Effectiveness.  The obligations of the Lenders to make Revolving Loans shall not become effective until the date on which each of the following conditions shall have been satisfied:

(a)   The Administrative Agent shall have received, on behalf of itself, the Lenders, a written opinion of (i) White & Case LLP, counsel for Intermediate Holdings and the Borrower, in form and substance reasonably satisfactory to the Joint Lead Arrangers and provided to the Lenders and (ii) each local counsel listed on Schedule 4(a), substantially to the effect set forth in Exhibit H, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Trustee, the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Intermediate Holdings and the Borrower hereby request such counsel to deliver such opinions.

(b)   The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders or the Administrative Agent may reasonably request.

(c)   The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02.

(d)   The Administrative Agent shall have received all Administrative Agent Fees and all other costs, fees, expenses (including legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation contemplated by the Transactions payable to the Administrative Agent or the Joint Lead Arrangers or the

Lenders to the extent due and to the extent a reasonably detailed invoice has been delivered to the Borrower at least three business days prior to the Closing Date.

(e)   (i) The Accession Agreement shall have been duly executed by the Administrative Agent and acknowledged by each Loan Party and the Collateral Trustee on the Closing Date and (ii) the Reaffirmation Agreement shall have been duly executed by the Borrower, Intermediate Holdings and each Grantor and acknowledged by the Collateral Trustee on the Closing Date.

(f)   The Joint Lead Arrangers shall have received a certificate from the chief financial officer of the Borrower, substantially in the form of Exhibit L, certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent and with supporting documentation reasonably requested by the Joint Lead Arrangers.

(g)   The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower that all requisite Governmental Authorities and material third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent material and required, all appeal periods shall have expired and there shall be no governmental, administrative or judicial action in connection with such approval or consent that would reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions.

(h)   The Lenders shall have received, to the extent requested at least five days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(i)   The Joint Lead Arrangers shall have received a certificate of a Responsible Officer of the Borrower certifying that there shall not have occurred any event, change or condition since December 31, 2011 that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), or operating results of the Borrower and its Subsidiaries, taken as a whole.

(j)   The Mortgage Modifications shall have been duly executed and delivered by the Borrower and the other applicable Grantors to the Collateral Trustee on the Closing Date.

(k)   The Joint Lead Arrangers shall have received internally generated unaudited operating information comprised of adjusted EBITDA, gross margin, operating and maintenance expenses, and capital expenditures for the Borrower and its Subsidiaries for the fiscal year ending December 31, 2012.

(l)   The Administrative Agent shall have received a copy of this Agreement executed by each of the parties party hereto.

SECTION 4.02.  Conditions to Each Credit Event.  The obligation of each Lender to make a Revolving Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)   The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02).

(b)   The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)   At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section.

ARTICLE V

Affirmative Covenants

Each of Intermediate Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and the Lenders shall have any commitments hereunder, the principal of and interest on each Revolving Loan and all Administrative Agent Fees and all other expenses or amounts payable under any Loan Document shall not have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Intermediate Holdings and the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01.  Existence; Compliance with Laws; Businesses and Properties.  (a)   Maintain and do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence except as otherwise expressly permitted under Section 6.05 or where, in the case of the Subsidiaries, failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)   Do or cause to be done all things within its control necessary to:  (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks, trade names and other IP Rights material to the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated; and (iii) comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, in each case to the extent that failure to do, when taken together with all such failures to comply with this Section 5.01(b), results in or would reasonably be expected to result in a Material Adverse Effect.

SECTION 5.02.  Insurance.  (a)  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers (provided, however, that there shall be no breach of this Section 5.02 if any such insurer becomes financially unsound and the applicable Loan Party obtains reasonably promptly insurance coverage from a different financially sound and reputable insurer); maintain such other insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts with reasonable deductibles, limits, retentions and self-insurance (including captive insurance arrangements consistent with past practices) as are customarily carried under similar circumstances by such other Persons and providing for not less than 10 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (other than as a result of non-payment of premiums) or 10 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance as a result of non-payment of premiums with respect to such insurance; cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Trustee; provided that the Collateral Trustee acknowledges and agrees that it is reasonably satisfied with the endorsement provided as of the Closing Date; provided further that the Parent shall be permitted to comply with the Borrower’s obligations under this Section 5.02 in lieu of the Borrower so doing.

(b)   If at any time the area in which the Premises (as defined in the Mortgages) are located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) obtain flood insurance in such total amount as required pursuant to, and otherwise comply with, the Flood Program.

SECTION 5.03.  Taxes.  Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or in respect of its income, profits or property, before the same shall become delinquent or in default, provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Intermediate Holdings, the Borrower or the relevant Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property or (y) such failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04.  Financial Statements, Reports, etc.  In the case of the Borrower, furnish to the Administrative Agent, which shall furnish to each Lender:

(a)   (i) for the fiscal year ending December 31, 2012, on or prior to April 15, 2013, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such fiscal year, together with comparative figures for the immediately preceding fiscal year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than a “going concern” explanatory note or similar qualification or exception solely with respect to, or resulting from, the fact that the final maturity date of any of the Revolving Loans hereunder is less than one year after the date of such opinion)) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a discussion provision reasonably acceptable to the Administrative Agent;

(b)   within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a discussion provision reasonably acceptable to the Administrative Agent and absence of footnotes;

(c)   concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer in the form of Exhibit I (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.10 and, if then required to be tested, Sections 6.17 and 6.18 and (iii) setting forth the net mark-to-market position for the Interest Rate/Currency Hedging Agreements and Eligible Commodity Hedging Agreements, in each case secured by Liens permitted pursuant to Section 6.02(k), respectively, then outstanding for each counterparty, as reasonably determined by the Borrower;

(d)   if, as a result of any change in accounting principles and policies from those used in the preparation of the financial statements delivered pursuant to Section 3.05(a), the consolidated financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.04(a) or 5.04(b) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made and if (and only if) the Borrower has made a request as described in the last paragraph of Section 1.02 with respect to one or more such changes (unless and until an amendment as contemplated by such last paragraph of Section 1.02 has been approved by the Required Lenders), then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation in form and substance reasonably satisfactory to Administrative Agent;

(e)   within 30 days after the beginning of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(f)   promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Intermediate Holdings, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(g)   promptly after the receipt thereof by Intermediate Holdings or the Borrower or any of their respective subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto;

(h)   promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(i)   promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Intermediate Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request.

Documents required to be delivered pursuant to Section 5.04(a), (b) or (f) (to the extent any such documents are filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the publicly available website of the Securities and Exchange Commission.

SECTION 5.05.  Litigation and Other Notices.  Furnish to the Administrative Agent and each Lender prompt written notice of the following promptly after any Responsible Officer of any Loan Party obtains knowledge thereof:

(a)   any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)   the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any

Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect; and

(c)   any development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

SECTION 5.06.  Information Regarding Collateral.  (a)  Furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in the jurisdiction of organization or formation of any Loan Party, (iii) in any Loan Party’s identity or legal existence or (iv) in any Loan Party’s Federal Taxpayer Identification Number. Intermediate Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Intermediate Holdings and the Borrower also agree promptly to notify the Administrative Agent and the Collateral Trustee if any material portion of the Collateral is damaged or destroyed.

(b)   In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent and the Collateral Trustee a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information, or if there has been any change, specifying such change, since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06.

(c)   Each year at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a), deliver to the Administrative Agent and the Collateral Trustee a title search by a nationally recognized title insurance company dated not earlier than December 1 of such preceding fiscal year for each Mortgaged Property showing no Liens other than Liens permitted pursuant to Section 6.02.

SECTION 5.07.  Maintaining Records; Access to Properties and Inspections; Maintenance of Ratings.  (a)  Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all financial operations. Each Loan Party will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of the Borrower or any other Loan Party at reasonable times, but no more than twice annually, or, if an Event of Default has occurred and is continuing, as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of the Borrower or any other Loan Party with the officers thereof and independent accountants therefor all at such reasonable times as may be requested; it being understood, for the avoidance of doubt, that disclosure of any information that the Borrower reasonably considers to be a trade secret or similar confidential information is subject to the provisions of Section 9.16.

(b)   The Borrower shall use commercially reasonable efforts to maintain a corporate rating from S&P.

SECTION 5.08.  Use of Proceeds.  Use the proceeds of the Revolving Loans only for the purposes set forth in Section 3.13.

SECTION 5.09.  Employee Benefits.  (a) Comply with the applicable provisions of ERISA and the Code with respect to any Plan, except where failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) furnish to the Administrative Agent as soon as possible, and in any event within ten days after the occurrence of any Responsible Officer of Intermediate Holdings, the Borrower or any ERISA Affiliate knowing or having reason to know of the forthcoming occurrence of, any ERISA Event reasonably likely to occur that, alone or together with any other ERISA Event would reasonably be expected to result in liability of Intermediate Holdings, the Borrower or any ERISA Affiliate in an aggregate amount exceeding $35,000,000, a statement of a Financial Officer of Intermediate Holdings or the Borrower setting forth details as to such ERISA Event the action, if any, that Intermediate Holdings, the Borrower or the ERISA Affiliate proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

SECTION 5.10.  Compliance with Environmental Laws.  Promptly take any and all actions within its control necessary to: (a) Comply, and cause all lessees and other Person occupying its properties to comply, in all material respects with all Environmental Laws applicable to its operations and properties; (b) obtain and renew all material environmental permits necessary for its operations and properties; (c) and conduct any Remedial Action in accordance with Environmental Laws; (d) promptly take any and all actions necessary to cure any violation of Environmental Laws; and (e) to make an appropriate response to any claim or assertion of Environmental Liability against Intermediate Holdings, the Borrower or any Subsidiary, in each case where failure to comply or take such other actions would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, however, that none of Intermediate Holdings, the Borrower or any Subsidiary shall be required to undertake any such action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

SECTION 5.11.  Environmental Disclosure, Preparation of Environmental Reports and Access.

(a)   Promptly upon the occurrence thereof, provide to the Administrative Agent, written notice describing in reasonable detail each of the following matters:  (1) any Release that would reasonably be expected to require a Remedial Action under applicable Environmental Laws or give rise to actual or asserted Environmental Liability of Intermediate Holdings, the Borrower or any Subsidiary in excess of $35,000,000, (2) any Remedial Action taken by Intermediate Holdings, the Borrower or any Subsidiary or any other Person which has a reasonable possibility of resulting Environmental Liability to Intermediate Holdings, the Borrower or any Subsidiary in excess of $35,000,000, (3) any claims or assertions of Environmental Liability against Intermediate Holdings, the

Borrower or any Subsidiary in excess of $35,000,000, or (4) Intermediate Holding’s, the Borrower’s or any Subsidiaries’ discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Project (including all Mortgaged Property, if any, with respect thereto) that would cause such Project (including all Mortgaged Property, if any, with respect thereto) or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, except for any such restriction as would not reasonably be expected to result in a Material Adverse Effect;

(b)   submit to the Administrative Agent an annual written report on the status of (A) any matter for which written notice was provided pursuant to Section 5.11(a) and (B) if reasonably requested by the Administrative Agent, other matters related to non-compliance with Environmental Law, pending or threatened claims of Environmental Liability, or Remedial Actions that would reasonably be expected to give rise to liability of or expenditures by Intermediate Holdings, the Borrower or any Subsidiary in excess of $35,000,000.  Such report shall specify in reasonable detail (1) the status of the matter including any significant developments since the date of the prior report, (2) any technical reports or material correspondence prepared or received relating to the matter, (3) the proposed plan for resolution or completion of the matter, and (4) the anticipated cost to achieve such resolution or completion of the matter. Reports shall be submitted annually until such matters have been resolved or determined no longer to be reasonably expected to give rise to liability of or expenditures by Intermediate Holdings, the Borrower or any Subsidiary in excess of $35,000,000 or, in aggregate, result in a Material Adverse Effect;

(c)   deliver to Administrative Agent with reasonable promptness, such other documents and information as may be reasonably requested from time to time by the Administrative Agent in relation to any matters addressed by Section 5.10 or this Section 5.11; provided that no Loan Party or its Subsidiaries shall be obligated to deliver (i) any information and documentation which is subject to the attorney-client privilege or with respect to which the attorney-client privilege would be waived if such information or documentation were disclosed to the Administrative Agent or any Lender, (ii) any information that is subject to a confidentiality agreement that restricts its disclosure or (iii) any information that can otherwise not be disclosed due to legal or contractual restrictions, provided that, to the extent the same will not (as determined by the Borrower) waive such privilege or breach any such obligations, such Loan Party or Subsidiary shall provide the Administrative Agent with a notice generally identifying the nature of the information withheld and shall take all reasonable steps necessary to provide Administrative Agent with the factual information contained in any such privileged document; and

(d)   with respect to any event described in Section 5.11(a), or if an Event of Default has occurred and is continuing, or if Administrative Agent reasonably believes that Intermediate Holdings, the Borrower or any Subsidiary has breached any representation, warranty or covenant contained in Sections 3.17 or 5.10 (or Sections 3.09 or 3.30, in each case, to the extent related to environmental matters):

(i) allow the Administrative Agent and its representatives to enter any Project (including all Mortgaged Property, if any, with respect thereto) at reasonable times and after reasonable notice for the purposes of observing the condition and operation of such Project (including all Mortgaged Property, if any, with respect thereto).  Such access shall include, at the reasonable request of Administrative Agent, access to relevant documents and employees of Intermediate Holdings, the Borrower or any Subsidiary and to their outside representatives, to the extent necessary to obtain necessary information related to the event at issue;

(ii) if a Default caused by reason of a breach of Sections 3.17 or 5.10 (or Sections 3.09 or 3.30, in each case, to the extent related to environmental matters) shall have occurred and be continuing for more than 20 days without Intermediate Holdings, the Borrower or any Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Parties, an environmental assessment report regarding the matters which are the subject of such Default prepared by an environmental consulting firm (the firm and the scope of such investigation to be reasonably acceptable to the Administrative Agent) and indicating, as relevant, the past or current presence or absence of Hazardous Materials or the existence of any non-compliance with Environmental Laws, together with the estimated cost of any compliance or remedial action in connection with such Default.  If an Event of Default has occurred and is continuing, and if a Loan Party does not undertake such tests and investigations in a reasonably timely manner following the request of Administrative Agent, Administrative Agent may, after reasonable advance notice, hire an environmental consultant, at the Loan Parties’ expense, to conduct such tests and investigations; and

(iii) any observations, tests or investigations of any Project (including all Mortgaged Property, if any, with respect thereto) by or on behalf of Administrative Agent shall be solely for the purpose of protecting the Lenders’ security interests and rights under the Loan Documents. The exercise of Administrative Agent’s rights under this subsection (d) shall not constitute a waiver of any default of any Loan Party or impose any liability on Administrative Agent or any of the Lenders. In no event will any observation, test or investigation by or on behalf of Administrative Agent be a representation that Hazardous Materials are or are not present in, on or under any Project (including all Mortgaged Property, if any, with respect thereto), or that there has been or will be compliance with any Environmental Law and Administrative Agent shall not be deemed to have made any representation or warranty to any party regarding the truth, accuracy or completeness of any report or findings with regard thereto. Neither any Loan Party nor any other party is entitled to rely on any observation, test or investigation by or on behalf of Administrative Agent. Administrative Agent and the Lenders owe no duty of care to protect any Loan Party or any other party against, or to inform any Loan Party or any other party of, any Hazardous Materials or any other adverse condition affecting any Project (including all Mortgaged Property, if any, with respect thereto). Administrative Agent may, in its sole discretion, disclose to the applicable Loan Party, or to any other party if so required by law, any report or findings made as a result of, or in connection with, its observations, tests or investigations. Each Loan Party acknowledges that it may be obligated to notify relevant Governmental Authorities regarding the results of any observation, test or investigation disclosed to such Loan Party, and that such reporting requirements are site and fact-specific and are to be evaluated by such Loan Party without advice or assistance from Administrative Agent.

SECTION 5.12.  Further Assurances.  Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law in the United States, or that the Required Lenders, the Administrative Agent or the Collateral Trustee may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect under the laws of the United States the validity and priority of the security interests created or intended to be created by the Security Documents.  The Borrower will cause any subsequently acquired or organized Material Subsidiary (or any existing Material Subsidiary to the extent not subject to (x) the restrictions on granting security interests of the type described in the definition of Excluded Assets or (y) contractual or legal restrictions under applicable law which at such time would be contravened by its becoming a Loan Party pursuant to the Guarantee and Collateral Agreement) to become a Loan Party by executing the Guarantee and Collateral Agreement and each applicable Security Document in favor of the Collateral Trustee. In addition, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of the Loan Parties’ assets and properties as the Administrative Agent or the Required Lenders shall reasonably request (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and the Subsidiary Guarantors (including real and other properties purchased or otherwise acquired subsequent to the Closing Date, but subject to the exclusions in the last sentence of this Section 5.12)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents reasonably satisfactory to the Collateral Trustee, and the Borrower shall deliver or cause to be delivered to the Lenders all such customary instruments and documents (including legal opinions, title insurance policies, surveys, flood certificates, and Lien searches) as the Collateral Trustee shall reasonably request in connection with the execution of any Security Documents (and consistent with the requirements with respect to such Security Documents) to evidence compliance with this Section; it being understood that instruments and documents of the type delivered in connection with the initial Mortgaged Properties shall also be delivered in connection with Mortgaged Properties designated pursuant to this Section. The Borrower agrees to provide such evidence as the Collateral Trustee shall reasonably request as to the perfection and priority status of each such security interest and Lien.  Notwithstanding the foregoing, this Section 5.12 shall not apply to (and the applicable Loan Parties shall not be required to grant security interests in or provide Liens on or provide any of the related documents set forth herein with respect to) (x) any owned real property (inclusive of any Project thereon) the value (determined in good faith by the Borrower) of which is equal to or less than $25,000,000 and any other real property interest that is not owned or (y) any Excluded Assets, and the Loan Parties shall not be required to take any action with respect to any thereof.  Notwithstanding anything to the contrary in this Section 5.12, no Mortgage encumbering real property located in state of New York shall be required to secure any Hedging Obligations or any revolving credit facilities including the Loans hereunder.

SECTION 5.13.  Reserved.

SECTION 5.14.  Performance of Material Project Documents.  Each Loan Party shall perform and observe all of the terms and provisions of each Material Project Document to be performed or observed by it, maintain each such Material Project Document to which it is a party in full force and effect, and enforce such Material Project Document in accordance with its material terms, except to the extent such failure would not reasonably be expected to cause a Material Adverse Effect, or to the extent a Replacement Project Document is entered into by the Borrower or any other Loan Party in replacement of such Material Project Document within a reasonable period of time (as reasonably determined by the Administrative Agent) following such party’s failure to perform or observe any such material term, covenant or agreement.

SECTION 5.15.  Separateness.  Each of Intermediate Holdings and the Borrower acknowledges that the Agents and the Lenders are entering into this Agreement and the other Loan Documents in reliance upon the identity of each of Intermediate Holdings, the Borrower and its Subsidiaries, as legal entities that are separate from any other Group Member.  Therefore, from and after the Closing Date, Intermediate Holdings and the Borrower shall take (and the Borrower shall cause each of its Subsidiaries to take) all reasonable steps, to maintain their identities as a separate legal entities, and to make it manifest to third parties that they are entities with assets and liabilities distinct from those of any other Group Member and any Affiliates thereof (other than Intermediate Holdings and its subsidiaries) and that it is not just a division of any other Group Member or of any such Affiliate.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, each of Intermediate Holdings and the Borrower shall (and the Borrower shall cause each of its Subsidiaries to) conduct all of their respective activities in compliance with, and shall not permit any non-compliance with or waiver of or any amendment or modification of, Sections 8 or 9 of its Limited Liability Company Operating Agreement, in each case, regardless of whether any of the Managers (as defined in such Limited Liability Company Operating Agreement), including the Independent Manager, have consented thereto or approved such waiver, amendment or modification.

SECTION 5.16.  Subordination.  At all times, to the extent applicable, the Revolving Loans or obligations of the respective Loan Party under the Loan Documents will be designated as senior debt under each agreement of Intermediate Holdings, the Borrower or any of the Subsidiary Guarantors governing Indebtedness that is expressly subordinated in right of payment to the prior payment in full of the Obligations.

ARTICLE VI

Negative Covenants

Each of Intermediate Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and the Lenders shall have any commitments hereunder, the principal of and interest on each Revolving Loan and all Administrative Agent Fees and all other expenses or amounts payable under any Loan Document shall not have been paid in full, unless the Required Lenders or the Supermajority Lenders, as applicable, shall otherwise consent in writing, neither Intermediate Holdings nor the Borrower will, nor will they cause or permit any of the Subsidiaries to:

SECTION 6.01.  Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)   Indebtedness existing on the date hereof and set forth in Schedule 6.01 (including the Indebtedness created under the Term Loan Documents);

(b)   Indebtedness created hereunder and under the other Loan Documents;

(c)   intercompany Indebtedness of the Borrower and the Subsidiaries to the extent permitted by Section 6.04(c);

(d)   Indebtedness under performance bonds, surety bonds, appeal bonds, custom bonds or similar bonds and obligations or with respect to workers’ compensation claims or insurance premium financing (to the extent not for borrowed money), in each case incurred in the ordinary course of business or in connection with the enforcement of rights or claims of any Loan Party in connection with judgments that do not result in an Event of Default;

(e)   Indebtedness in respect of Commodity Hedging Obligations, Eligible Commodity Hedging Obligations and Interest Rate/Currency Hedging Obligations of the Borrower and the Subsidiaries;

(f)   (i) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets or equipment of the Borrower or its Subsidiaries, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (provided that (x) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (y) the aggregate principal amount of Indebtedness permitted by this Section 6.01(f)(i) shall not exceed $50,000,000 at any time outstanding); (ii) Capital Lease Obligations in an aggregate principal amount not in excess of $50,000,000 at any time outstanding; (iii) Indebtedness of the Loan Parties under one or more pari passu secured letter of credit facilities in an aggregate principal amount not in excess of $150,000,000 at any time outstanding; and (iv) other secured or unsecured Indebtedness of the Borrower or the Subsidiaries in an aggregate principal amount not exceeding $25,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness permitted by clauses (i) through (iv) of this Section 6.01(f), when combined with the aggregate amount of the Revolving Loans outstanding under this Agreement, shall not exceed $150,000,000 at any time outstanding;

(g)   Indebtedness arising from obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services, or progress payments in connection with such goods and services, including turbines, transformers and similar equipment, so long as such obligations are incurred in the ordinary course of business;

(h)   Indebtedness in respect of (i) letters of credit or bank guaranties (including reimbursement obligations with respect thereto) secured by cash and Permitted Investments or are unsecured and incurred in the ordinary course of business and, for the avoidance of doubt, not supporting Indebtedness for borrowed money, and (ii) surety bonds issued in the ordinary course of business;

(i)   the incurrence by the Borrower or Subsidiary of Indebtedness consisting of (i) financing of insurance premiums or (ii) take-or-pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money and not in connection with any Hedging Obligations;

(j)   indebtedness in respect of netting services, overdraft protection and otherwise in connection with deposit accounts in the ordinary course of business;

(k)   Indebtedness arising from agreements for indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business or assets of the Borrower or any Subsidiary permitted hereunder; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the applicable Person in connection with such disposition;

(l)   any Guarantee of Indebtedness, which Indebtedness is otherwise permitted pursuant to this Section 6.01;

(m)   any extensions, renewals or replacements of Indebtedness permitted in the foregoing clause (a) and this clause (m) to the extent the principal amount of such Indebtedness is not increased, neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon; and

(n)   Indebtedness in respect of Material Project Documents.

SECTION 6.02.  Liens.  Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including the Borrower or any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)   Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the date hereof;

(b)   any Lien created under the Loan Documents;

(c)   Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in compliance with Section 5.03;

(d)   carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, vendor’s or other like Liens arising in the ordinary course of business and securing obligations that are not delinquent or which are being contested in compliance with Section 5.03;

(e)   Liens incurred in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(f)   Liens or deposits incurred to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, insurance, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)   zoning restrictions, easements, licenses, rights-of-way, provisions, covenants, minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord, ground lessor or owner of the leased property, with or without consent of the lessee) restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

(h)   purchase money security interests in real property, improvements thereto or fixed or capital assets or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition (or construction) and (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

(i)   judgment Liens securing judgments, decrees or orders of any court not constituting an Event of Default under Article VII;

(j)   Liens arising under any obligations or duties affecting any of the property of any Person to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(k)   Liens securing Eligible Commodity Hedging Agreements, Specified Hedging Agreements of the Loan Parties or Treasury Services Agreements of the Loan Parties that are pari passu with the Liens securing the Obligations so long as the Acceptable Commodity Counterparty or Acceptable Financial Counterparty party thereto joins the Intercreditor Agreement pursuant to the terms thereof or in a manner reasonably satisfactory to the Term Loan Administrative Agent and the Collateral Trustee and such Lien is granted in compliance with the terms and provisions of the Intercreditor Agreement, including Section 5.6 of the Intercreditor Agreement;

(l)   Liens securing the pari passu (i) term loan credit facility under the Term Loan Documents and (ii) letter of credit facility permitted pursuant to Section 6.01(f), in each case, that are pari passu with the Liens securing the Obligations so long as any secured party thereunder joins the Intercreditor Agreement pursuant to the terms thereof or in a manner reasonably satisfactory to the Collateral Trustee and such Lien is granted in compliance with the terms and provisions of the Intercreditor Agreement, including Section 5.5 of the Intercreditor Agreement;

(m)   Liens granted by the Borrower or any of its Subsidiaries on its or their rights under any insurance policy, but only to the extent that such Lien is granted to the insurers under such insurance policies or any insurance premium finance company to secure payment of the premiums and other amounts owed to the insurers or such premium finance company with respect to such insurance policy;

(n)   Liens (i) securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof or (ii) on deposits and Permitted Investments securing reimbursement obligations with respect to any Cash Collateralized Letter of Credit and Reimbursement Agreement;

(o)   Liens on cash deposits in the nature of a right of setoff, banker’s lien, counterclaim or netting of cash amounts owed arising in the ordinary course of business on deposit accounts;

(p)   Liens in respect of “true leases”, and not in respect of Indebtedness, arising from Uniform Commercial Code financing statements filed for information purposes with respect to leases incurred in the ordinary course of business and not otherwise prohibited by this Agreement;

(q)   inchoate statutory Liens arising under ERISA;

(r)   Liens on cash and short-term investments deposited by the Borrower or any of its Subsidiaries with or on behalf of brokers, credit clearing organizations, independent system operators, regional transmission organizations, pipelines, state agencies, federal agencies, futures contract brokers, customers, trading counterparties, or any other parties or pledged by the Borrower or any of its Subsidiaries to secure its obligations and/or the obligations of any Subsidiary and/or the Borrower with respect to: (i) any contracts and transactions for the purchase, sale, exchange of, or the option (whether physical or financial) to purchase, sell or exchange (a) natural gas, (b) electricity, (c) coal, (d) petroleum-based liquids, (e) oil, (f) emissions, (g) waste byproducts, (h) weather or (i) any other energy-related commodity or derivative; (ii) any contracts or transactions for the processing, transmission, transportation, or storage of, or any other services related to any commodity identified in subparts (a) - (i) above, including any capacity agreement; (iii) any financial derivative agreement (including but not limited to swaps, options or swaptions) related to any commodity identified in subparts (a) - (i) above, or to any interest rate or currency rate management activities; (iv) any agreement for membership or participation in an organization that facilitates or permits the entering into or clearing of any agreement described in this Section 6.02(r), including Netting Agreements in respect thereof; (v) any agreement combining part or all of any of the agreements described in this Section 6.02(r) including Netting Agreements in respect thereof; (vi) any document relating to any agreement described in this Section 6.02(r) that is filed with a governmental body and any related service agreements; or (vii) any commercial or trading agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy related commodity or service, price or price indices for any such commodities or services or any other similar derivative agreements, and any other similar agreements (such agreements, including Netting Agreements in respect thereof, described in clauses (i) through (vii) of this Section 6.02(r) being collectively, “Permitted Contracts”), and letters of credit supporting Permitted Contracts (including any reimbursement obligations with respect to such letters of credit);

(s)   Liens granted by the Borrower or any of its Subsidiaries to a counterparty and/or to Affiliates of such counterparty (each, a “Permitted Contracts Counterparty”) on accounts receivable and other obligations owed to, and other rights of the Borrower or any of its Subsidiaries under, Permitted Contracts to secure the Borrower’s or such Subsidiary’s obligations under such Permitted Contract, and any netting, setoff or similar rights granted by the Borrower or any of its Subsidiaries to a Permitted Contracts Counterparty pursuant to a Permitted Contract;

(t)   extensions, renewals or replacements of any of the Liens permitted in clauses (a) and (h) so long as (i) the principal amount of the Indebtedness or obligation secured thereby is no greater than the principal amount of such Indebtedness or obligation at the time such Lien was permitted hereunder except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby, and (iii) any renewal or extension of the Indebtedness or obligations secured or benefited thereby is permitted by Section 6.01;

(u)   Liens with respect to the Mortgaged Properties that are exceptions as set forth in the title insurance policies (or commitments) issued in connection with the Mortgages, all of which exceptions must be acceptable to the Collateral Trustee in its reasonable discretion;

(v)   Any interest or title of a lessor or sublessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of business and covering only the assets so leased;

(w)   Statutory and common law landlords’ liens under leases to which the Borrower or any Subsidiary is a party;

(x)   any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not apply to any other property or assets of Intermediate Holdings, the Borrower or any Subsidiary, (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and (iv) the amount of such Indebtedness and other obligations shall not be permitted to be increased under this clause (x) other than, in the case of obligations other than such Indebtedness, as a result of changes in the underlying market prices and rates relevant to such obligations and otherwise by operation of the terms of such obligations;

(y)   pledges and deposits made in connection with Material Project Documents; and

(z)  other Liens securing liabilities hereunder in an aggregate amount not to exceed $25,000,000 at any time outstanding.

SECTION 6.03.  Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05(b) and (b) any Capital Lease Obligations or Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

SECTION 6.04.  Investments, Loans and Advances.  Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, except:

(a)  (i) investments by Intermediate Holdings, the Borrower and the Subsidiaries existing on the date hereof, (ii) investments by Intermediate Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries and (iii) additional investments by Intermediate Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; provided that (A) any such Equity Interests held by a Loan Party shall be pledged, to the extent required by, and pursuant to this Agreement, the Guarantee and Collateral Agreement and the Pledge Agreement and (B) the aggregate amount of investments made after the Closing Date by Loan Parties in, and loans and advances made after the Closing Date by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances) shall not exceed, when combined with the Equity Interests in Subsidiaries that may be sold, transferred, leased or disposed of pursuant to Section 6.05(a), $10,000,000 at any time outstanding;

(b)  Permitted Investments;

(c)  loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party to a Subsidiary that is not a Loan Party shall be pledged to the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to (and with any promissory note evidencing the same delivered to the Collateral Trustee to the extent required by) the Guarantee and Collateral Agreement, (ii) such loans and advances shall be unsecured and subordinated to the Obligations pursuant to an Affiliate Subordination Agreement and (iii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above;

(d)  any investments received (i) in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Subsidiaries, including (A) obligations of financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (B) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (ii) in compromise or resolution of litigation, arbitration or other disputes or (iii) on account of any claim against, or an interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by the Borrower or any of its Subsidiaries with respect to any claim against any other Person;

(e)  any investment consisting of extensions of credit including, without limitation, accounts receivables or notes receivables arising from the grant of trade credit or prepayments or similar transactions, if created or acquired in the ordinary course of business;

(f)  investments in Hedging Obligations to the extent not prohibited by Section 6.01;

(g)  investments (i) by the Borrower or Subsidiary Guarantors resulting from the drawings under, or renewals or extensions of, letters of credit, surety bonds, guarantees, or performance bonds supporting obligations of the Borrower or such Subsidiary Guarantors, and investments in the Borrower or the Subsidiary Guarantors to cash collateralize obligations supported by such letters of credit, bonds or guarantees if they expire or are cancelled undrawn to be made by the Borrower or any of its Subsidiary Guarantors in order to avoid a default pursuant to contracts or agreements entered into in the ordinary course of business and (ii) by Subsidiaries of the Borrower that are not Loan Parties resulting from the drawings under, or renewals or extensions of, letters of credit, surety bonds, guarantees, or performance bonds supporting obligations of such non-Loan Party Subsidiaries, and investments by Subsidiaries of the Borrower that are not Loan Parties in such non-Loan Party Subsidiaries to cash collateralize obligations supported by such letters of credit, bonds or guarantees if they expire or are cancelled undrawn to be made by such non-Loan Party Subsidiaries in order to avoid a default pursuant to contracts or agreements entered into in the ordinary course of business;

(h)  any investment existing on the Closing Date in any Person in which the Borrower or any Subsidiary owns capital stock (each such Person, a “Minority Investment”); provided that no increase of any such investment shall be permitted under this clause (h) (it being understood that the acquisition of a Subsidiary, Minority Investment or any other investment in connection with and as part of purchase of capital stock or of any asset that does not become Collateral shall be deemed to be an investment made in reliance on a provision of this Section 6.04 other than this clause (h));

(i)  to the extent not prohibited by Law, loans and advances to officers, directors, and employees of Intermediate Holdings, the Borrower and/or any of the Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding made in the ordinary course of business;

(j)  investments paid for solely with Equity Interests (other than Disqualified Stock) of Intermediate Holdings;

(k)  any Loan Party may receive and hold promissory notes and other non-cash consideration from a sale, transfer or other disposition of any asset in compliance with Section 6.05;

(l)  any Loan Party may make advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of such Loan Party;

(m)  any Loan Party may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of such Loan Party;

(n)  any Loan Party may acquire and hold obligations of their officers and employees in connection with such officers’ and employees’ acquisition of Equity Interest in Intermediate Holdings (so long as no cash is actually advanced by Intermediate Holdings or any of its subsidiaries in connection with the acquisition of such obligations);

(o)  any Guarantees permitted to be incurred pursuant to Section 6.01;

(p)  any investment in Holdings to the extent the same would be permitted to be made as a Restricted Payment pursuant to Section 6.06;

(q)  Cash Collateralized Letters of Credit issued to support Indebtedness or other obligations of any Subsidiary Guarantor;

(r)  any Loan Party may enter into transactions contemplated under the Material Project Documents that constitute investments (including investments in Affiliates of the Borrower as required under the Material Project Documents);

(s)  additional investments, loans and advances by the Loan Parties with amounts that would otherwise have been permitted to be used to make Restricted Payments pursuant to Section 6.06(a)(ii), so long as the amount so invested shall reduce the amount otherwise permitted to be used to make Restricted Payments pursuant to said Section 6.06(a)(ii) in the fiscal year in which the respective investment is made; provided that any returns on investments made pursuant to this clause (s) may, at the option of the Borrower be used to make further investments pursuant to this clause (s) or be deemed to increase the amount of Restricted Payments permitted pursuant to said Section 6.06(a)(ii); and

(t)  in addition to investments permitted by paragraphs (a) through (s) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (t) (determined without regard to any write-downs or write-offs of such investments, loans and advances) does not exceed $25,000,000 in the aggregate at any time outstanding.

SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions.  (a)  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary (if the Fair Market Value of the Equity Interests so disposed of, when combined with all the investments permitted pursuant to clause (B) set forth in the proviso to Section 6.04(a) and then outstanding, exceed $10,000,000 at any time), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person (unless permitted pursuant to Section 6.10, constituting a contribution of assets of such Person to the Borrower or having a Fair Market Value not in excess of $5,000,000), except that (i) the Borrower and any Subsidiary may purchase and sell inventory and capacity energy and ancillary services in the ordinary course of business, (ii) any Loan Party may make investments permitted under Section 6.04 and Restricted Payments permitted under Section 6.06, (iii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (y) any Subsidiary may merge or dissolve into the Borrower in a transaction in which the Borrower is the surviving entity and (z) any Subsidiary may merge or dissolve into or consolidate with any other Subsidiary (provided that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party), (iv) in connection with any Asset Sale permitted under clause (b) below, any Subsidiary of the Borrower may dissolve, liquidate, consolidate or merge with or into any other Person or permit any other Person to merge into or consolidate with it, (v) so long as no Event of Default exists or would result therefrom, in connection with any investment permitted under Section 6.04, any Subsidiary may merge or dissolve into or consolidate with any other Person or permit any other Person to merge or dissolve into or consolidate with it; provided that the Person surviving such merger, dissolution or consolidation shall be a Subsidiary Guarantor and (vi) any Immaterial Subsidiary may dissolve, liquidate, wind up, consolidate or merge with or into any other Subsidiary.

(b)  Make any Asset Sale (including those otherwise permitted under paragraph (a) above) unless (i) such Asset Sale is for consideration at least 75% of which is cash, (ii) such consideration is at least equal to the Fair Market Value of the assets being sold, transferred, leased or disposed of and (iii) the Fair Market Value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed in the aggregate 15% of the value of the total net assets of Intermediate Holdings, the Borrower and the Subsidiaries as of the Closing Date.

(c)  Consummate the GasCo Equity Sale other than for consideration in an amount equal to the Fair Market Value thereof.

SECTION 6.06.  Restricted Payments; Restrictive Agreements.  (a)  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement), or incur any obligation (contingent or otherwise) to do so; provided, however, that

(i) (A) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders (taking into account the rights and preferences of the various Equity Interests) and (B) Intermediate Holdings and the Borrower may declare and pay dividends solely in the common Equity Interests of such Person;

(ii) so long as (A) no Event of Default or Default shall have occurred and be continuing or would result therefrom and (B) as of the date of such proposed distribution, all unrestricted cash and unrestricted Permitted Investments of the Borrower and the Subsidiaries is at least $50,000,000, then Intermediate Holdings may make, and the Borrower may make to Intermediate Holdings, distributions in an aggregate amount not to exceed $135,000,000 in any fiscal year; provided that the proceeds of Revolving Loans incurred pursuant to this Agreement shall not be used to make any such distributions;

(iii) (A) the Borrower may make Restricted Payments to Intermediate Holdings to the extent necessary to pay general corporate and overhead expenses incurred by Intermediate Holdings and Holdings pursuant to the Services Agreement in an aggregate amount not to exceed $1,000,000 in any fiscal year, (B) the Borrower may make Restricted Payments to Intermediate Holdings so that Intermediate Holdings may, repurchase, retire or redeem its Equity Interests owned by directors, officers or employees of Intermediate Holdings, the Borrower or any Subsidiary or make payments to employees of Intermediate Holdings, the Borrower or any Subsidiary upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed in any fiscal year an amount equal to $1,000,000 for such fiscal year, and (C) so long as the Borrower is treated as a partnership or disregarded entity for U.S. federal income Tax purposes or is properly treated as a member of a group filing consolidated returns for U.S. federal income tax purposes with its direct or indirect parent as the common parent of such group, the Borrower and Intermediate Holdings may make Restricted Payments at times and in amounts necessary to make all required payments pursuant to the Tax Sharing Agreement; provided that in no event shall the amount of any such payments pursuant to the Tax Sharing Agreement for any year (or a portion thereof) which involves an Asset Sale by the Borrower or any of its Subsidiaries, in so far as such payments relate to the relevant income tax with respect to such sale, exceed the amount of U.S. federal net income tax (and, if applicable, the relevant state income tax) that the common parent actually owes to the relevant taxing authority that is attributable to such sale; and

(iv) Intermediate Holdings may make, and, to the extent such GasCo Equity Sale is a result of the issuance of additional Equity Interest by the Borrower, the Borrower may make to Intermediate Holdings, distributions in an aggregate amount of the Net Cash Proceeds actually received from the GasCo Equity Sale.

(b)  Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Intermediate Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (D) clause (i) of the foregoing shall not apply to customary provisions in leases, licenses or other contracts restricting the assignment thereof, (E) clause (i) of the forgoing shall not apply to (1) purchase money obligations that impose restrictions of the nature described in clause (i) above on the property so acquired; (2) customary provisions limiting the disposition or distribution of assets or property in partnership, joint venture, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements; and (3) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (F) the foregoing shall not apply to restrictions on the transfer of assets pursuant to executory contracts for the sale, lease or other transfer thereof to the extent such sale, lease or other transfer is otherwise permitted under this Agreement; (G) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement so long as such restrictions and conditions are with respect to property or assets that do not constitute Collateral, (H) this clause (b) shall not apply to restrictions or conditions as in effect on the Closing Date, as same may be amended or modified from time to time, or contained in any Indebtedness which refinances Indebtedness subject to such restrictions, in each case so long as the respective restrictions are not made materially more restrictive and (I) the foregoing shall not apply to restrictions and conditions imposed on Intermediate Holdings, the Borrower or any Subsidiary by the terms of any Indebtedness of Intermediate Holdings, the Borrower or any Subsidiary permitted to be incurred hereunder, so long as the restrictions and conditions are customary and not materially less favorable, taken as a whole, to the Lenders than such encumbrances or restrictions hereunder.

SECTION 6.07.  Transactions with Affiliates.  Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) Intermediate Holdings, the Borrower or any Subsidiary Guarantor (i) may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Intermediate Holdings, the Borrower or such Subsidiary Guarantor (as reasonably determined by Intermediate Holdings, the Borrower or such Subsidiary Guarantor, as the case may be) than could be obtained on an arm’s-length basis from unrelated third parties, (ii) may engage in any of the transactions contemplated by the Reorganization Documents and the Material Project Documents, (iii) may engage in transactions solely between or amongst one or more Loan Parties, (iv) make the Restricted Payments permitted under Section 6.06, (v) may make investments permitted by Section 6.04, (vi) may make, in the case of the Borrower and Intermediate Holdings, payments, perform services and engage in other transactions pursuant to the Material Project Documents and the Tax Sharing Agreement and (vii) may engage in any non-ordinary course transactions that are (x) on terms and conditions not less favorable to Intermediate Holdings, the Borrower or such Subsidiary Guarantor (as reasonably determined by the Borrower) than could be obtained on an arm’s-length basis from unrelated third parties and (y) of a Fair Market Value less than $10,000,000 and (b) any Subsidiary of the Borrower that is not a Loan Party may (i) may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such non-Loan Party Subsidiary (as reasonably determined by such non-Loan Party Subsidiary) than could be obtained on an arm’s-length basis from unrelated third parties, (ii) may engage in any of the transactions contemplated by the Reorganization Documents and the Material Project Documents and (iii) may engage in transactions between one or more Subsidiaries that are not Loan Parties.

SECTION 6.08.  Business of Borrower and Subsidiaries.  With respect to the Borrower and its Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

SECTION 6.09.  Other Indebtedness and Agreements.  (a)  Permit (i) any waiver, supplement, modification or amendment of its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such waiver, supplement, modification or amendment would be adverse to the Lenders in any material respect or (ii) amend any of the Independent Manager or separateness provisions set forth in Sections 6, 8, 9, 20 or 21 of each of the Limited Liability Company Operating Agreement as such separateness provisions relate to Independent Approval Matters (as defined in each Limited Liability Company Operating Agreement); provided that technical amendments to such provisions shall be permitted solely to permit the admission of additional Members (as defined in such Limited Liability Company Operating Agreements) in connection with the GasCo Equity Sale or any sale of Intermediate Holdings’ Equity Interests, in each case as permitted pursuant to the Loan Documents.

(b) Except to the extent any of the following actions, either individually or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect (taken as a whole after giving effect to all applicable amendments, modifications, changes, consents, waivers and approvals and after giving effect to any Replacement Project Document), neither the Borrower nor any other Loan Party will cancel or terminate any Material Project Documents or consent to or accept any cancellation or termination thereof, or amend, modify or change any term or condition of any Material Project Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Project Document or cause or allow the assignment of the rights or obligations of any Loan Party to any Material Project Document other than pursuant to the Loan Documents.

SECTION 6.10.  Capital Expenditures.

(a)  Subject to the following clauses (b) through (e), permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any period set forth on Schedule 6.10(a) to exceed the amount set forth on Schedule 6.10(a) for such period.

(b)  Reserved.

(c)  In addition to the foregoing, in the event the amount of Capital Expenditures made by the Borrower and its Subsidiaries exceeds (or is expected to exceed) the amount that would be permitted above and the Borrower has notified the Term Loan Administrative Agent of its election to increase the amount so permitted for the applicable period under the Term Loan Credit Agreement pursuant to Section 6.10(c) thereof (such amount so elected by the Borrower being the “CapEx Pullback Amount”), the amount of Capital Expenditures permitted pursuant to Section 6.10(a) hereof shall be deemed to be increased by such CapEx Pullback Amount.

(d)  In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures required by any legislation or regulation identified on Schedule 6.10(d) that becomes any Environmental Law up to an aggregate amount not to exceed $50,000,000.

(e)  In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures from any Net Cash Proceeds of issuances of Equity Interests of the Borrower made during any fiscal year or from the GasCo Equity Sale.

SECTION 6.11.  Fiscal Year.  With respect to Intermediate Holdings and the Borrower, change their fiscal year-end to a date other than December 31.

SECTION 6.12.  Certain Equity Securities.  Issue any Equity Interest that is not Qualified Capital Stock unless treated as Indebtedness for purposes of Section 6.01 and incurred in compliance therewith.

SECTION 6.13.  Permitted Activities of Intermediate Holdings.  Solely in the case of Intermediate Holdings, (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under this Agreement and the other Loan Documents, (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased or licensed by it other than the Liens created under the Security Documents to which it is a party, (c) engage in any business or activity or own any assets other than (i) holding at least 80% of the Equity Interests of the Borrower, (ii) performing its obligations and activities incidental thereto under the Loan Documents, the Material Project Documents and the Tax Sharing Agreement and (iii) making Restricted Payments, payments, redemptions, repurchases or retirings of Indebtedness and investments to the extent permitted by this Agreement, (d) consolidate with or merge with or into, or convey, transfer, lease or license all or substantially all its assets to, any Person, other than the GasCo Equity Sale or (e) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons (other than its subsidiaries).

SECTION 6.14.  Foreign Subsidiaries.  Organize, create, form or acquire any subsidiary other than a Domestic Subsidiary.

SECTION 6.15.  Formation of Subsidiaries.  Directly or indirectly, organize or invest in or permit any of its subsidiaries to directly or indirectly organize or invest in any new subsidiary unless the amounts invested therein are permitted under Section 6.04 and such subsidiary complies with the requirement of Section 5.12 applicable to it.

SECTION 6.16.  Limitations on Deposit Accounts and Securities Accounts.  Establish or maintain any deposit account or securities account, other than (a) deposit accounts or securities accounts subject to Control Agreements, (b) accounts holding no more than $10,000,000 in the aggregate for any five consecutive Business Days, (c) accounts of the Borrower or any Subsidiary on which a Lien is permitted pursuant to Section 6.02 or (d) any other payroll account, trust account, escrow account, zero balance account or substantially similar account, in each case to the extent remaining such type of account.

SECTION 6.17.  Total Leverage Ratio.  Commencing with the fiscal quarter ending June 30, 2013, the Borrower shall not permit the Total Leverage Ratio, in each case on the last day of any Test Period, to be greater than the ratio set forth below opposite such last day:

Last day of Test Period	Total Leverage Ratio
June 30, 2013	7.00:1.00
September 30, 2013	5.50:1.00
December 31, 2013	4.50:1.00

SECTION 6.18.  Interest Coverage Ratio.  Commencing with the fiscal quarter ending June 30, 2013, the Borrower shall not permit the Interest Coverage Ratio, in each case as of the last day of any Test Period, to be less than the ratio set forth opposite such Test Period below:

Test Period Date	Interest Coverage Ratio
June 30, 2013	1.25:1.00
September 30, 2013	1.75:1.00
December 31, 2013	2.25:1.00

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a)  any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)  default shall be made in the payment of any principal of any Revolving Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)  default shall be made in the payment of any interest on any Revolving Loan or any Administrative Agent Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d)  default shall be made in the due observance or performance by Intermediate Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (in the case of Intermediate Holdings and Borrower only), 5.05(a) or 5.08 or in Article VI;

(e)  default shall be made in the due observance or performance by Intermediate Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue (x) in the case of Section 5.02 unremedied for a period of five Business Days and (y) in the case of all other defaults set forth in this clause (e), unremedied for a period of 30 days, in each case, after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof of Intermediate Holdings or the Borrower;

(f)  (i) Intermediate Holdings, the Borrower or any Subsidiary shall fail to pay any principal, interest or any other amount, regardless of amount (beyond the period of grace, if any, provided therein), due in respect of any Material Indebtedness, when and as the same shall become due and payable, or (ii) any other event or condition occurs, in any such case, that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, but after giving effect to any required lapse of time) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted under the documentation providing for such Indebtedness;

(g)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Intermediate Holdings, the Borrower or any Subsidiary (other than an Immaterial Subsidiary), or of a substantial part of the property or assets of Intermediate Holdings, the Borrower or a Subsidiary (other than an Immaterial Subsidiary), under any Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Intermediate Holdings, the Borrower or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of Intermediate Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Intermediate Holdings, the Borrower or any Subsidiary (other than an Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)   Intermediate Holdings, the Borrower or any Subsidiary (other than an Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under any Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Intermediate Holdings, the Borrower or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of the property or assets of Intermediate Holdings, the Borrower or any Subsidiary (other than an Immaterial Subsidiary), (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)   one or more judgments, decrees or orders of any court for, except in the case of clause (ii) below, the payment of money (excluding any amount paid or covered by insurance of a reputable and solvent insurance company that has not denied or disputed such coverage) shall be rendered against Intermediate Holdings, the Borrower, any Subsidiary (other than any Immaterial Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Intermediate Holdings, the Borrower or any Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $50,000,000 or (ii) is for injunctive relief and has resulted in a Material Adverse Effect;

(j)   an ERISA Event shall have occurred that, when taken together with all other such ERISA Events of the Borrower and its ERISA Affiliates, results in or would reasonably be expected to result in a Material Adverse Effect;

(k)   any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Subsidiary Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Subsidiary Guarantor in accordance with the terms of the Loan Documents);

(l)   any security interest on any material portion of the Collateral purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in any collateral covered thereby;

(m)   any Indebtedness of Intermediate Holdings and its Subsidiaries constituting Material Indebtedness and which by its terms purports to be subordinated in right of payment to the Obligations shall cease (or any relevant Loan Party shall so assert), for any reason, to be validly subordinated to the Obligations as, and to the extent, provided in the agreements evidencing such other subordinated Indebtedness;

(n)   there shall have occurred a Change in Control; or

(o)   (i)  the Borrower or any other Loan Party shall fail to perform or observe any term, covenant or agreement contained in any Material Project Document on its part to be performed or observed if such failure has caused a Material Adverse Effect; (ii) any party (other than the Borrower or any other Loan Party) to any of the Material Project Documents shall fail to perform or observe any term, covenant or agreement contained in such agreement on its part to be performed or observed if such failure shall remain unremedied for 60 days, such failure has caused a Material Adverse Effect, and the Borrower or the applicable Loan Party shall not have entered into a Replacement Project Document within such period; or (iii) (A) any provision of any Material Project Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any party thereto (except upon fulfillment of such party’s obligations thereunder), or any such party shall so state in writing, and such event has caused a Material Adverse Effect, or (B) any Material Project Document shall be terminated prior to its stated maturity and such termination has caused a Material Adverse Effect, and, in each such case, the Borrower or the applicable Loan Party shall not have entered into a Replacement Project Document;

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take the following actions, at the same or different times:   (i) declare the commitment of each Lender to make Revolving Loans to be terminated, whereupon such commitments and obligation shall be terminated; (ii) declare the Revolving Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Administrative Agent Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (iii) in any event described in paragraph (g) or (h) above, the principal of the Revolving Loans then outstanding, together with accrued interest thereon and any unpaid accrued Administrative Agent Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII

The Administrative Agent and the Collateral Trustee; Etc.

Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Trustee (for purposes of this Article VIII, the Administrative Agent and the Collateral Trustee are referred to collectively as the “Agents”) to act on its behalf as the Agents hereunder and under the Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or Collateral Trustee, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.  Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

The Person serving as the Administrative Agent and/or the Collateral Trustee hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with Intermediate Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.

Neither Agent shall have any duties or obligations except those expressly set forth herein and in the Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth herein and in the other Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to Intermediate Holdings, the Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent and/or Collateral Trustee or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII or Section 9.08) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final non-appealable judgment. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Intermediate Holdings, the Borrower or a Lender.  Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein and therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Revolving Loan that by its terms must be fulfilled to the reasonable satisfaction of a Lender, each Agent may presume that such condition is reasonably satisfactory to such Lender unless such Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Loan.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it.  Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities as Agent.  Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Each Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent or Collateral Trustee, as the case may be, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation

(or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.  If the Person serving as Agent is a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower, appoint a successor Administrative Agent or Collateral Trustee, as the case may be.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (a) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.  Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Joint Lead Arrangers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Trustee or a Lender hereunder; it being understood and agreed that each of the Joint Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents.  Without limitation of the foregoing, the Joint Lead Arrangers in their respective capacities as such shall not, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Agent (irrespective of whether the principal of any Revolving Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and Agents under Section 9.05) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same and, in either case, any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Section 9.05.

The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to instruct Collateral Trustee, in accordance with the Intercreditor Agreement, (a) to release any Lien on any property granted to or held by the Collateral Trustee under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (iii) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders, (b) to subordinate any Lien on any property granted to or held by the Collateral Trustee under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(a), (h), (r), (s) and (t), and (c) to release any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.  Upon request by the Collateral Trustee at any time, the Required Lenders will confirm in writing the Collateral Trustee’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Article VIII.  The Collateral Trustee shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Trustee’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Trustee be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices; Electronic Communications.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except for electronic communication provided below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(a)   if to the Borrower or if to Intermediate Holdings, to:

601 Travis Street, 14th Floor
Houston, Texas 77002-5050

Attn: General Counsel

Telecopy: (713) 767-6636
Telephone: (713) 507-6400

(b)    if to the Administrative Agent or the Collateral Trustee, to:

Royal Bank of Canada

4th Floor, 20 King Street West

Toronto, Ontario M5H 1C4

Attn:  Manager, Agency Services Group

Telecopy:  (416) 842-4023

(c)   if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications, to the extent provided in the immediately succeeding paragraph below, shall be effective as provided in said paragraph.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  The Administrative Agent or any of its Related Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Administrative Agent or any of its Related Parties in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the

Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information:  (1) the Loan Documents and (2) notification of changes in the terms of the Credit Facilities.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.02.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Borrower or Intermediate Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Revolving Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any Administrative Agent Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Sections 2.12, 2.14, 2.18, 9.05 and 9.16 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Revolving Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Trustee or any Lender; provided that, with respect to any Lender or any Participant, Section 9.16 shall remain operative and in full force and effect for a period one year following the repayment in full of such Person’s Revolving Loans.

SECTION 9.03.  Binding Effect.  Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Agent and each Lender and any such attempted transfer or assignment shall be null and void, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Joint Lead Arrangers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s principal outstanding balance of the Revolving Loans or contemporaneous assignments to Permitted Affiliate Assignees that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Permitted Affiliate Assignee, no minimum amount need be assigned and (B) in any case not described in paragraph (b)(i)(A) of this Section, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of Revolving Loans, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the consent of the Borrower pursuant to this clause (i)(B) shall be deemed to be given if the Borrower does not consent to or reject such assignment within 10 days of receipt of notice thereof.

(ii) Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Loans assigned.

(iii) No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition, the consent of the Administrative Agent and the Borrower (in each case, such consent not to be unreasonably withheld, delayed or conditioned) shall be required for assignments in respect of any Revolving Loans to a Person who is not a Permitted Affiliate Assignee.

(iv) The parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption, via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, in each case, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.

(v) No such assignment shall be made to any Disqualified Lender; provided that no Agent shall have any liability or responsibility to monitor, police or control any assignments to Disqualified Lenders.

(vi) No such assignment shall be made to (A) a natural Person, or (B) the Borrower or any of its Affiliates.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.

(c)   By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Revolving Loans without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Assumption, (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption, (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Trustee, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Trustee to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Trustee, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)   The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of and stated interest on the Revolving Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e)   Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent to such assignment and any applicable tax forms or other documentation, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f)   Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Revolving Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agents and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.05(c) with respect to any payments made by such Lender to its Participant(s).  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver decreasing any fees payable to such Participant or the amount of principal of or the rate at which interest is payable on the Revolving Loans in which such Participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Revolving Loans in which such Participant has an interest or releasing all or substantially all of the value of the Guarantees provided by the Subsidiary Guarantors (other than in connection with the sale of the respective Subsidiary Guarantors in a transaction permitted by Section 6.05) or releasing all or substantially all of the Collateral.  The Borrower agrees that each Participant shall, subject to the last sentence of this clause (f), be entitled to the benefits of Sections 2.14, 2.16 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant agrees to be subject to Sections 2.18 and 9.17 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Loans or other rights or obligations under the Loan Documents (each such register, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Loans or other rights or obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  A Participant shall not be entitled to receive any greater payment under Sections 2.14, 2.16 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 to the extent such Participant fails to comply with Section 2.20(e) and (f) as though it were a Lender.

(g)   Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the respective permitted assignee or participant or proposed permitted assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h)   Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i)   Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Revolving Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof.  Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under Debtor Relief Law.  In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative

Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Revolving Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

SECTION 9.05.  Expenses; Indemnity.  (a)  The Borrower and Intermediate Holdings shall pay, jointly and severally, (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agents and of a single local counsel in each relevant jurisdiction) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Agents and any Lender (including the reasonable fees, charges and disbursements of any counsel for any Agents, the Joint Lead Arrangers or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Revolving Loans made hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans.

(b)   The Borrower and Intermediate Holdings shall indemnify, jointly and severally, each Agent (and any sub-agent thereof), each Joint Lead Arranger, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one firm of counsel for any Indemnitee and, if necessary, one firm of local counsel in each appropriate jurisdiction), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Revolving Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries (except to the extent such Release occurs solely following foreclosure upon such property and is not caused by or does not otherwise arise out of any action or inaction by any Loan Party), or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) are owed with respect to disputes between and among Indemnitees (other than disputes against any Indemnitee in its capacity, or in fulfilling its role as, an administrative agent or arranger (or against any other Indemnitee acting in its capacity as affiliate, officer, director or employee for such administrative agent or arranger acting in such capacity or role), or any similar role under the Credit Facilities).

If for any reason the foregoing indemnification is unavailable to an Indemnitee or insufficient to hold it harmless, then the Borrower and Intermediate Holdings will contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of (i) the Borrower and Intermediate Holdings and their respective Subsidiaries, Affiliates, shareholders, partners, members or other equity holders on the one hand and (ii) the Indemnitee on the other hand in the matters contemplated by the Transactions as well as the relative fault of (x) the Borrower and Intermediate Holdings and their respective Subsidiaries, Affiliates, shareholders, partners, members or other equity holders on the one hand and (y) the Indemnitee with respect to such loss, claim, damage or liability and any other relevant equitable considerations.  The indemnity and contribution obligations of the Borrower and Intermediate Holdings under this paragraph will be in addition to any liability which the Borrower and Intermediate Holdings may otherwise have and will be binding upon and inure to the benefit of any successors and assigns of the Borrower and Intermediate Holdings, the Indemnitees, any such Subsidiaries and any such Affiliates.

(c)   To the extent that Intermediate Holdings and the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof), any Joint Lead Arranger or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) such Joint Lead Arranger or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Revolving Loans at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) such Joint Lead Arranger in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such sub-agent) such Joint Lead Arranger in connection with such capacity.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Revolving Credit Commitments at the time.

(d)   To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee or Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Loan, or the use of the proceeds thereof; provided that such waiver shall not include or affect in any way the obligations of the Borrower and Intermediate Holdings to indemnify the Indemnitees as set forth in this Section

9.05.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)   Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.  All amounts due under this Section shall be payable within 10 Business Days after demand therefor.

SECTION 9.06.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Person of which such Lender is a subsidiary, each Person which is a subsidiary of such Lender and such Person and its subsidiaries (collectively, the “Lender Party”) are, in each case, hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender Party, to or for the credit or the account of the Borrower or Intermediate Holdings against any and all of the obligations of the Borrower or Intermediate Holdings now or hereafter existing under this Agreement or any other Loan Document to such Lender Party, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or Intermediate Holdings may be contingent or unmatured or are owed to a branch or office of such Lender Party different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender Party under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender Party may have.  Each Lender Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07.  Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9.08.  Waivers; Amendment.  (a)  No failure or delay of the Administrative Agent, the Collateral Trustee or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Collateral Trustee and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower or Intermediate Holdings in any case shall entitle the Borrower or Intermediate Holdings to any other or further notice or demand in similar or other circumstances.

(b)   Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Intermediate Holdings and the Required Lenders; provided, however, that no such agreement shall (i) extend or increase the Revolving Credit Commitment of any Lender without the written consent of such Lender, (ii) postpone any date scheduled for any payment of principal or interest, waive or excuse the payment thereof (in part or in whole), or decrease the rate of interest on any Revolving Loan, without the prior written consent of each Lender directly adversely affected thereby, (iii) increase or extend the Revolving Loans or decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender, (iv) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(a) or the provisions of this Section or release all or substantially all of the value of the Guarantees provided by the Subsidiary Guarantor (other than in connection with the sale of such Subsidiary Guarantor in a transaction permitted by Section 6.05) or releasing all or substantially all of the Collateral, without the prior written consent of each Lender, (v) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV, (vi) amend or modify the definition of the terms “Required Lenders” or “Supermajority Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolving Credit Commitments on the date hereof); provided, further, however, that no such agreement shall (w) amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Trustee or hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Collateral Trustee, (x) waive, amend or modify the provisions of Sections 6.01, 6.02, 6.06, 6.07, 6.09(a)(ii), (y) amend or modify the provisions of paragraph (n) of Article VII or the definitions of “Change of Control”, “Equity Interests”, “Parent”, “Pledge Agreement” or “Intercreditor Agreement” or (z) amend or modify the first priority ranking (subject to Liens permitted by Section 6.02) of the Liens on, and security interest in, the Collateral, in the case of clauses (x), (y) and (z), without the prior written consent of the Supermajority Lenders.

(c)   The Administrative Agent and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender.  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.

SECTION 9.09.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Revolving Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Revolving Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.10.  Entire Agreement.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Trustee and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13.  Counterparts; Effectiveness; Electronic Execution.  (a)   This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)   The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.14.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15.  Jurisdiction; Consent to Service of Process.  (a)  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the County and City of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement, the other Loan Documents or the Transactions, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, litigation or proceeding may be heard only and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b)   The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)   Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.16.  Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any permitted assignee of or Participant in, or any prospective permitted assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to any Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” shall mean all information received from Intermediate Holdings, the Borrower or any of its Subsidiaries relating to Intermediate Holdings, the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from Intermediate Holdings, the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.17.  Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy pursuant to any of the Loan Documents against any Loan Party or any other obligor under any of the Loan Documents (including rights on account of any banker’s lien or similar claim or other rights of self-help (other than any such right afforded by Section 9.06 hereof)), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party in connection with any of the Loan Documents, unless expressly provided for herein (including, without limitation, pursuant to Section 9.06 hereof) or in any other Loan Document, without the prior written consent of the Administrative Agent.  The provisions of this Section 9.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 9.18.  USA PATRIOT Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Intermediate Holdings and the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DYNEGY POWER, LLC,
as Borrower

By	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President and Chief Financial Officer

DYNEGY GAS INVESTMENTS HOLDINGS, LLC,
as Intermediate Holdings

By	/s/ Clint C. Freeland
	Name:	Clint C. Freeland
	Title:	Executive Vice President and Chief Financial Officer

ROYAL BANK OF CANADA, as Administrative Agent

By	/s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Thomas Casey
Name: Thomas Casey
Title: Authorized Signatory

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name: Vanessa A. Kurbatskiy
Title: Vice President

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Director & Vice President

[Signature Page to Credit Agreement]

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as a Lender

By:	/s/ Marcus M. Tarkington
Name: Marcus M. Tarkington
Title: Director

By:	/s/ Michael Getz
Name: Michael Getz
Title: Vice President

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Credit Agreement]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name: Lana Gifas
Title: Director

By:	/s/ Joselin Fernandes
Name: Joselin Fernandes
Title: Associate Director

[Signature Page to Credit Agreement]

SCHEDULE 1.01(a)

SUBSIDIARY GUARANTORS

Black Mountain CoGen, Inc.

Blue Ridge Generation LLC

Casco Bay Energy Company, LLC

Dynegy Equipment, LLC

Dynegy Kendall Energy, LLC

Dynegy Marketing and Trade, LLC

Dynegy Morro Bay, LLC

Dynegy Moss Landing, LLC

Dynegy Oakland, LLC

Dynegy Power Generation Inc.

Dynegy South Bay, LLC

Ontelaunee Power Operating Company, LLC

Sithe Energies, Inc.

Sithe/Independence LLC

Sithe/Independence Power Partners, L.P.

SCHEDULE 1.01(b)

MORTGAGED PROPERTY

	Property	State	Mortgagor
1.	CASCO BAY 125 Shore Road Veazie, ME, 04401 Penobscot County, Maine	ME	Casco Bay Energy Company, LLC

2.	KENDALL 1401 County Line Road Minooka, IL 60447 Kendall and Grundy Counties, Illinois	IL	Dynegy Kendall Energy, LLC

3.	MORRO BAY 1290 Embarcadero Morro Bay, CA 93442 San Luis Obispo County, California	CA	Dynegy Morro Bay, LLC

4.	MOSS LANDING HWY 1 & Dolan Road Moss Landing, CA 95039 Monterey County, California	CA	Dynegy Moss Landing, LLC

5.	OAKLAND 50 Martin Luther King Way Oakland, CA 94607 Alameda County, California	CA	Dynegy Oakland, LLC

6.	ONTELAUNEE 5115 Pottsville Pike Reading, PA 19605 Berks County, Pennsylvania	PA	Ontelaunee Power Operating Company, LLC

	Property	State	Mortgagor
7.	SITHE(1) 76 Independence Way Scriba, NY 13126 Oswego County, New York	NY	Sithe/Independence Power Parters, L.P.

(1)  The Mortgage encumbering the real property located in the State of New York and owned by Sithe does not secure the Loans made pursuant to the Revolving Credit Agreement.

SCHEDULE 1.01(c)

EXCLUDED OBLIGATIONS

None.

SCHEDULE 2.01

LENDERS AND REVOLVING LOAN COMMITMENTS

Lender	Revolving Loan Commitment
Royal Bank of Canada	$25,000,000
Barclays Bank PLC	$25,000,000
Citibank, N.A.	$25,000,000
Deutsche Bank Trust Company Americas	$25,000,000
Goldman Sachs Bank USA	$25,000,000
UBS AG, Stamford Branch	$25,000,000
Total:	$150,000,000

SCHEDULE 3.07

RIGHTS OF FIRST REFUSAL AND OPTIONS WITH

RESPECT TO MORTGAGED PROPERTIES

None.

SCHEDULE 3.08

SUBSIDIARIES

Loan Parties and Subsidiaries	Entity Interest Held By	Percentage of Equity Owned
Black Mountain CoGen, Inc. (Delaware corporation)	Dynegy Power, LLC (Delaware LLC)	100%
Blue Ridge Generation LLC (Delaware LLC)	Dynegy Power, LLC (Delaware LLC)	100%
Dynegy Equipment, LLC (Delaware LLC)	Dynegy Kendall Energy, LLC (Delaware LLC)	100%
Dynegy Kendall Energy, LLC (Delaware LLC)	Dynegy Power, LLC (Delaware LLC)	100%
Ontelaunee Power Operating Company, LLC (Delaware LLC)	Dynegy Power, LLC (Delaware LLC)	100%
Dynegy Marketing and Trade, LLC (Delaware LLC)	Dynegy Power, LLC (Delaware LLC)	100%
Dynegy Power Generation Inc. (Delaware corporation)	Dynegy Power, LLC (Delaware LLC)	100%
Sithe Energies, Inc. (Delaware corporation)	Dynegy Power, LLC (Delaware LLC)	100%
Sithe/Independence LLC (Delaware LLC)	Sithe Energies, Inc. (Delaware corporation)	100%
Sithe/Independence Funding Corporation (Delaware corporation)	Sithe/Independence Power Partners, L.P. (Delaware limited partnership)	100%
Sithe/Independence Power Partners, L.P. (Delaware limited partnership)	Sithe Energies, Inc. (Delaware corporation)	99% LP
	Sithe/Independence LLC (Delaware LLC)	1% GP
Dynegy Oakland, LLC (Delaware LLC)	Dynegy Power Generation Inc. (Delaware corporation)	100%
Dynegy South Bay, LLC (Delaware LLC)	Dynegy Power Generation Inc. (Delaware corporation)	100%
Dynegy Morro Bay, LLC (Delaware LLC)	Dynegy Power Generation Inc. (Delaware corporation)	100%
Dynegy Moss Landing, LLC (Delaware LLC)	Dynegy Power Generation Inc. (Delaware corporation)	100%
Casco Bay Energy Company, LLC (Delaware LLC)	Dynegy Power Generation Inc. (Delaware corporation)	100%

SCHEDULE 3.09

LITIGATION

1.             GenOn Energy, Inc.  v. State Water Resources Control Board, No. 34-2010-80000701 (Cal. Super. Ct. Sacramento County).  Dynegy Moss Landing, LLC and Dynegy Morro Bay, LLC joined other electric generators in this Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief, challenging the State Water Resources Control Board’s adoption of the Water Quality Control Policy on the Use of Coastal and Estuarine Waters for Power Plant Cooling (the “OTC Policy”).  The OTC Policy would require impingement mortality and entrainment reduction standards to be achieved by December 31, 2015 at Morro Bay and December 31, 2017 at Moss Landing.  Settlement negotiations are ongoing.  The court hearing on the petition is scheduled for June 21, 2013.

2.             In May 2012, Southern California Edison (“SCE”) notified Dynegy Morro Bay, LLC  and Dynegy Moss Landing, LLC that it was terminating certain energy and capacity contracts with those entities.  The validity of the purported terminations and subsequent actions by SCE are being disputed by Dynegy.

SCHEDULE 3.17

ENVIRONMENTAL MATTERS

1.             Known historical contamination/recognized environmental conditions have been identified at the following facilities, as described in the referenced sections of the following reports:

Facility	Title/Author	Area/Issue & Report Section
Morro Bay	Phase II Environmental Site Assessment Report / Fluor Daniel GTI, July 1997

Remedial Issues I-II: I. petroleum hydrocarbons in soil and groundwater (Section 5.2.1), and II. petroleum hydrocarbons near oil transfer pond (Section 5.2.2); impacts under petroleum storage tanks (Section 6.1); impacts under permanent structures (Section 6.2); impacts under active RCRA units (Section 6.3)

Phase I Environmental Site Assessment / TRC, October 28, 2005

Friable asbestos debris in onsite tank farm soils, soil and groundwater impacts from abandoned septic system — power plant property, material threat of release from abandoned oil line — oil pipeline easement, potential for lead contamination in soil where lead painted equipment has been maintained or dismantled, potential for hydrocarbon contamination in soil at the offsite tank farm secondary containment basin (Section 8.0)

Moss Landing	Phase II Environmental Site Assessment / Fluor Daniel GTI July 1997

Remedial Issues I —IV: VOC in groundwater (Section 5.2.1), II. chromium in groundwater (Section 5.2.2), III. petroleum hydrocarbons in soil (Section 5.2.3), and IV. petroleum hydrocarbons in groundwater (Section 5.2.4); impacts under petroleum storage tanks (Section 6.1); impacts under permanent structures (Section 6.2); impacts under active RCRA units (Section 6.3)

	Phase I Environmental Site Assessment / TRC, October 31, 2005	Residual oil remaining in soils in the Middle Tank Farm “Area A” and potential for ongoing migration of contamination onsite from offsite locations (Section 8.0)

Oakland	Phase II Environmental Site Assessment / Fluor Daniel GTI, July 1997

Petroleum hydrocarbons in onsite soil ground water and PSH (Section 5.2.1), metals in near surface soil (Section 5.2.2), manmade structures (Section 5.2.3), PAHs in near surface soil (Section 5.2.4); cyanide in soil and groundwater (Section 5.2.5)

South Bay	Phase II Environmental Site Assessment / Flour Daniel GTI July 1998

Fuel Storage Area (Section 2.2.1), Process Treatment and Former Surface Impoundments (Section 2.2.2), Power Generation 2.2.3), Construction Yard and Hazardous Materials Storage Area (Section 2.2.4), Non-operational Area (Section 2.2.5), National City Terminal (Section 2.2.6); Summary (Section 6.1, including inaccessible areas under existing structures)

2.             California Regional Water Quality Control Board, San Diego Region, Order No. R9-2004-0154, NPDES Permit No. CA0001368 (Nov. 10, 2004), Waste Discharge Requirements for Dynegy South Bay, LLC South Bay Power Plant, Finding #19 stated, “Measures to mitigate the detrimental impacts of the SBPP discharge to the discharge channel are needed.  Measures to restore the Beneficial Uses of south San Diego Bay and to rehabilitate the damage caused to the biological resources of the Bay are also necessary.”  The South Bay Power Plant was retired at the end of 2010.  No further action was taken with respect to this Finding during the term of the permit.  If, in the future, Dynegy South Bay, LLC is held responsible for remediation/ restoration/rehabilitation of the Bay or the discharge channel, responsibility would likely be shared with the South Bay Power Plant’s prior owners/operators, as well as other sources that have contributed to any damage/detrimental impacts.

SCHEDULE 3.19(a)

UCC FILING OFFICES

1.              California Secretary of State.

2.              Delaware Secretary of State

3.              Illinois Secretary of State.

4.              Maine Secretary of State.

5.              Pennsylvannia Secretary of State.

6.              New York Secretary of State.

SCHEDULE 3.19(c)

MORTGAGE FILING OFFICES

	Property	Filing Office
1.	CASCO BAY 125 Shore Road, Veazie, ME, 04401 Penobscot County, Maine	Penobscot County Register of Deeds

2.	KENDALL 1401 County Line Road, Minooka, IL 60447 Kendall and Grundy Counties, Illinois	Kendall County Recorder Grundy County Recorder

3.	MORRO BAY 1290 Embarcadero Marro Bay, CA 93442 San Luis Obispo County, California	San Luis Obispo County Recorder

4.	MOSS LANDING HWY 1 & Dolan Road, Moss Landing, CA 95039 Monterey County, California	Monterey County Recorder

5.	OAKLAND 50 Martin Luther King Way Oakland, CA 94607 Alameda County, CA	Alameda County Recorder

	Property	Filing Office
6.	ONTELAUNEE 5115 Pottsville Pike, Reading, PA 19605 Berks County, Pennsylvania	Berks County Recorder of Deeds

7.	SITHE(2) 76 Independence Way Scriba, NY 13126 Oswego County, New York

(2)  The Mortgage encumbering the real property located in the State of New York and owned by Sithe does not secure the Loans made pursuant to the Revolving Credit Agreement.

SCHEDULE 3.20

PART A — OWNED REAL PROPERTY

1.                                      CASCO BAY: Casco Bay Energy Company, LLC, a Delaware limited liability company  — Penobscot County, Maine

2.                                      KENDALL: Dynegy Kendall Energy, LLC, a Delaware limited liability company — Kendall and Grundy Counties, Illinois

3.                                    MORRO BAY:  Dynegy Morro Bay, LLC, a Delaware limited liability company — San Luis Obispo County, California

4.                                    MOSS LANDING: Dynegy Moss Landing, LLC, a Delaware limited liability company — Monterey County, California

5.                                    OAKLAND:  Dynegy Oakland, LLC, a Delaware limited liability company — Alameda County, California

6.                                    ONTELAUNEE:  Ontelaunee Power Operating Company, LLC, a Delaware limited liability company — Berks County, Pennsylvania

7.                                      SITHE:  Sithe/Independence Power Partners, L.P., a Delaware limited partnership — Oswego County, New York

PART B — LEASED REAL PROPERTY

None.

SCHEDULE 3.28

DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts:

Grantor/
Holder	Depositary Institution and Address	Account Number
Dynegy Power, LLC	JPMorgan Chase Bank, N.A. Global TS Contract & Documentation 420 W Van Buren Street, 9th floor Suite IL1-0199 Chicago, Il 60606-3534	989905211 989905229 989905237 989905245 989905252

Dynegy Gas Investments Holdings, LLC	JPMorgan Chase Bank, N.A. Global TS Contract & Documentation 420 W Van Buren Street, 9th floor Suite IL1-0199 Chicago, Il 60606-3534	989905203

Dynegy Power, LLC	JPMorgan Chase Bank, N.A. Global TS Contract & Documentation 420 W Van Buren Street, 9th floor Suite IL1-0199 Chicago, Il 60606-3534	406308267

Dynegy Power, LLC	BNY Mellon 101Barclay Street, FL8W New York, New York 10286	334697

Dynegy Power, LLC	Barclays Bank 200 Park Avenue New York, New York 10166	50705156

Dynegy Marketing and Trade, LLC	JPMorgan Chase Bank, N.A. Global TS Contract & Documentation 420 W. Van Buren Street, 9th Floor Suite IL 1-0199 Chicago, IL 60606-3534	5553911

Security Accounts:

Dynegy Power, LLC	Barclays Bank 200 Park Avenue New York, New York 10166	837-20595-12-424

SCHEDULE 3.30

PERMITS

1.              Kendall NPDES Permit No. IL0073806.  A renewal NPDES Permit for the Kendall Power Station is anticipated to be issued by the Illinois EPA.  Such renewal permit will remain subject to appeal for a period of 35 days, during which time it remains open to challenge through administrative proceedings.

SCHEDULE 4(a)

LOCAL COUNSEL

CALIFORNIA

Akin, Gump, Strauss, Hauer & Feld LLP

ILLINOIS
Vedder, Price, Kaufman & Kammholz

MAINE

Pierce Atwood LLP

PENNSYLVANIA
Stevens & Lee P.C.

SCHEDULE 6.01

EXISTING INDEBTEDNESS

Name/Project	All Indebtedness arising under or in connection with the following documents, as they may be amended or supplemented prior to the date hereof
Term Loan Credit Facility

Credit Agreement dated as of August 5, 2011 by and among Dynegy Power, LLC, as Borrower, Dynegy Gas Investments Holdings, LLC, as Intermediate Holdings, the lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Trustee, and the other parties thereto, as amended, restated or otherwise supplemented from time to time and in effect as of the date hereof.

Letter of Credit Facility — Credit Suisse	Letter of Credit Reimbursement and Collateral Agreement dated as of August 5, 2011 between Dynegy Power, LLC, as Account Party, and Credit Suisse AG, Cayman Islands Branch, as Issuing Lender.
Letter of Credit Facility — Barclays	Letter of Credit Reimbursement and Collateral Agreement dated as of August 5, 2011 between Dynegy Power, LLC, as Account Party, and Barclays Bank PLC, as Issuing Lender.

SCHEDULE 6.02

EXISTING LIENS

UCCs
Entity	Jurisdiction	Secured Party	Description of UCC Financing Statement	File number and date
Blue Ridge Generation LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040857 08-05-11
Casco Bay Energy Company, LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040675 08-05-11
		Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2011 3040741 08-05-11
	ME - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2110002082559-35 08-08-11
Dynegy Gas Investments Holdings, LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040030 08-05-11
Dynegy Kendall Energy, LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040949 08-05-11
		Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2011 3040964 08-05-11
	IL — SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	165014114 FS 08-05-11
Dynegy Moss Landing, LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040451 08-05-11
		Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2011 3040584 08-05-11
	CA — SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	11-7280418446 08-05-11
Dynegy Oakland, LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040204 08-05-11
		Credit Suisse AG, Cayman Islands Branch,	All assets of the Debtor, whether now	2011 3040394 08-05-11

		as Collateral Trustee	existing or hereafter arising (transmitting Utility filing)
	CA — SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	11-7280418204 08-05-11
Dynegy Power, LLC (fka Dynegy Power Corp.)	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040113 08-05-11
	Harris County, TX	State of Texas	Franchise Tax 1998 through 2000 $13,167.89	V949871 07-22-02
Dynegy South Bay, LLC	DE - SOS	Greatamerica Leasing Cooperation	Leased Copiers	93217889 10-07-09
		Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2011 3041871 08-05-11
		Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040253 08-05-11
	CA - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	11-7280418183 08-05-11
Dynegy South Bay, LLC (fka LSP South Bay, LLC)	DE - SOS	US Express Leasing, Inc.	Leased canon copiers	63830593 11-02-06
Ontelaunee Power Operating Company, LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3041673 08-05-11
		Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2011 3040311 08-05-11
	PA - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2011080804423 08-05-11
Sithe Energies, Inc.	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040808 08-05-11
Sithe/Independence LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2011 3041723 08-05-11
Sithe/Independence Power Partners, L.P.	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040865 08-05-11
Black Mountain CoGen, Inc.	DE - SOS	ABN AMRO Bank, N.V.	In lieu of continuation Partnership interest in Nevada	10890348 08-22-01

			Cogeneration Associates #1 Continuation Continuation	61219302 04-11-06 2011 2795568 07-20-11
		Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040550 08-05-11
Dynegy Morro Bay, LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	2011 3040626 08-05-11
		Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising (transmitting Utility filing)	11-7280418325 08-05-11
	CA — SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3040774 08-05-11
Dynegy Power Generation Inc. (fka Dynegy Gen Finance Co, LLC by way of merger)	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2012 2989244 08-02-12
Dynegy Marketing and Trade, LLC	DE — SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2011 3041780 08-05-11
Dynegy Equipment, LLC	DE - SOS	Credit Suisse AG, Cayman Islands Branch, as Collateral Trustee	All assets of the Debtor, whether now existing or hereafter arising	2012 2989178 08-02-12

SCHEDULE 6.10(a)

PERMITTED CAPITAL EXPENDITURES

Capital Expenditures made in the fiscal year ending December 31, 2013, commencing from the Closing Date, in an amount not to exceed approximately $117 million.

SCHEDULE 6.10(d)

ENVIRONMENTAL CAPITAL EXPENDITURES

AND PROPOSED LEGISLATION

1.     Greenhouse Gases (“GHG”)

A.    Federal

a.     Federal Legislation.  Since 2003 several bills have been introduced in Congress that, if passed, would compel reductions in carbon dioxide (“CO2”) and/or GHG emissions from power plants.  Future enactment of federal legislation requiring CO2 and/or GHG emission reductions from power plants remains possible.

b.     Federal Regulation.

(i) Prevention of Significant Deterioration (“PSD”).  On June 3, 2010 (75  Fed. Reg. 31514), the U.S. Environmental Protection Agency (“EPA”) issued a final rule to “phase in” new GHG emissions applicability thresholds for its PSD permit program and for the Title V operating permit program (the “GHG Tailoring Rule”).  Application of the PSD program to GHG emissions will require implementation of best available control technology (“BACT”) for new and modified sources of GHG.  In February 2012, the EPA proposed not to change its GHG Tailoring Rule permitting thresholds but indicated that a subsequent rulemaking will be completed by April 30, 2016, to determine whether it would be appropriate to lower the thresholds at that time.  States also have taken, are taking or may take regulatory action to incorporate the federal GHG Tailoring Rule requirements into state air permit programs.

(ii)   GHG NSPS/Emission Guidelines.  On December 30, 2010, the EPA published a Notice of Proposed Settlement Agreement of a Clean Air Act citizen suit in New York, et al. v. EPA, a challenge to its 2006 final new source performance standards (“NSPS”) for electric utility steam generating units (“EGUs”), which did not establish standards of performance for GHG emissions.  The settlement, as subsequently modified, requires the EPA to issue a proposed NSPS for control of GHG emissions from new and modified EGUs, as well as proposed emission guidelines for control of GHG emissions from existing EGUs.  On April 13, 2012 (77 Fed. Reg. 22391), the EPA issued proposed carbon pollution standards for new EGUs.  The EPA has not yet proposed carbon standards for existing EGUs.

B.    State

Many states have considered, will consider, are considering, or are in some stage of implementing state-only (including regional) requirements intended to reduce emissions of GHGs from stationary sources, including power plants, as a means of addressing climate change.  Any state in which one of our electric generating facilities operates may in the future impose GHG emission reduction requirements.  Examples of state GHG regulatory efforts affecting our generating facilities include, but are not limited, to the following.

a.     California Global Warming Solutions Act.  The California Global Warming Solutions Act (“AB 32”) became effective in January 2007 and requires the California Air Resources Board (“CARB”) to develop of a GHG emission control program that will reduce emissions of GHG in the state to 1990 levels by 2020.  In October 2011, the CARB adopted its final GHG cap-and-trade regulation, which became effective on January 1, 2012, but cap-and-trade compliance obligations did not become effective until January 1, 2013.  Modifications to the program are expected to be made through additional rulemakings.  Initially, the program applies to large stationary sources, including power generation facilities.

b.     Regional Greenhouse Gas Initiative (“RGGI”).  On January 1, 2009, our assets in New York and Maine became subject to a state-driven GHG emission control program known as RGGI.  RGGI was initially developed and implemented by ten New England and Mid-Atlantic states to reduce CO2 emissions from power plants.  The participating RGGI states implemented rules regulating GHG emissions using a cap-and-trade program to reduce CO2 emissions by at least 10 percent of 2009 emission levels by the year 2018.  Compliance is measured across a three-year control period with the current control period covering 2012-2014.  The participating states are currently reviewing the RGGI program and are expected to lower the CO2 emissions cap.

c.     Midwest Greenhouse Gas Accord (“MGGA”).  Our assets in Illinois may become subject to a regional GHG cap and trade program being developed under the MGGA, an agreement among six states and one Canadian province to create the Midwestern Greenhouse Reduction Program to establish GHG reduction targets and timeframes consistent with member states’ targets and to develop a market-based and multi-sector cap and trade mechanism to achieve the GHG reduction targets.  Illinois has set a goal of reducing GHG emissions to 1990 levels by the year 2020, and to 60 percent below 1990 levels by 2050.

d.     New York State CO2 Performance Standards for Major Electric Generating Facilities.  In June 2012, the New York State Department of Environmental Conservation (“NYSDEC”) adopted regulations limiting CO2 emissions from new electric generating facilities and existing electric generating facilities that commence construction of increase in capacity of at least 25 megawatts.

2.             New York NOx RACT Rule.  In June 2010, NYSDEC issued a final rule establishing revised Reasonably Available Control Technology (“RACT”) emission limits for oxides of nitrogen (“NOx”) from stationary combustion installations.  Compliance with the revised NOx RACT limits is required by July 1, 2014.

3.             Cross-State Air Pollution Rule (“CSAPR”).  On July 6, 2011, the EPA issued its final rule on Federal Implementation Plans to Reduce Interstate Transport of Fine Particulate Matter and Ozone (the CSAPR, formerly known as the Transport Rule).  The rule would impose cap and trade programs within each affected state (including Illinois, New York and Pennsylvania) that cap emissions of SO2 (annual) and NOx (annual and ozone season) at levels to eliminate that state’s contribution to nonattainment in, or interference with maintenance of attainment status by, down-wind areas with respect to the National Ambient Air Quality Standards for fine particulate matter (“PM2.5”) and ozone.  On December 30, 2011, the U.S. Court of Appeals for the District of Columbia Circuit issued an order staying implementation of the CSAPR.  In response, the EPA reinstated the Clean Air Interstate Rule (“CAIR”) pending judicial review.  On August 21, 2012, the court vacated the CSAPR and ordered the EPA to continue administering the CAIR pending the promulgation of a valid replacement rule.  The EPA and others have filed petitions for rehearing, which remain pending.  The EPA has not yet announced plans regarding a possible replacement rule for CSAPR/CAIR.

4.             National Ambient Air Quality Standards (“NAAQS”).  The Clean Air Act requires the EPA to periodically review and, as necessary, revise the NAAQS.  For example, in June 2010, the EPA adopted a new 1-hour SO2 NAAQS and, on December 14, 2012, the EPA issued a final rule lowering the PM2.5 NAAQS.  The EPA is expected to complete its review of the ozone NAAQS in 2013.  Additional emission reduction requirements and/or interstate air transport rules to address compliance with the existing or revised NAAQS may be imposed in future federal or state proceedings.

5.             Steam Electric Power Generating Effluent Limitation Guidelines.  Under a settlement agreement, as amended, the EPA would be required to propose revisions to the Effluent Limitation Guidelines for steam electric units (40 C.F.R. Part 423) by April 19, 2013 and to take final action on the proposal by May 22, 2014.

6.             California Water Intake Policy.  On May 4, 2010, the California State Water Resources Control Board (“Water Board”) adopted its Statewide Water Quality Control Policy on the Use of Coastal and Estuarine Waters for Power Plant Cooling (the “Policy”).  Compliance with the Policy will be required at the Morro Bay Power Plant by December 31, 2015 and at the Moss Landing Power Plant by December 31, 2017.  In accordance with the Policy, on April 1, 2011, Dynegy submitted proposed compliance plans for the Morro Bay and Moss Landing facilities.  The Water Board has considered and may consider revisions to the Policy.

7.             Cooling Water Intake Structures.  On April 20, 2011 (76 Fed. Reg. 22174), the EPA issued a proposed rule under Clean Water Act section 316(b) for cooling water intake structures at existing facilities.  The proposed rule would establish impingement mortality and entrainment standards and related requirements.  Under a settlement agreement, as amended, the EPA will finalize the rule by June 27, 2013.

8.             NSPS for Stationary Gas Turbines and Stationary Combustion Turbines.   On August 29, 2012 (77 Fed. Reg. 52554), the EPA issued proposed revisions to the standards of performance for new, modified and reconstructed stationary gas turbines and combustion turbines, 40 C.F.R. Part 60, Subparts GG and KKKK.

9.             The EPA has proposed “Guidance Regarding Identification of Waters Protected by the Clean Water Act”, 76 Fed. Reg. 24479 (May 2, 2011).  While adoption of the guidance would not itself impose any new material environmental burdens on Dynegy Gas Investments Holdings, LLC’s or its subsidiaries’ facilities, it may result in our facilities becoming subject to Corps of Engineers and/or state regulatory requirements.

10.          Industrial Boiler Hazardous Air Pollutant Emission Standards.  In March 2011, the EPA issued emission standards to control hazardous air pollutants from new and existing industrial, commercial and institutional boilers, 40 C.F.R. Part 63, Subparts JJJJJJ (area sources) and DDDDD (major sources).  On December 20, 2012, the EPA finalized revisions to these boiler hazardous air pollutant standards.  Existing boilers at major sources generally have until early 2016 to comply.  Existing boilers at area sources generally have until March 2014 to comply.

11.          California NPDES General Permit for Discharge of Storm Water Associated with Industrial Activities.  On July 18, 2012, the Water Board released for public comment the 2012 Draft NPDES General Permit for Discharge of Storm Water Associated with Industrial Activities, which would revise the 1997 version of this general permit.  The Water Board expects to adopt the revised general permit in 2013.

12.          Without limitation, any federal, state, local or regional legislation or regulation related to or arising out of any one of items 1-11 above that becomes any Environmental Law.

Exhibit A

to the Credit Agreement

ADMINISTRATIVE QUESTIONNAIRE

I. Borrower Name:	DYNEGY POWER, LLC

II. Legal Name of Lender for Signature Page:

III. Name of Lender for any eventual tombstone:

IV. Legal Address:

V. Contact Information:

	Credit Contact	Operations Contact	Legal Counsel
Name:
Title:
Address:

Telephone:
Facsimile:
Email: Address:

VI.  Lender’s Wire Payment Instructions:

Pay to:
(Name of Lender)

	(ABA#)	(City/State)

	(Account #)	(Account Name)

VII.  Organizational Structure:

Foreign Branch, organized under which laws etc.

Lender’s Tax ID:

Tax withholding Form Attached (For Foreign Buyers)

☐   Form W-9

☐   Form W-8BEN/W-8ECI

☐   Form 4224 effective:

☐   Form 1001

☐   W/Hold                   % Effective

☐   Form 4224 on file with Administrative Agent from previous year’s transaction

VIII. Payment Instructions:

Servicing Site:

Pay To:

IX. Name of Authorized Officer:

Name:
Signature:
Date:

X.  Institutional Investor Sub-Allocations

Institution Legal Name:
Fund Manager:
Sub-Allocations:

Exact Legal Name (for documentation purposes)	Sub- Allocation (Indicate US$)	Direct Signer to Credit Agreement (Yes / No)	Purchase by Assignment (Yes / No)	Date of Post Closing Assignment
1.
2.
3.
4.
5.
6.
7.
Total

Special Instructions

Exhibit B

to the Credit Agreement

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	is a[n] [Permitted Affiliate Assignee/Eligible Assignee](1)

3.	Borrower:	Dynegy Power, LLC, a Delaware limited liability company

4.	Administrative Agent:	Royal Bank of Canada, as Administrative Agent under the Credit Agreement

5.	Credit Agreement

The Credit Agreement dated as of January 16, 2013, among the Borrower, Dynegy Gas Investments Holdings, LLC, a Delaware limited liability company, the Lenders, the Administrative Agent and RBC Capital Markets, Barclays Bank PLC, Citigroup Global Markets, Inc., Deutsche Bank Securities, Goldman Sachs Bank USA and UBS Securities LLC, as Joint Bookrunners and Joint Lead Arrangers.

(1)                                 Select as applicable.

6.             Assigned Interest:

Facility Assigned	Aggregate Amount of Revolving Credit Commitments/Revolving Loans for all Lenders	Amount of Revolving Credit Commitments/Revolving Loans Assigned	Percentage Assigned of Revolving Credit Commitments/Revolving Loans(2)
Revolving Loans	$	$		%
Revolving Credit Commitments	$	$		%

(Signature page follows)

(2)                                 Set forth, to at least 9 decimals, as a percentage of the Revolving Credit Commitment/Revolving Loans of all Lenders thereunder.

Effective Date:                                  , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:

DYNEGY POWER, LLC

By:
Name:
Title:](3)

(3)  If required pursuant to Section 9.04(b) of the Credit Agreement

ANNEX 1

DYNEGY POWER, LLC

TERM LOAN CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ACCEPTANCE AGREEMENT

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Loan Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is a Foreign Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the

Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Exhibit C

to the Credit Agreement

FORM OF BORROWING REQUEST

of

DYNEGY POWER, LLC

Royal Bank of Canada, as Administrative Agent for the

Lenders referred to below,

20 King Street West, 4th Floor

Toronto, Ontario M5H 1C4

Canada

Attention of [                    ]

[Date]

Ladies and Gentlemen:

The undersigned, Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), refers to that certain Credit Agreement, dated as of January 16, 2013, among the Borrower, DYNEGY GAS INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (“Intermediate Holdings”), the lenders from time to time party thereto (the “Lenders”), ROYAL BANK OF CANADA as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and RBC CAPITAL MARKETS, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS, INC., DEUTSCHE BANK SECURITIES, GOLDMAN SACHS BANK USA and UBS SECURITIES LLC, as Joint Bookrunners and Joint Lead Arrangers (collectively, the “Joint Lead Arrangers”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in connection therewith sets forth below the terms on which such Borrowing is requested to be made:

(A)          Date of Borrowing

(which is a Business Day)

(B)          Principal Amount of Borrowing

(C)          Type of Borrowing(4)

(D)          Interest Period and the last day thereof(5)

(4)  Specify Eurodollar Borrowing or ABR Borrowing.  If no election is specified, the Borrowing shall be an ABR Borrowing.

(5)  Applicable only for Eurodollar Borrowings and shall be subject to the definition of “Interest Period” and Section 2.02 of the Credit Agreement and end not later than the Maturity Date.  If no election is specified for Eurodollar Borrowings, the Interest Period shall be one month.

(E)                                Funds are requested to be disbursed to the Borrower’s account with                            (Account No.                                    ).

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Borrowing Request and on the date of the related Borrowing, the conditions to lending specified in paragraphs (b) and (c) of Section 4.02 of the Credit Agreement have been satisfied.

(Signature page follows)

DYNEGY POWER, LLC

By:
Name:
Title:

Exhibit D

to the Credit Agreement

FORM OF CONTINUATION/CONVERSION NOTICE

Royal Bank of Canada, as Administrative Agent for the

Lenders referred to below,

20 King Street West, 4th Floor

Toronto, Ontario M5H 1C4

Canada

The undersigned, Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), refers to that certain Credit Agreement, dated as of January 16, 2013, among the Borrower, DYNEGY GAS INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (“Intermediate Holdings”), the lenders from time to time party thereto (the “Lenders”), ROYAL BANK OF CANADA as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and RBC CAPITAL MARKETS, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS, INC., DEUTSCHE BANK SECURITIES, GOLDMAN SACHS BANK USA and UBS SECURITIES LLC, as Joint Bookrunners and Joint Lead Arrangers (collectively, the “Joint Lead Arrangers”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.                                      The Borrower hereby notifies the Administrative Agent, pursuant to Section 2.10 of the Credit Agreement, of the following:

(a)                                 [Conversion] [Continuation] of Revolving Loans:

(i)                                     The Borrower requests a [Conversion] [Continuation] of Revolving Loans in the amount of $[                ] on [mm/dd/yy].

(ii)                                  The Revolving Loans to be [Converted] [Continued] are [ABR Loans] [Eurodollar Loans].

(iii)                               The Revolving Loans resulting from the [Conversion] [Continuation] will be [ABR Loans] [Eurodollar Loans].

(iv)                              [The Interest Period for such Revolving Loans will be [                    ] month[s].](6)

[Remainder of page intentionally blank; signature page follows]

(6)  Insert only if the Revolving Loans resulting from Conversion/Continuation will be Eurodollar Loans.

D-1

DYNEGY POWER, LLC

By:
Name:
Title:

D-2

Exhibit E

to the Credit Agreement

FORM OF [CONDITIONAL] PREPAYMENT NOTICE

Royal Bank of Canada, as Administrative Agent for the

Lenders referred to below,

20 King Street West, 4th Floor

Toronto, Ontario M5H 1C4

Canada

The undersigned, Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), refers to that certain Credit Agreement, dated as of January 16, 2013, among the Borrower, DYNEGY GAS INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company (“Intermediate Holdings”), the lenders from time to time party thereto (the “Lenders”), ROYAL BANK OF CANADA as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and RBC CAPITAL MARKETS, BARCLAYS BANK PLC, CITIGROUP GLOBAL MARKETS, INC., DEUTSCHE BANK SECURITIES, GOLDMAN SACHS BANK USA and UBS SECURITIES LLC, as Joint Bookrunners and Joint Lead Arrangers (collectively, the “Joint Lead Arrangers”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby notifies the Administrative Agent, pursuant to Section [2.09(c)][2.11] [2.12] of the Credit Agreement, of the following:

(a)                             [Voluntary] [Mandatory] Prepayment:

(i)                                     The Borrower will make a prepayment of the principal of the Revolving Loans in the amount of $[                ] on [mm/dd/yy].

(ii)                                  The Revolving Loans to be prepaid are of the following type: [ABR Loans] [Eurodollar Loans].

(iii)                               [The Revolving Loans to be prepaid are Eurodollar Loans, that have an Interest Period of [                    ] month[s] that will end on [mm/dd/yy].](7)

(b)                                 Termination or Reduction of Revolving Credit Commitments:

(i)                                     The Borrower hereby terminates the Revolving Credit Commitments effective as of [mm/dd/yy].

(ii)                                  The Borrower hereby reduces the Revolving Credit Commitments from $[                ] in aggregate amount to $[                ] in aggregate amount effective as of [mm/dd/yy].

[Notwithstanding the foregoing, the Borrower may rescind or postpone this notice of prepayment if the effectiveness of other credit facilities, the receipt of the proceeds from the

(7)  Insert only if Revolving Loans to be repaid are Eurodollar Loans.

issuance of other Indebtedness or [other identifiable event] upon which this notice is conditioned fails to occur.](8)

[Remainder of page intentionally blank; signature page follows]

(8)  Insert if prepayment notice is conditioned upon an identifiable event or condition pursuant to Section 2.09(c).

DYNEGY POWER, LLC

By:
Name:
Title:

Exhibit G

to Credit Agreement

FORM OF AFFILIATE SUBORDINATION AGREEMENT

of

DYNEGY POWER, LLC

AFFILIATE SUBORDINATION AGREEMENT, dated as of [                ], 20[    ] (this “Agreement”), among the subordinated lenders listed on Schedule 1 hereto (each a “Subordinated Lender” and collectively, the “Subordinated Lenders”), DYNEGY POWER, LLC, a Delaware limited liability company (the “Borrower”), and each Subsidiary listed on Schedule 2 hereto (together with the Borrower, each a “Subordinated Borrower” and collectively, the “Subordinated Borrowers”) and ROYAL BANK OF CANADA, in its capacity as Administrative Agent under the Credit Agreement for the benefit of the Lenders (each as defined below).

Reference is made to the Credit Agreement dated as of January 16, 2013 (as may be amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among the Borrower, DYNEGY GAS INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company, the lenders from time to time party thereto (the “Lenders”) and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), and the other banks, other financial institutions and entities party thereto from time to time.

All references to articles, sections, exhibits and schedules shall be deemed references to articles and sections of, and exhibits and schedules to, this Agreement, unless the context shall otherwise require.  Notwithstanding the foregoing, no Lender or Secured Party shall be deemed to be an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Loan Documents.

The ability under the Credit Agreement of any Subordinated Borrower to incur Indebtedness to any Subordinated Lender is conditioned upon the execution and delivery by such Subordinated Lender and each Subordinated Borrower of an agreement in the form hereof pursuant to which such Subordinated Lender agrees to subordinate its rights with respect to the Subordinated Obligations (as defined below) to the rights of the Senior Lenders (as defined below) under the Credit Agreement, all on the terms set forth herein.

Accordingly, each Subordinated Lender, each Subordinated Borrower and the Administrative Agent, on behalf of itself and each other Secured Party (each, as defined in the Credit Agreement and together with each of their respective successors or assigns, collectively, the “Senior Lenders”), hereby agrees as follows:

SECTION 1.                            Subordination.  (a)  Each Subordinated Lender hereby agrees that all its right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Lenders, the Administrative Agent, the Arrangers and each other Senior Lender in respect of the Obligations (as defined in the Credit Agreement, the “Senior Obligations”).  For purposes hereof, “Subordinated Obligations” means all obligations of each Subordinated Borrower to each Subordinated Lender in respect of loans, advances, extensions of credit or other Indebtedness, including in respect of principal, premium (if any), interest (including interest accruing after the maturity of the Revolving Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect thereof.

(b)                                 Each Subordinated Borrower and each Subordinated Lender agrees (in each case solely with respect to the Subordinated Obligations in respect of which it is the obligor or obligee, as the case may be, and solely with respect to each Subordinated Borrower or Subordinated Lender that is its counterparty on such Subordinated Obligations) that no payment (whether directly, by purchase, redemption, exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of any Subordinated Borrower to any Subordinated Lender not a Loan Party or received, accepted or demanded, directly or indirectly, by or on behalf of any Subordinated Lender not a Loan Party at any time upon the occurrence and during the continuation of an Event of Default.

(c)                                  Upon any distribution of the assets of any Subordinated Borrower or upon any dissolution, winding up, liquidation or reorganization of any Subordinated Borrower, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Subordinated Borrower, or otherwise (in each case except as permitted by the Credit Agreement):

(i)                                     the Senior Lenders shall first be entitled to receive unconditional, final and irrevocable payment in full in cash of the Senior Obligations (whenever arising) before any Subordinated Lender shall be entitled to receive any payment on account of the Subordinated Obligations of such Subordinated Borrower, whether of principal, interest, fees or otherwise; and

(ii)                                  any payment by, or on behalf of, or distribution of the assets of, such Subordinated Borrower of any kind or character on account of the Subordinated Obligations, whether in cash, securities, property or otherwise, to which any Subordinated Lender would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian, liquidating trustee or any other Person) directly to the Administrative Agent, for the benefit of the Senior Lenders, payable in accordance with the terms of the Credit Agreement, until the unconditional, final and irrevocable payment in full of all Senior Obligations.

(d)                                 Upon the occurrence and during the continuance of an Event of Default, each Subordinated Lender (if not a Loan Party) agrees not to ask, demand, sue for or take or receive from any Subordinated Borrower, in cash, securities, property or otherwise, or by setoff, purchase, redemption (including, without limitation, from or by way of collateral) or otherwise, payment of all or any part of the Subordinated Obligations and agrees, upon the occurrence and during the continuance of an Event of Default, that in connection with any proceeding involving any Subordinated Borrower under any bankruptcy, insolvency, reorganization, arrangement, receivership or similar law (i) the Administrative Agent is irrevocably authorized and empowered (in its own name or in the name of such Subordinated Lender or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the applicable Subordinated Obligations and enforcing any security interest or other Lien securing payment of such Subordinated Obligations) as the Administrative Agent may deem reasonably necessary or advisable for the exercise or enforcement of any of the rights, remedies, benefits or interests of the Senior Lenders and (ii) such Subordinated Lender shall duly and promptly take such action as the Administrative Agent may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Administrative Agent such irrevocable powers of attorney, assignments or other instruments as the Administrative Agent may reasonably request in order to enable the Administrative Agent to enforce any and all claims with respect to, and any security interests and other Liens securing payment of, the applicable Subordinated Obligations and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations.  A copy of this Agreement may be filed with any court as evidence of each Senior Lender’s right, power and authority hereunder.

(e)                                  In the event that any payment by, or on behalf of, or distribution of the assets of, any Subordinated Borrower of any kind or character, whether in cash, securities, property or otherwise, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of any Subordinated Lender or any Affiliate thereof at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held by such Subordinated Lender or Affiliate in trust (segregated from other property of such Subordinated Lender or Affiliate) for the benefit of, and shall forthwith be paid over to, the Administrative Agent, for the benefit of the Senior Lenders, payable in accordance with the terms of the Credit Agreement, until the unconditional, final and irrevocable payment in full of all Senior Obligations.

(f)                                   Subject to the prior unconditional, final and irrevocable payment in full of all Senior Obligations, each applicable Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payments or distributions in cash, securities, property or otherwise of each applicable Subordinated Borrower applicable to the Senior Obligations, and, as between and among a Subordinated Borrower, its creditors (other than the Senior Lenders) and the applicable Subordinated Lenders, no such payment or distribution made to the Senior Lenders by virtue of this Agreement that otherwise would have been made to any applicable Subordinated Lender shall be deemed to be a payment by the applicable Subordinated Borrower on account of the Subordinated Obligations, it being understood that the provisions of this Section 1(f) are intended solely for the purpose of defining the relative rights of the Subordinated Lenders and the Senior Lenders.

(g)                                  Without the prior written consent of the Administrative Agent, no Subordinated Borrower shall give, or permit to be given, and shall cause each of its subsidiaries not to give or permit to be given, and no Subordinated Lender shall receive, accept or demand, (i) any security of any nature whatsoever for any Subordinated Obligations on any cash, securities, property or other assets, whether now existing or hereafter acquired, of any Subordinated Borrower or any subsidiary of any Subordinated Borrower, unless such security shall by its terms be subject to enforcement and collection by the Administrative Agent or the Collateral Trustee, as the case may be, in connection with any action in respect of enforcement or collection taken under Section 1(c) above or (ii) any Guarantee, of any nature whatsoever, by any Subordinated Borrower or any subsidiary of any Subordinated Borrower, of any Subordinated Obligations other than any Guarantee subordinated to the Senior Obligations on terms substantially identical to (and no less favorable in any significant respect to the Senior Lenders than) those hereof.  Each Subordinated Lender agrees that all the proceeds of any such security or Guarantee shall be subject to the provisions hereof with respect to payments and other distributions in respect of the Subordinated Obligations.

(h)                                 Each Subordinated Lender and each Subordinated Borrower agrees that all Subordinated Obligations, if evidenced by a promissory note, will be evidenced solely by a single promissory note in the form attached as Annex 1 to Exhibit F of the Term Loan Credit Agreement or, after the termination of the Term Loan Credit Agreement, in the form attached hereto as Annex 1 (unless and to the extent otherwise agreed by the Administrative Agent), and that such promissory note and any and all instruments now or hereafter creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall, after the termination of the Term Loan Credit Agreement, contain the following legend:

“Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement, dated as of [                ], 20[    ], among the Subordinated Lenders, the Subordinated Borrowers and Royal Bank of Canada, in its capacity as Administrative Agent under the Credit Agreement, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.”

(i)                                     Each Subordinated Lender agrees that, except for claims submitted in any proceeding contemplated by Section 1(c), it will not take any action to cause any Subordinated Obligations to become payable prior to their scheduled maturity (which, in the case of any demand notes, shall be the date demand is made thereunder) or exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then prohibited by this Agreement, and each Subordinated Lender further agrees not to file, or to join with any other creditors of any Subordinated Borrower in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of such Subordinated Borrower or any other marshalling of the assets and liabilities of such Subordinated Borrower (provided that this prohibition shall in no event be construed so as to limit (x) any Subordinated Lender’s right to cause any Subordinated Obligations to become payable prior to their scheduled maturity if all the outstanding Revolving Loans under the Credit

Agreement have been declared forthwith due and payable and all of the Revolving Credit Commitments terminated prior to their scheduled maturity date) or (y) any Subordinated Borrower’s right to prepay any Subordinated Obligation if the respective prepayment is not otherwise prohibited at such time hereunder or under the Credit Agreement.  Each Subordinated Lender further agrees, to the fullest extent permitted under applicable law, that it will not cause any Subordinated Borrower to file any such petition, commence any such proceeding or make any such assignment referred to above until all Senior Obligations have been unconditionally and irrevocably paid in cash.

SECTION 2.                            Waivers and Consents.  (a)  Each Subordinated Lender waives the right to compel that the Collateral or any other assets or property of any Subordinated Borrower or any of its subsidiaries or the assets or property of any guarantor of the Senior Obligations or any other Person be applied in any particular order to discharge the Senior Obligations.  Each Subordinated Lender expressly waives the right to require the Senior Lenders to proceed against any Subordinated Borrower, any of its subsidiaries, the Collateral, any other assets or property of any Subordinated Borrower or any of its subsidiaries or any guarantor of the Senior Obligations or any other Person, or to pursue any other remedy in any Senior Lender’s power which such Subordinated Lender cannot pursue and which would lighten such Subordinated Lender’s burden, notwithstanding that the failure of any Senior Lender to do so may thereby prejudice such Subordinated Lender.  Each Subordinated Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Lenders reduced by (i) any Senior Lender’s delay in proceeding against or enforcing any remedy against any Subordinated Borrower, any of its subsidiaries, the Collateral or any other asset or property of any Subordinated Borrower or any of its subsidiaries or any guarantor of the Senior Obligations or any other Person, (ii) any Senior Lender releasing any Subordinated Borrower, any of its subsidiaries, the Collateral or any other asset or property of any Subordinated Borrower or any of its subsidiaries or any other guarantor of the Senior Obligations or any other Person from all or any part of the Senior Obligations or (iii) the discharge of any Subordinated Borrower, any of its subsidiaries, the Collateral or any other asset or property of any Subordinated Borrower or any of its subsidiaries or any guarantor of the Senior Obligations or any other Person by an operation of law or otherwise, with or without the intervention or omission of a Senior Lender.  Any Senior Lender’s vote to accept or reject any plan of reorganization relating to any Subordinated Borrower, any of its subsidiaries, the Collateral or any other asset or property of any Subordinated Borrower or any of its subsidiaries or any guarantor of the Senior Obligations or any other Person, or any Senior Lender’s receipt on account of the Senior Obligations, other than the unconditional, final and irrevocable payment in full in cash thereof, of any cash, securities, property or other assets distributed in any bankruptcy, reorganization, insolvency or similar proceeding, shall not discharge, exonerate, or reduce the obligations of any Subordinated Lender hereunder to the Senior Lenders.

(b)                                 Each Subordinated Lender waives all rights and defenses arising out of an election of remedies by the Senior Lenders, even though that election of remedies, including, without limitation, any non-judicial foreclosure with respect to security for the Senior Obligations, has impaired the value of such Subordinated Lender’s rights of subrogation, reimbursement or contribution against any Subordinated Borrower or any other guarantor of the Senior Obligations or any other Person.  To the extent permitted by applicable law, each Subordinated Lender expressly waives any rights or defenses it may have by reason of protection afforded to any Subordinated Borrower or any other guarantor of the Senior Obligations or any other Person with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or non-judicial foreclosure of real property or personal property Collateral for the Senior Obligations.

(c)                                  Each Subordinated Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by any Senior Lender may be rescinded in whole or in part by such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the applicable Subordinated Borrower, any of its subsidiaries or any other guarantor or any other party upon or for any part thereof, or any Collateral or Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, replaced, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Lenders, in each case without notice to or further assent by any Subordinated Lender, which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements of the Subordinated Lenders provided for herein.

(d)                                 Each Subordinated Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement.  The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of each Subordinated Borrower in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between each Subordinated Borrower and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement.  Each Subordinated Lender acknowledges and agrees that the Senior Lenders have relied upon the subordination and other agreements provided for herein in consenting to the Subordinated Obligations.  Each Subordinated Lender waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

SECTION 3.                            Transfers.  Each Subordinated Lender shall not sell, assign or otherwise transfer or dispose of, in whole or in part, all or any part of the Subordinated Obligations or any interest therein to any other Person (a “Transferee”), other than another Subordinated Lender bound by the provisions of this Agreement, or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance whatsoever upon all or any part of the Subordinated Obligations or any interest therein in favor of any Transferee (other than Permitted Liens) unless (a) such action is made expressly subject to this Agreement and (b) the Transferee, expressly acknowledges to the Administrative Agent, by a writing in form and substance reasonably satisfactory to the Administrative Agent, the subordination and other agreements provided for herein and in such writing agrees to be bound by all of the terms of this Agreement, including, without limitation, this Section 3, as if such Person were a Subordinated Lender.

SECTION 4.                            Senior Obligations Unconditional.  All rights and interests of the Senior Lenders hereunder, and all agreements and obligations of the Subordinated Lenders and the Subordinated Borrowers hereunder, shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

(c)                                  any exchange, release or non-perfection of any Lien in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of, or consent to departure from, any Guarantee of any of the Senior Obligations; or

(d)                                 any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Subordinated Borrower, any of its subsidiaries, any guarantor of the Senior Obligations or any other Person in respect of the Senior Obligations, or of the Subordinated Lender, any Subordinated Borrower, any of its subsidiaries, any guarantor of the Senior Obligations or any other Person in respect of this Agreement (other than payment).

SECTION 5.                            Representations and Warranties.  Each Subordinated Lender represents and warrants to the Administrative Agent, for the benefit of the Senior Lenders, that:

(a)                                 It has the power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

(b)                                 This Agreement has been duly executed and delivered by such Subordinated Lender and constitutes a legal, valid and binding obligation of such Subordinated Lender, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)                                  The execution, delivery and performance of this Agreement will not violate any provision of any material requirement of law applicable to such Subordinated Lender or of any material contractual obligation of such Subordinated Lender.

(d)                                 No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required in connection with the execution, delivery or performance of this Agreement, except for (i) such as have been obtained and are in full force and effect and (ii) such filings which the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.                            Waiver of Claims.  (a)  To the maximum extent permitted by law, each Subordinated Lender (in its capacity as such) waives any claim it might have against any Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of any Senior Lender or its directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Loan Documents or any transaction relating to the Collateral, except to the extent (x) determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Senior Lender or (y) made with respect to disputes between and among Senior Lenders (other than disputes against any Senior Lender in its capacity, or fulfilling its role as, an administrative agent or arranger (or against any other Senior Lender acting in its capacity as affiliate, officer, director or employee for such administrative agent or arranger acting in such capacity or role), or any similar role under the Loan Documents).  None of the Senior Lenders nor any of their respective directors, officers, employees, agents or Affiliates shall be liable to any Subordinated Lender (in its capacity as such) for failure to demand, collect or realize upon any of the Collateral or any Guarantee or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subordinated Borrower, any of its subsidiaries, any guarantor of the Senior Obligations, any Subordinated Lender or any other person or to take any other action whatsoever with regard to the Security Documents, including, without limitation, the Guarantee and Security Agreement, or any part thereof.

(b)                                 To the extent permitted by applicable law, each Subordinated Lender, for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Lenders to marshal assets for the benefit of such Subordinated Lender, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Collateral or enforcement of the Loan Documents.  The Senior Lenders are under no duty or obligation, and each Subordinated Lender hereby waives, to the extent permitted by applicable law, any right it may have to compel the Senior Lenders, to pursue any Subordinated Borrower, any of its subsidiaries, any guarantor or other person who may be liable for the Senior Obligations, or to enforce any Lien or security interest in any Collateral.

(c)                                  Each Subordinated Lender hereby waives, to the extent permitted by applicable law, any duty on the part of the Senior Lenders to disclose to it any fact known or hereafter known by the Senior Lenders relating to the operation or financial condition of any Subordinated Borrower, any of its subsidiaries or any guarantor of the Senior Obligations, or their respective businesses.  Each Subordinated Lender enters into this Agreement based solely upon its independent knowledge of the applicable Subordinated Borrower’s results of operations, condition (financial or otherwise) and business and the Subordinated Lender assumes full responsibility for obtaining any further or future information with respect to the applicable Subordinated Borrower, any of its subsidiaries, any guarantor of the Senior Obligations or their respective results of operations, condition (financial or otherwise) or business.

SECTION 7.                            Further Assurances.  Each Subordinated Lender and each Subordinated Borrower, at their own expense and at any time from time to time, upon the written request of the Administrative Agent shall promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining, preserving or extending the full benefits of this Agreement and of the rights, powers, remedies, benefits and interests of the Senior Lenders herein granted.

SECTION 8.                            [Reserved].

SECTION 9.                            Provisions Define Relative Rights.  This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders, on the one hand, and the Subordinated Lenders and the Subordinated Borrowers, on the other hand, and no other person shall have any right, remedy, benefit or other interest under this Agreement.

SECTION 10.                     Powers Coupled with an Interest.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are unconditionally, finally and irrevocably paid in full in cash (other than indemnification obligations and other contingent obligations not then due and payable).

SECTION 11.                     Notices.  All notices, requests and demands to or upon any party hereto shall be in writing and shall be given in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 12.                     Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 13.                     Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 14.                     Integration.  This Agreement represents the agreement of the Subordinated Borrowers, the Subordinated Lenders and the Senior Lenders with respect to the subject matter hereof and there are no promises or representations by any Subordinated Borrower, any Subordinated Lender or the Senior Lenders relative to the subject matter hereof not reflected herein.

SECTION 15.                     Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each affected Subordinated Borrower and each affected Subordinated Lender; provided that any provision of this Agreement may be waived by the Senior Lenders in a letter or agreement executed by the Required Lenders, or by the Administrative Agent with the written consent of the Required Lenders, and each affected Subordinated Lender.

(b)                                 No failure or delay of the Administrative Agent or any other Senior Lender in exercising any right, power, remedy, benefit or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, remedy, benefit or privilege, or any abandonment or discontinuance of steps to enforce such right, power, remedy, benefit or privilege, preclude any other or further exercise thereof or the exercise of any other right, power, remedy, benefit or privilege.

(c)                                  The rights and remedies of the Administrative Agent and each other Senior Lender herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies that any of them would otherwise have.

SECTION 16.                     Section Headings.  The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 17.                     Successors and Assigns.  (a)  This Agreement shall be binding upon the successors and assigns of each of the Subordinated Borrowers and each of the Subordinated Lenders and shall inure to the benefit of the Administrative Agent and each other Senior Lender and their respective successors and assigns.

(b)                                 Notwithstanding the provisions of clause (a) above, nothing herein shall be construed to limit or relieve the obligations of any Subordinated Lender pursuant to Section 3, and no Subordinated Lender shall assign its obligations hereunder to any person (except as otherwise specifically permitted under Section 3); any such assignment other than as specifically permitted under Section 3 shall be void.

SECTION 18.                     Governing Law; Jurisdiction; Consent to Service of Process.  (a)   THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH ND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)                                 Each Subordinated Lender hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or each other Senior Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Subordinated Lender or its respective properties in the courts of any jurisdiction.

(c)                                  Each Subordinated Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each Subordinated Lender hereby irrevocably consents to service of process in the manner provided for notices in Section 11.  Nothing in this Agreement, the Credit Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 19.       Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

SECTION 20.       Additional Subordinated Lenders.  Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument substantially in the form of Annex 2 attached hereto, such Subsidiary shall become a Subordinated Lender and a Subordinated Borrower hereunder with the same force and effect as if originally named as a Subordinated Lender and a Subordinated Borrower herein.  The execution and delivery of any such instrument shall not require the consent of any other Subordinated Lender or Subordinated Borrower hereunder.  The rights and obligations of each Subordinated Borrower and each Subordinated Lender herein shall remain in full force and effect notwithstanding the addition of any Subordinated Lender and Subordinated Borrower as a party to this Agreement.

SECTION 21.       Termination or Release.  (a)  This Agreement and any Subordinated Obligations created hereby shall remain in full force and effect until payment in full of the Obligations, at which time this Agreement shall terminate (other than Section 18 and Section 19 hereof, which Sections shall survive such termination); provided that such termination shall be subject in all respects to the provisions of Section 22 hereof.

(b)              A Subordinated Borrower or Subordinated Lender shall be released from its obligations hereunder upon both (i) the consummation of any transaction permitted by the Credit Agreement and permitted (if addressed therein or, otherwise, not prohibited) by the other applicable Loan Documents as a result of which such Subordinated Borrower or Subordinated Lender ceases to be a Subsidiary and (ii) in the case of a Subordinated Borrower, forgiveness or repayment of all the Subordinated Obligations of such Subordinated Borrower pursuant to the terms of this Agreement; provided that upon an occurrence decribed in clause (i) above with respect to a Subordinated Borrower and prior to the occurrence of the events required by clause (ii) above, only the Subordinated Obligations that existed on the date that such Subordinated Borrower ceased to be a Subsidiary of the Borrower shall be subject to the provisions hereof.

SECTION 22.       Reinstatement.  If any Senior Lender is required in any insolvency, dissolution, wind-up, reorganization, assignment for the benefit of creditors, liquidation or voluntary or involuntary case or proceeding, similar proceeding under a Debtor Relief Law or otherwise to turn over or otherwise pay to the estate of any Subordinated Borrower any amount paid in respect of the Senior Obligations (a “Recovery”), then such Senior Lender shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts.  In such event, if the termination referred to in Section 21 hereof shall have occurred prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

DYNEGY POWER, LLC

By:
Name:
Title:

BLACK MOUNTAIN COGEN, INC.

By:
Name:
Title:

BLUE RIDGE GENERATION LLC

By:
Name:
Title:

DYNEGY EQUIPMENT, LLC

By:
Name:
Title:

DYNEGY KENDALL ENERGY, LLC

By:
Name:
Title:

ONTELAUNEE POWER OPERATING COMPANY, LLC

By:
Name:
Title:

DYNEGY POWER GENERATION INC.

By:
Name:
Title:

SITHE ENERGIES, INC.

By:
Name:
Title:

SITHE/INDEPENDENCE LLC

By:
Name:
Title:

DYNEGY OAKLAND, LLC

By:
Name:
Title:

DYNEGY SOUTH BAY, LLC

By:
Name:
Title:

DYNEGY MORRO BAY, LLC

By:
Name:
Title:

DYNEGY MOSS LANDING, LLC

By:
Name:
Title:

CASCO BAY ENERGY COMPANY, LLC

By:
Name:
Title:

DYNEGY MARKETING AND TRADE, LLC

By:
Name:
Title:

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By:
Name:
Title:

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1 to

Affiliate Subordination Agreement

SUBORDINATED LENDERS

Dynegy Power, LLC

Black Mountain CoGen, Inc.

Blue Ridge Generation LLC

Dynegy Equipment, LLC

Dynegy Kendall Energy, LLC

Dynegy Marketing and Trade, LLC

Ontelaunee Power Operating Company, LLC

Dynegy Power Generation Inc.

Sithe Energies, Inc.

Sithe/Independence LLC

Sithe/Independence Power Partners, L.P.

Dynegy Oakland, LLC

Dynegy South Bay, LLC

Dynegy Morro Bay, LLC

Dynegy Moss Landing, LLC

Casco Bay Energy Company, LLC

Schedule 2 to

Affiliate Subordination Agreement

SUBORDINATED BORROWERS

Dynegy Power, LLC

Black Mountain CoGen, Inc.

Blue Ridge Generation LLC

Dynegy Equipment, LLC

Dynegy Kendall Energy, LLC

Dynegy Marketing and Trade, LLC

Ontelaunee Power Operating Company, LLC

Dynegy Power Generation Inc.

Sithe Energies, Inc.

Sithe/Independence LLC

Sithe/Independence Power Partners, L.P.

Dynegy Oakland, LLC

Dynegy South Bay, LLC

Dynegy Morro Bay, LLC

Dynegy Moss Landing, LLC

Casco Bay Energy Company, LLC

Annex 1 to

Affiliate Subordination Agreement

[TO BE USED FOLLOWING THE TERMINATION OF THE TERM LOAN CREDIT
 AGREEMENT]

INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Note Number:                      [    ]

Dated: [                ], 20[    ]

FOR VALUE RECEIVED, DYNEGY POWER, LLC, a Delaware limited liability company (the “Borrower”), and its Subsidiaries (collectively, the “Group Members” and each, a “Group Member”) which is a party to this intercompany subordinated demand promissory note (the “Promissory Note”) promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member  which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee.  The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Credit Agreement dated as of January 16, 2013 (as may be amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among the Borrower, DYNEGY GAS INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company, the lenders from time to time party thereto (the “Lenders”) and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), and the other banks, other financial institutions and entities party thereto from time to time.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon from time to time by the relevant Payor and Payee.  Interest shall be due and payable on the last day of each month commencing after the date hereof or at such other times as may be agreed upon from time to time by the relevant Payor and Payee.  Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable.  Interest shall be paid in lawful money of the United States of America and in immediately available funds.  Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee to the Administrative Agent, for the benefit of the Secured Parties, as security for such Payee’s obligations, if any, under the Credit Agreement and each other Loan Document to which such Payee is a party.  Each Payor acknowledges and agrees that the Administrative Agent and the other Secured Parties may exercise all the rights of the Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Notwithstanding anything contained herein to the contrary, neither the principal of nor the interest on, nor any other amounts payable in respect of, the indebtedness created or evidenced by this instrument or record shall become due or be paid or payable, except to the extent permitted under the Affiliate Subordination Agreement, dated as of [                ], 20[    ] (as may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Affiliate Subordination Agreement”), among the Subordinated Lenders (as defined in the Affiliate Subordination Agreement), the Subordinated Borrowers (as defined in the Affiliate Subordination Agreement) and the Administrative Agent, which Affiliate Subordination Agreement is incorporated herein with the same effect as if fully set forth herein.

Notwithstanding anything to the contrary contained herein, in any other agreement or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Group Member to any other Group Member and (ii) without the written consent of the Administrative Agent, shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional subsidiary, an “Additional Payor”).  Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof.  Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder.  This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

This Promissory Note may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which taken together shall constitute a single contract.  Delivery of an executed signature page to this Promissory Note by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Promissory Note.

(Signature page follows)

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

DYNEGY POWER, LLC

By:
Name:
Title:

BLACK MOUNTAIN COGEN, INC.

By:
Name:
Title:

BLUE RIDGE GENERATION LLC

By:
Name:
Title:

DYNEGY EQUIPMENT, LLC

By:
Name:
Title:

DYNEGY MARKETING AND TRADE, LLC

By:
Name:
Title:

DYNEGY KENDALL ENERGY, LLC

By:
Name:
Title:

ONTELAUNEE POWER OPERATING COMPANY, LLC

By:
Name:
Title:

DYNEGY POWER GENERATION INC.

By:
Name:
Title:

SITHE ENERGIES, INC.

By:
Name:
Title:

SITHE/INDEPENDENCE LLC

By:
Name:
Title:

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By: Sithe/Independence LLC, its General Partner

By:
Name:
Title:

DYNEGY OAKLAND, LLC

By:
Name:
Title:

DYNEGY SOUTH BAY, LLC

By:
Name:
Title:

DYNEGY MORRO BAY, LLC

By:
Name:
Title:

DYNEGY MOSS LANDING, LLC

By:
Name:
Title:

CASCO BAY ENERGY COMPANY, LLC

By:
Name:
Title:

Schedule A

TRANSACTIONS
ON
INTERCOMPANY SUBORDINATED DEMAND PROMISSORY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance This Date	Amount of Principal Paid on this Date	Outstanding Principal Balance from Payor to Payee on This Date	Notation Made By

ENDORSEMENT

Dated: [                ], 20[    ]

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to                                                                                        all of its right, title and interest in and to the Intercompany Subordinated Demand Promissory Note, dated as of [                ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Promissory Note”), made by Dynegy Power, LLC, a Delaware limited liability company, and each of its Subsidiaries or any other person that is or becomes a party thereto, and payable to the undersigned.  This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

The initial undersigned shall be the Group Members (as defined in the Promissory Note) party to the Affiliate Subordination Agreement on the date of the Promissory Note.  From time to time after the date thereof, additional subsidiaries of the Group Members shall become parties to the Promissory Note (each, an “Additional Payee”) and a signatory to this endorsement by executing a counterpart signature page to the Promissory Note and to this endorsement.  Upon delivery of such counterpart signature page to the Payors (as defined in the Promissory Note), notice of which is hereby waived by the other Payees (as defined in the Promissory Note), each Additional Payee shall be a Payee and shall be as fully a Payee under the Promissory Note and a signatory to this endorsement as if such Additional Payee were an original Payee under the Promissory Note and an original signatory hereof.  Each Payee expressly agrees that its obligations arising under the Promissory Note and hereunder shall not be affected or diminished by the addition or release of any other Payee under the Promissory Note or hereunder.  This endorsement shall be fully effective as to any Payee that is or becomes a signatory hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payee to the Promissory Note or hereunder.

(Signature page follows)

DYNEGY POWER, LLC

By:
Name:
Title:

BLACK MOUNTAIN COGEN, INC.

By:
Name:
Title:

BLUE RIDGE GENERATION LLC

By:
Name:
Title:

DYNEGY EQUIPMENT, LLC

By:
Name:
Title:

DYNEGY KENDALL ENERGY, LLC

By:
Name:
Title:

ONTELAUNEE POWER OPERATING COMPANY, LLC

By:
Name:
Title:

DYNEGY POWER GENERATION INC.

By:
Name:
Title:

SITHE ENERGIES, INC.

By:
Name:
Title:

SITHE/INDEPENDENCE LLC

By:
Name:
Title:

DYNEGY OAKLAND, LLC

By:
Name:
Title:

DYNEGY SOUTH BAY, LLC

By:
Name:
Title:

DYNEGY MORRO BAY, LLC

By:
Name:
Title:

DYNEGY MOSS LANDING, LLC

By:
Name:
Title:

CASCO BAY ENERGY COMPANY, LLC

By:
Name:
Title:

DYNEGY MARKETING AND TRADE, LLC

By:
Name:
Title:

SITHE/INDEPENDENCE POWER PARTNERS, L.P.

By:
Name:
Title:

Annex 2 to the

Affiliate Subordination Agreement

SUPPLEMENT NO. [    ] dated as of [                ], 20[    ] (this “Supplement”), to the Affiliate Subordination Agreement dated as of [                ], 20[    ] (the “Affiliate Subordination Agreement”), among the subordinated lenders named therein (the “Subordinated Lenders”), the subordinated borrowers named therein (the “Subordinated Borrowers”) and Royal Bank of Canada, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Senior Lenders.

A.                                    Reference is made to the Affiliate Subordination Agreement.

B.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Affiliate Subordination Agreement.

C.                                    Each of the Subordinated Lenders and each of the Subordinated Borrowers have entered into the Affiliate Subordination Agreement in order to induce the Senior Lenders to make Revolving Loans and other extensions of credit under the Credit Agreement.  Section 20 of the Affiliate Subordination Agreement provides that subsidiaries of the Borrower may become Subordinated Lenders and Subordinated Borrowers under the Affiliate Subordination Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subordinated Party”) is executing this Supplement to become a Subordinated Lender and a Subordinated Borrower under the Affiliate Subordination Agreement in accordance with the terms of the Credit Agreement as consideration for Revolving Loans previously made or issued under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subordinated Party agree as follows:

SECTION 1.                            In accordance with Section 20 of the Affiliate Subordination Agreement, the New Subordinated Party by its signature below becomes a Subordinated Lender and a Subordinated Borrower under the Affiliate Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Lender and a Subordinated Borrower and the New Subordinated Party hereby (a) agrees to all the terms and provisions of the Affiliate Subordination Agreement applicable to it as a Subordinated Lender and a Subordinated Borrower thereunder and (b) represents and warrants that the representations and warranties made by it as a Subordinated Lender and a Subordinated Borrower thereunder are true and correct in all material respects, except that such materiality qualifier shall not be applicable to any representation that is already qualified by materiality, on and as of the date hereof except for representations and warranties which by their terms refer to a specific date, which representations and warranties were true and correct on such specific date.  Each reference to a “Subordinated Lender” or a “Subordinated Borrower” in the Affiliate Subordination Agreement shall be deemed to include the New Subordinated Party.  The Affiliate Subordination Agreement is hereby incorporated herein by reference.

SECTION 2.                            The New Subordinated Party represents and warrants to the Administrative Agent and the other Senior Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 3.                            This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement by facsimile (or other electronic) transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.  This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Party and the Administrative Agent.

SECTION 4.                            Except as expressly supplemented hereby, the Affiliate Subordination Agreement shall remain in full force and effect.

SECTION 5.                            THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.                            In the event that any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Affiliate Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All communications and notices hereunder shall be in writing and given as provided in Section 11 of the Affiliate Subordination Agreement.  All communications and notices hereunder to the New Subordinated Party shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

SECTION 8.                            The New Subordinated Party shall reimburse and indemnify the Administrative Agent and each other Senior Lender in the manner provided in Section 9.05 of the Credit Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the New Subordinated Party and the Administrative Agent have duly executed this Supplement to the Affiliate Subordination Agreement as of the day and year first above written.

[NAME OF NEW SUBORDINATED PARTY],
as New Subordinated Party

By:
Name:
Title:

ROYAL BANK OF CANADA, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit H

to Credit Agreement

* FORM OF LOCAL COUNSEL OPINION

(See Execution Version)

[* Exhibit H was not prepared by the parties in connection with transaction, and therefore the Exhibit is not included in the Current Report on Form 8-K filed on January 16, 2013]

H-1

Exhibit I

to Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

of

DYNEGY POWER, LLC

The undersigned hereby certifies that he or she is the Financial Officer of Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), and certifies on behalf of the Borrower, and not in his or her individual capacity, as follows:

I have reviewed the terms of the Credit Agreement dated as of January 16, 2013 (as may be amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), among the Borrower, DYNEGY GAS INVESTMENTS HOLDINGS, LLC, a Delaware limited liability company, the lenders from time to time party thereto (the “Lenders”) and ROYAL BANK OF CANADA, as administrative agent for the Lenders (in such capacity, including any successor thereto, the “Administrative Agent”), and the other banks, other financial institutions and entities party thereto from time to time, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

Section references in this Compliance Certificate (this “Compliance Certificate”) relate to the Credit Agreement unless stated otherwise.  In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

The examinations described in the second paragraph above did not disclose the existence of any condition or event which constitutes an Event of Default or Default as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, specifying the nature and extent thereof and the corrective action taken or proposed to be taken with respect thereto by the Borrower.

This Compliance Certificate is delivered in accordance with Section 5.04(c) of the Credit Agreement.  This Compliance Certificate is delivered for the fiscal [quarter][year] (the “Test Period”) ended [          ], 20[    ] (the “Test Date”).  Computations indicating compliance with respect to the covenants in Section 6.10 and, if required to be tested, 6.17 and 6.18 of the Credit Agreement are set forth at Section 1 of Annex A.  Computations showing the Borrower’s reasonable determination of the net mark-to-market position for the Interest Rate/Currency Hedging Agreements and Eligible Commodity Hedging Agreements, in each case secured by Liens permitted pursuant to Section 6.02(k) of the Credit Agreement, then outstanding for each counterparty are set forth at Section 2 of Annex A.

(Signature page follows)

The foregoing certifications, together with the computations set forth in Annex A hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of [          ], 20[    ] pursuant to Section 5.04(c) of the Credit Agreement.

DYNEGY POWER, LLC

By:
Name:
Title: Chief Financial Officer

Annex A

to Compliance Certificate

FOR THE FISCAL QUARTER ENDING [                ], 2013.

1.             Financial Covenants:

(a) Section 6.10 — Maximum Capital Expenditures.  The aggregate amount of Capital Expenditures made by the Loan Parties for the fiscal year to date is $                        .

Capital Expenditures for the fiscal year to date were computed as follows:

[Attach detailed calculation]

The maximum aggregate Capital Expenditures for fiscal year 2013 is:	$

In compliance	[YES][NO]

(b) Section 6.17 — Total Leverage Ratio.  Beginning with the first Test Period on June 30, 2013, the Total Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the Test Period was [        ]:1.00.

The Total Leverage Ratio was computed as follows:

[Attach detailed calculation]

The maximum Total Leverage Ratio for the Test Period ended Quarter 2013 is:	[ ]:1.00

In compliance	[YES][NO]

(c) Section 6.18 — Interest Coverage Ratio.  Beginning with the first Test Period on June 30, 2013, the Interest Coverage Ratio of the Borrower and its Subsidiaries as of the last day of the Test Period was [        ]:1.00.

The Interest Coverage Ratio was computed as follows:

[Attach detailed calculation]

The minimum Interest Coverage Ratio for the Test Period ended Quarter 2013 is:	[ ]:1.00

In compliance	[YES][NO]

2.             Interest Rate/Currency Hedging Agreements and Eligible Commodity Hedging Agreements.

[Attach detailed description]

Exhibit J-1

to Credit Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Letterhead of Non-U.S. Lender]

Date: [                     ,         ]

Royal Bank of Canada,

as Administrative Agent

Attention: [                  ]

Phone: [                    ]

Facsimile: [                    ]

Email: [                    ]

Dynegy Power, LLC

Email:

Re:  Dynegy Power, LLC — Non-U.S. Lender Certificate

Ladies and Gentlemen:

This U.S. Tax Compliance Certificate is delivered to you pursuant to Section 2.20(e) of the Credit Agreement, dated as of January 16, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), Dynegy Gas Investments Holdings, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, Royal Bank of Canada, as administrative agent, and RBC Capital Markets, Barclays Bank PLC, Citigroup Global Markets, Inc., Deutsche Bank Securities, Goldman Sachs Bank USA and UBS Securities LLC, as Joint Bookrunners and Joint Lead Arrangers as Joint Bookrunners and Joint Lead Arrangers.  Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

J-1-1

[Insert name of applicable Lender] (“Non-U.S. Lender”) is providing this U.S. Tax Compliance Certificate pursuant to Section 2.20(e) of the Credit Agreement.  Non-U.S. Lender hereby represents and warrants that:

1.             Non-U.S. Lender is the sole record and beneficial owner of the Loans in respect of which it is providing this U.S. Tax Compliance Certificate.  Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

2.             Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; and

3.             Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this U.S. Tax Compliance Certificate as of the date first written above.

[INSERT NAME OF NON-U.S. LENDER]

By:
Name:
Title:

J-1-2

Exhibit J-2

to Credit Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

[Letterhead of Non-U.S. Participant]

Date: [                     ,         ]

Royal Bank of Canada,

as Administrative Agent

Attention: [                  ]

Phone: [                    ]

Facsimile: [                    ]

Email: [                    ]

Dynegy Power, LLC

Email:

Re:          Dynegy Power, LLC — Non-U.S. Participant Certificate

Ladies and Gentlemen:

This U.S. Tax Compliance Certificate is delivered to you pursuant to Section 2.20(e) of the Credit Agreement, dated as of January 16, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), Dynegy Gas Investments Holdings, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, Royal Bank of Canada, as administrative agent, and RBC Capital Markets, Barclays Bank PLC, Citigroup Global Markets, Inc., Deutsche Bank Securities, Goldman Sachs Bank USA and UBS Securities LLC, as Joint Bookrunners and Joint Lead Arrangers as Joint Bookrunners and Joint Lead Arrangers.  Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

J-2-1

[Insert name of applicable Participant] (“Non-U.S. Participant”) is providing this U.S. Tax Compliance Certificate pursuant to Section 2.20(e) of the Credit Agreement.  Non-U.S. Participant hereby represents and warrants that:

1.             Non-U.S. Participant is the sole record and beneficial owner of the participation in respect of which it is providing this U.S. Tax Compliance Certificate.  Non-U.S. Participant is not a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

2.             Non-U.S. Participant is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; and

3.             Non-U.S. Participant is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this U.S. Tax Compliance Certificate as of the date first written above.

[INSERT NAME OF NON-U.S. PARTICIPANT]

By:
Name:
Title:

J-2-2

Exhibit J-3

to Credit Agreement

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

[Letterhead of Non-U.S. Participant]

Date: [                     ,         ]

Royal Bank of Canada,

as Administrative Agent

Attention: [                  ]

Phone: [                    ]

Facsimile: [                    ]

Email: [                    ]

Dynegy Power, LLC

Email:

Re:          Dynegy Power, LLC — Non-U.S. Participant Certificate

Ladies and Gentlemen:

This U.S. Tax Compliance Certificate is delivered to you pursuant to Section 2.20(e) of the Credit Agreement, dated as of January 16, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), Dynegy Gas Investments Holdings, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, Royal Bank of Canada, as administrative agent, and RBC Capital Markets, Barclays Bank PLC, Citigroup Global Markets, Inc., Deutsche Bank Securities, Goldman Sachs Bank USA and UBS Securities LLC, as Joint Bookrunners and Joint Lead Arrangers as Joint Bookrunners and Joint Lead Arrangers.  Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

J-3-1

[Insert name of applicable Participant] (“Non-U.S. Participant”) is providing this U.S. Tax Compliance Certificate pursuant to Section 2.20(e) of the Credit Agreement.  Non-U.S. Participant hereby represents and warrants that:

1.             Non-U.S. Participant is the sole record owner of the participation in respect of which it is providing this U.S. Tax Compliance Certificate and its partners/members are the sole beneficial owners of such participation.  Neither Non-U.S. Participant nor any of its partners/members is a “bank” for purposes of Section 871(h) or 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

2.             None of the partners/members of Non-U.S. Participant is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; and

3.             None of the partners/members of Non-U.S. Participant is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this U.S. Tax Compliance Certificate as of the date first written above.

[INSERT NAME OF NON-U.S. PARTICIPANT]

By:
Name:
Title:

J-3-2

Exhibit J-4

to Credit Agreement

U.S. TAX COMPLIANCE CERTIFICATE

 (For Non-U.S. Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

[Letterhead of Non-U.S. Lender]

Date: [                     ,         ]

Royal Bank of Canada,

as Administrative Agent

Attention: [                  ]

Phone: [                    ]

Facsimile: [                    ]

Email: [                    ]

Dynegy Power, LLC

Email:

Re:          Dynegy Power, LLC — Non-U.S. Lender Certificate

Ladies and Gentlemen:

This U.S. Tax Compliance Certificate is delivered to you pursuant to Section 2.20(e) of the Credit Agreement, dated as of January 16, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), Dynegy Gas Investments Holdings, LLC, a Delaware limited liability company, the Lenders party thereto from time to time, Royal Bank of Canada, as administrative agent, and RBC Capital Markets, Barclays Bank PLC, Citigroup Global Markets, Inc., Deutsche Bank Securities, Goldman Sachs Bank USA and UBS Securities LLC, as Joint Bookrunners and Joint Lead Arrangers as Joint Bookrunners and Joint Lead Arrangers.  Unless otherwise defined herein, capitalized terms used herein have the meanings provided in the Credit Agreement.

J-4-1

[Insert name of applicable Lender] (“Non-U.S. Lender”) is providing this U.S. Tax Compliance Certificate pursuant to Section 2.20(e) of the Credit Agreement.  Non-U.S. Lender hereby represents and warrants that:

1.             Non-U.S. Lender is the sole record owner of the Loans in respect of which it is providing this U.S. Tax Compliance Certificate and its partners/members are the sole beneficial owners of such Loans.  Neither Non-U.S. Lender nor any of its partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”);

2.             None of the partners/members of Non-U.S. Lender is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code; and

3.             None of the partners/members of Non-U.S. Lender is a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this U.S. Tax Compliance Certificate as of the date first written above.

[INSERT NAME OF NON-U.S. LENDER]

By:
Name:
Title:

J-4-2

Exhibit L

to Credit Agreement

FORM OF SOLVENCY CERTIFICATE

of

DYNEGY POWER, LLC

This solvency certificate (this “Solvency Certificate”) is dated as of [        ], 201 , and is provided pursuant to Section 4.01(f) of the Revolving Credit Agreement, dated as of January 16, 2013, among Dynegy Power, LLC, a Delaware limited liability company (the “Borrower”), Dynegy Gas Investments Holdings, LLC, a Delaware limited liability company, the lenders from time to time party thereto, Royal Bank of Canada as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and the other parties thereto (as amended, restated, replaced, refinanced, supplemented or otherwise modified or waived from time to time, the “Credit Agreement;” capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement).  The undersigned hereby certifies, to the best of his knowledge, as follows:

1.              I am the Financial Officer of the Borrower;

2.              for purposes of this certificate, the terms below shall have the following definitions:

a.  “Contingent Liabilities” means, with respect to any Loan Party, liabilities of such Loan Party arising from foreseeable events that might occur while such Loan Party remains a going concern; for purposes of this definition, the amount of any Contingent Liabilities at any time shall be computed as the amount that, in light of all  of  the  facts  and  circumstances  existing  at  such  time,  can  reasonably  be expected to become an actual or matured liability (irrespective of whether such Contingent Liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5);

b.  “Fair Valuation” means, with respect to any assets, the fair market price of such assets that could be obtained if sold in a prudent manner within a reasonable period of time;

c.  “Present Fair Salable Value” means, with respect to the assets of any Loan Party, the amount that could be obtained if all such assets are sold with reasonable promptness in an existing (not theoretical) market;

d.  “Unreasonably  Small  Capital”  means,  with  respect  to  any  Loan  Party,  the inability to generate sufficient cash or obtain sufficient cash from reasonably anticipated sources of operating funds to enable such Loan Party to continue to operate its business as a going concern, including a reasonable cushion of cash (or cash from reasonably anticipated sources of operating funds) to enable such Loan Party to continue to operate its business as a going concern (as such term is determined in accordance with GAAP) in the event of adverse changes in macroeconomic conditions or conditions in such Loan Party’s industry that could reasonably be expected to occur in the course of the business cycle;

3.              I acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of any Revolving Loans under the Credit Agreement on the Closing Date;

4.              I have  reviewed  the  terms  of Articles  III  and IV  of  the  Credit  Agreement  and  the definitions and provisions contained in the Credit Agreement relating thereto and such other documents as I have deemed relevant and the contents of this Solvency Certificate, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein;

5.              based upon my review and examination described in paragraph 4 above, I certify that and as of the date hereof, immediately following the making of the requested Revolving Loans and after giving effect to the application of the proceeds of such Revolving Loans:

a.               the Fair Valuation of the assets of each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis, at a Fair Valuation, will exceed their respective debts and liabilities, whether subordinated, Contingent Liabilities or otherwise;

b.              the Present Fair Saleable Value of the property of each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of their respective debts and other liabilities, whether subordinated, Contingent Liabilities or otherwise, as such debts and other liabilities become absolute and matured;

c.               each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis will be able to pay their respective debts and liabilities, whether subordinated, Contingent Liabilities or otherwise, as such debts and liabilities become absolute and matured;

d.              each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis will not have Unreasonably Small Capital with which to conduct the respective businesses in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date;

e.               each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis has generally been paying their respective debts and liabilities, whether subordinated, Contingent Liabilities or otherwise, as such debts and liabilities become due; and

f.                each of the (i) Borrower individually and (ii) Loan Parties on a consolidated basis is not “insolvent” within the meaning given that term and similar terms under applicable Debtor Relief Laws and other applicable laws relating to fraudulent transfers and conveyances.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the date first stated above.

DYNEGY POWER, LLC

By:
Name:
Title: